UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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INTUIT INC.
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INTUIT INC.
2700 Coast Avenue
Mountain View, CA 94043
NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend our 2014 Annual Meeting of Stockholders, which will be held at 8:00 a.m. Pacific Standard Time on January 23, 2014 at our offices at 2750 Coast Avenue, Building 6, Mountain View, California 94043. We will also offer a webcast of the annual meeting at http://investors.intuit.com.
We are holding the meeting for the following purposes:
1. To elect the nine directors nominated by the Board of Directors and named in the proxy statement to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014;
3. To approve the Amended and Restated 2005 Equity Incentive Plan to (1) extend the term of the plan for an additional nine years; (2) increase the share reserve by an additional 19,000,000 shares; and (3) amend certain terms of the 2005 Equity Incentive Plan;
4. To hold an advisory vote to approve executive compensation; and
5. To consider any other matters that may properly be brought before the annual meeting and any postponement(s) or adjournment(s) thereof.
Items 1 through 4 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly presented at the annual meeting.
Only stockholders who owned our stock at the close of business on November 25, 2013 may vote at the annual meeting, or at any adjournment or postponement of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders eligible to vote at the annual meeting will be available for review during our regular business hours at our headquarters at 2700 Coast Avenue, Mountain View, California 94043. If you would like to view the stockholder list, please call Intuit Investor Relations at (650) 944-3560 to schedule an appointment.
Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. We believe it is convenient for our stockholders, while significantly lowering the cost of our annual meeting and conserving natural resources.
Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to Be Held on January 23, 2014. The proxy statement is available electronically at http://investors.intuit.com/financial-information/proxy-statements/default.aspx and Intuit's Annual Report on Form 10-K for fiscal year ended July 31, 2013 is available electronically at http://investors.intuit.com/financial-information/annual-reports/default.aspx.

By order of the Board of Directors,

Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary
Mountain View, California
November 27, 2013

INTUIT INC.
PROXY STATEMENT 2014 ANNUAL MEETING OF STOCKHOLDERS

Page
PROPOSAL NO. 1 – ELECTION OF DIRECTORS	58
PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58
PROPOSAL NO. 3 – APPROVAL OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN	59
PROPOSAL NO. 4 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	68
APPENDIX A	A-1
Supplemental Information for the 2014 Proxy Summary and Compensation Discussion and Analysis — Information Regarding Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures
A-1
APPENDIX B	B-1
Amended and Restated 2005 Equity Incentive Plan	B-1

2014 PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of the Stockholders

Time and Date	Thursday, January 23, 2014 at 8:00 a.m. Pacific Standard Time
Place	Intuit's offices at 2750 Coast Avenue, Building 6, Mountain View, California 94043
Record Date	November 25, 2013
Voting
Stockholders of Intuit as of the record date are entitled to vote. Each share of Intuit common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda

1.	Election of nine directors

2.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014

3.	Approval of the Amended and Restated 2005 Equity Incentive Plan

4.	Advisory vote to approve executive compensation

5.	Consideration of other matters that may properly come before the meeting

Intuit's Board of Directors (the “Board”) recommends that you vote FOR the election of each of the director nominees and FOR Proposals 2, 3 and 4.

Board Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

						Committee Memberships
Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	AC	ARC	CODC	NGC	Other Public Company Boards
Christopher W. Brody	69	1993	Chairman, Vantage Partners LLC	Leadership, Finance, Industry	X			X	C
William V. Campbell	73	1994	Chairman of the Board of Directors, Intuit Inc.	Leadership, Industry						Apple, Inc.; GSV Capital Corp.
Scott D. Cook	61	1984	Founder and Chairman of the Executive Committee, Intuit Inc.	Leadership, Industry						eBay Inc.; The Procter & Gamble Company
Diane B. Greene	58	2006	Former President and Chief Executive Officer, VMware, Inc.	Leadership, Industry	X		X		X	Google, Inc.
Edward A. Kangas	69	2007	Non-Employee Chairman, Tenet Healthcare	Industry, Global, Leadership	X	X		C	X	Tenet Healthcare; Hovnanian Enterprises, Inc.; United Technologies Corporation; IntelSat

						Committee Memberships
Name	Age	Director Since	Occupation	Experience/ Qualification	Independent	AC	ARC	CODC	NGC	Other Public Company Boards
Suzanne Nora Johnson	56	2007	Former Vice-Chairman, The Goldman Sachs Group	Leadership, Industry, Finance, Global	X	C	X			American International Group, Inc.; Pfizer Inc.; VISA Inc.
Dennis D. Powell	65	2004	Former Chief Financial Officer, Cisco Systems, Inc.	Leadership, Industry, Finance	X	X	C			Applied Materials, Inc.; VMware, Inc.
Brad D. Smith	49	2008	President and Chief Executive Officer, Intuit Inc.	Leadership, Industry						Nordstrom, Inc.
Jeff Weiner	43	2012	Chief Executive Officer, LinkedIn Corporation	Leadership, Industry	X			X		LinkedIn Corporation
________________________________________________________

AC	Acquisition Committee
ARC	Audit and Risk Committee
CODC	Compensation and Organizational Development Committee
NGC	Nominating and Governance Committee
C	Chair
Attendance	All director nominees, all of whom are current directors, attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she sits.

Auditors

As a matter of good corporate governance, we are asking stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014.

2005 Equity Incentive Plan

We are asking stockholders to approve the Amended and Restated 2005 Equity Incentive Plan (the "Plan") to (1) extend the term of the Plan for an additional nine years; (2) increase the share reserve by an additional 19,000,000 shares; and (3) amend certain terms of the 2005 Equity Incentive Plan, as described more fully on page 59.

Executive Compensation Advisory Vote

For the fourth year, our stockholders have the opportunity to cast a non-binding, advisory vote to approve our executive compensation program. Last year, stockholders supported the policies, practices and philosophy of our compensation program, with 92% of votes cast in favor of the proposal. In evaluating this year's “say on pay” proposal, we recommend that you review our “Compensation Discussion and Analysis,” which explains how and why the Compensation and Organizational Development Committee of our Board arrived at its compensation actions and decisions for fiscal year 2013, along with our “Summary Compensation Table” and the related compensation tables, notes and narrative in this proxy statement. The Board recommends a FOR vote because the Board believes that our compensation programs' policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Fiscal 2013 Compensation Decisions

Intuit is strongly committed to pay for performance. To that end, our executive compensation programs are designed to reward both short- and long-term profitable growth. Our short-term performance-based compensation is in the form of annual cash bonuses, which are based upon achievement of annual corporate operating goals and individual performance. Our long-term compensation program for senior executive officers is primarily in the form of performance-based restricted stock units the vesting of which is tied to the achievement of three-year corporate operating performance goals and three-year relative total shareholder return ("TSR") compared with a peer group of similar companies.
Intuit delivered relatively strong financial results for fiscal 2013, achieving revenue growth of 10%, non-GAAP operating income growth of 8% and non-GAAP earnings per share ("EPS") growth of 11% and a TSR of 11% in fiscal 2013.  However, certain business units, including the Consumer Tax Group, fell short of expectations. As a result of not meeting the Company's aggressive growth targets, and consistent with the Company's pay for performance philosophy, cash compensation for all but one of the Named Executive Officers decreased from fiscal 2012 to fiscal 2013 and only one Named Executive Officer received a salary increase in fiscal 2013.  In addition, the performance-based RSUs that were granted in fiscal 2010 and vested in fiscal 2013 for the Named Executive Officers based on results from fiscal 2011 through fiscal 2013 were earned at substantially below the target amounts during a time period when Intuit continued to achieve revenue and operating income growth and a three-year TSR with a compound annual growth rate of 18%, which reflects the aggressive performance goals set by the Company. For the performance-based RSUs granted in fiscal 2013, Intuit maintained this practice of setting aggressive performance targets, while also increasing the grant date fair value of the equity awards from fiscal 2012 to fiscal 2013. The Company believes that its experienced leadership team is poised to deliver sustained long-term growth and that increasing the grant date fair value of the equity awards helps to ensure long-term retention and to incentivize these leaders to focus on achieving the Company's aggressive growth targets.

Compensation Practices

Intuit employs a number of practices that reflect our pay-for-performance compensation philosophy, including:

•
the majority of our senior executive officer compensation is in the form of performance-based incentives, and 70% of equity incentive value is granted in the form of performance-based RSUs, which use a variety of measures, including performance versus three-year operating goals that reflect our strategic plan and relative total shareholder return compared to a peer group;

•	we do not provide special retirement benefits designed solely for executive officers;

•	we do not provide any excise tax “gross-up” payments if a severance payment is considered an excess parachute payment under U.S. tax laws;

•	we do not provide perquisites or other executive benefits based solely on rank;

•	we prohibit directors and executive officers from pledging Intuit stock and engaging in hedging transactions involving Intuit stock;

•	we have “clawback” provisions for performance-based equity awards; and

•
we have stock ownership guidelines for executive officers at the senior vice president level and above and non-employee directors, with the CEO guideline set at six times salary, the senior vice president level and above guideline set at one and a half times salary, and non-employee director guideline set at five times retainer.

Fiscal 2013 Compensation Summary

Set forth below is the fiscal year 2013 compensation for each named executive officer as determined under the Securities and Exchange Commission rules. See the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement for a full explanation of each named executive officer's compensation.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brad D. Smith President and Chief Executive Officer	1,000,000	—	8,759,665	1,571,454	1,120,000	12,559	12,463,678
R. Neil Williams Senior Vice President and Chief Financial Officer	700,000	—	3,361,037	597,040	420,000	15,040	5,093,117
Kiran M. Patel Executive Vice President and General Manager, Small Business Group	800,000	—	—	—	1,440,000	16,151	2,256,151
Laura A. Fennell Senior Vice President, General Counsel and Corporate Secretary	535,000	—	2,532,760	444,964	278,200	13,494	3,804,418
Daniel R. Maurer Senior Vice President and General Manager, Consumer Group	620,000	—	2,543,816	444,964	372,000	14,227	3,995,007

2015 Annual Meeting

Deadline for stockholder proposals or director nominees for inclusion in the proxy statement:	July 30, 2014
Deadline for director nominees or other stockholder proposals to be properly brought at annual meeting (but not included in the proxy statement):	No earlier than the close of business on October 10, 2014 and no later than November 9, 2014

INTUIT INC.
2700 Coast Avenue
Mountain View, CA 94043

PROXY STATEMENT FOR THE
2014 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES
Date, Time and Place of Meeting
Intuit Inc.’s (“Intuit” or the “Company”) Board of Directors (the “Board”) is asking for your proxy for use at the Intuit Inc. 2014 Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or postponement of the Meeting for the purposes set forth in the accompanying Notice of 2014 Annual Meeting of Stockholders. We are holding the Meeting on Thursday, January 23, 2014 at 8:00 a.m. Pacific Standard Time at our offices at 2750 Coast Avenue, Building 6, Mountain View, California 94043. We have first released this proxy statement to Intuit stockholders beginning on November 27, 2013.
Webcast of Meeting
If you are not able to attend the meeting in person, you may join a live webcast of the Meeting on the Internet by visiting http://investors.intuit.com on Thursday, January 23, 2014 at 8:00 a.m. Pacific Standard Time.
Proposals at the Meeting
There are four proposals scheduled to be voted on at the Meeting:

•	to elect nine directors nominated by the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

•	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014;

•	to approve the Amended and Restated 2005 Equity Incentive Plan; and

•	to hold an advisory vote to approve executive compensation.
We will also consider any other matters that may properly be brought before the Meeting and any postponement(s) or adjournment(s) thereof.
Internet Availability of Proxy Materials
We are pleased to continue to furnish proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Meeting. We anticipate that the Notice of Internet Availability will be mailed to stockholders on or about November 27, 2013.
Record Date, Outstanding Shares and Quorum
Only holders of record of Intuit common stock at the close of business on November 25, 2013 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had approximately 284,902,568 shares of common stock outstanding and entitled to vote. We need a quorum to take action at the Meeting. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the Meeting, either in person or by proxy.
If by the date of the Meeting we do not receive proxies representing sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights
Holders of our common stock are entitled to one vote for each share they owned on the Record Date. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate “for” and “against” votes, abstentions and broker non-votes for each proposal.
Stockholder of Record or Beneficial Owner
Stockholder of Record (Record Holder).  If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by Intuit. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.
Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal 2 (ratifying the selection of our independent registered public accounting firm) is considered a routine matter. Proposals 1 (election of directors), 3 (approving the Amended and Restated 2005 Equity Incentive Plan) and 4 (advisory vote to approve executive compensation) are not considered routine matters, and without your instruction, your broker cannot vote your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Voting and Revoking Proxies
The Board is soliciting proxies to vote your shares at the Meeting. All stockholders of record have three options for submitting their vote prior to the Meeting:

•	via the Internet at www.proxyvote.com (as described in the Notice of Internet Availability);

•	by phone (your Notice of Internet Availability provides information on how to access your proxy card, which contains instructions on how to vote by telephone); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability.
We encourage you to register your vote via the Internet.  If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted — whether via the Internet, by phone or by mail — will be superseded by the vote that you cast at the Meeting. If you properly submit your proxy, via the Internet, by phone or by mail, and do not revoke it prior to the Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct.
If you sign and return your proxy card but do not give any instructions on how you would like to vote your shares, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2, 3 and 4. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.
If you are a beneficial owner of shares held in “street name” through a brokerage firm, bank, broker-dealer, or other similar organization, you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting. If you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares.
Whether you submit your proxy via the Internet, by phone or by mail, you may revoke it at any time before voting takes place at the Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to: Laura A. Fennell, Corporate Secretary, at Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850. You may also revoke a proxy by submitting a later-dated vote, in person at the Meeting or via the Internet, by phone or by mail. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Votes Required to Elect Directors and Adopt Proposals
Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the nine director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each director who is standing for election at the Meeting has tendered a contingent, irrevocable resignation from the Board that will become effective only if the director fails to receive the required majority vote. In that event, the Nominating and Governance Committee of the Board will make a recommendation to the Board whether to accept or reject the resignation, or whether some other action should be taken. The Board will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days after the date of the certification of the election results. Approval of each of the other proposals on the agenda requires the affirmative vote of the majority of the shares of common stock entitled to vote on the proposal that are present in person or represented by proxy at the Meeting and are voted “for” or “against” the proposal.
Abstentions and Broker Non-Votes
Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “for” or “against” a Director nominee or the other proposals. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast on these proposals.
If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. As noted above, only Proposal 2 (ratifying the selection of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum, but they will not be counted for the purpose of determining the number of votes cast on the proposals.
Soliciting Proxies
Intuit will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Intuit and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. We have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree a fee of $10,000 plus their expenses, which we estimate will be approximately $8,000. We will ask brokers, custodians, nominees and other record holders to prepare and send a Notice of Internet Availability of Proxy Materials to people or entities for whom they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies.
Voting Results
The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K that we expect to file within four business days of the Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K to disclose the final voting results.
Delivery of Voting Materials to Stockholders Sharing an Address
To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability, Annual Report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.
How to Obtain a Separate Set of Voting Materials
If you received a householded mailing this year, and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or call

(650) 944-3560 and we will deliver these materials to you promptly upon such written or oral request. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call (800) 542-1061 or send a written request to Investor Relations at the above address.
Annual Report on Form 10-K and Additional Materials
The Notice of 2014 Annual Meeting of Stockholders, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2013 have been made available to all stockholders entitled to vote at the Meeting and who received the Notice of Internet Availability. The Annual Report on Form 10-K can also be viewed at http://investors.intuit.com/financial-information/annual-reports/default.aspx.
Paper copies of our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended July 31, 2013 may be obtained without charge by writing to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or by calling (650) 944-3560.
OUR BOARD OF DIRECTORS AND NOMINEES
Our Board currently consists of nine directors, all of whom are standing for election. The nominees for election include six independent directors, as defined in the applicable rules for companies traded on the NASDAQ Global Select Market (NASDAQ) and three directors who are employees of Intuit. Stockholders elect all directors annually. The authorized number of directors is currently nine.
Directors Standing for Election
Each of the incumbent directors listed below has been nominated for election by the Board upon recommendation by the Nominating and Governance Committee and has agreed to stand for election to a one-year term. Information concerning the nominees for director is provided below.
Christopher W. Brody (Age 69)
Chairman, Vantage Partners LLC

Mr. Brody has been an Intuit director since 1993 and is a member of the Compensation and Organizational Development Committee and Chairman of the Nominating and Governance Committee. Mr. Brody has been chairman of Vantage Partners LLC, a private investment firm that he founded, since 1999. From 1970 to 1998 Mr. Brody was a partner of Warburg, Pincus & Co., a venture capital and private equity investment firm. Over the past 30 years, Mr. Brody has served on the boards of over 15 public and private companies in a number of different industries. Currently, Mr. Brody serves as a director of several private companies. Mr. Brody holds a Bachelor of Arts in English Literature from Harvard College and a Master in Business Administration from Harvard Business School. The Board believes that Mr. Brody should be re-elected to the Board because of his experience and knowledge of corporate finance, strategic planning and general management; his experience and knowledge of operational matters gained as a past and present director of several other public and private companies; his experience in building high-growth businesses; and his knowledge of Intuit, its markets and operations, which has developed over his tenure as a director of Intuit.
William V. Campbell (Age 73)
Chairman of the Board of Directors, Intuit Inc.

Mr. Campbell has been an Intuit director since 1994. He served as Intuit's President and Chief Executive Officer from April 1994 through July 1998. He has served as Chairman of the Board since August 1998 and was Acting Chief Executive Officer from September 1999 until January 2000. Mr. Campbell has been a member of the board of directors of Apple, Inc. since 1997, where he serves on the Audit Committee and chairs the Nominating Committee, and he has been a member of the Board of Directors of GSV Capital Corp. since 2012. In addition to Mr. Campbell's public company leadership experience, he serves as the Chair of the Board of Trustees of Columbia University. Mr. Campbell holds a Bachelor of Arts in Economics and a Masters of Science from Columbia University. The Board believes that Mr. Campbell should be re-elected to the Board because of his professional experience managing and advising innovative high growth companies; his leadership throughout the technology industry; and his understanding of Intuit, its strategy, markets, operations and management.

Scott D. Cook (Age 61)
Founder and Chairman of the Executive Committee, Intuit Inc.

Mr. Cook has been an Intuit director since 1984. A co-founder of Intuit, Mr. Cook served as Intuit's President and Chief Executive Officer from 1984 to 1994 and served as Chairman of the Board from 1993 to 1998. Mr. Cook has been a director of eBay Inc. since 1998 where he is a member of the Corporate Governance and Nominating Committee. Mr. Cook has been a director of The Procter & Gamble Company since 2000 where he chairs the Innovation & Technology Committee and is a member of the Compensation & Leadership Development Committee. Mr. Cook holds a Bachelor of Arts in Economics and Mathematics from the University of Southern California and a Master in Business Administration from Harvard Business School. The Board believes that Mr. Cook should be re-elected to the Board because of his experience as an entrepreneur and corporate executive; his knowledge of Intuit's operations, markets, management and strategy; his role in guiding and fostering innovation; and his experience as a Board member of other large consumer-focused companies.
Diane B. Greene (Age 58)
Former President and Chief Executive Officer, VMware, Inc.

Ms. Greene has been an Intuit director since 2006 and is a member of the Audit and Risk Committee and the
Nominating and Governance Committee. Ms. Greene co-founded VMware, Inc., a provider of virtualization and virtualization-based cloud infrastructure solutions, in 1998 and took the company public in 2007. Ms. Greene served as chief executive officer and president of VMware from 1998 to 2008, a member of the board of directors of VMware from 2007 to 2008, and as an Executive Vice President of EMC Corporation, a provider of information infrastructure and virtual infrastructure technologies, solutions and services, from 2005 to 2008. Prior to VMware, Ms. Greene held technical leadership positions at Silicon Graphics, Tandem, and Sybase and was chief executive officer of VXtreme. She has also served on the board of directors of Google since January 2012. In addition to Ms. Greene's public company board experience, she is a member of The MIT Corporation. Ms. Greene holds a Bachelor of Arts in mechanical engineering from the University of Vermont, a Master of Science degree in naval architecture from the Massachusetts Institute of Technology and a Master of Science degree in computer science from the University of California, Berkeley. The Board believes that Ms. Greene should be re-elected to the Board because she brings to the Board her experience and insights as a successful technology entrepreneur and former chief executive officer of a public company as well as her expertise and knowledge of cloud computing and software as a service businesses.
Edward A. Kangas (Age 69)
Non-Employee Chairman, Tenet Healthcare

Mr. Kangas has been an Intuit director since 2007 and is a member of the Acquisition Committee and Nominating and Governance Committee and chairs the Compensation and Organizational Development Committee. From 1989 to 2000, Mr. Kangas was global chairman and chief executive officer of Deloitte Touche Tohmatsu Ltd. Mr. Kangas also held the position of managing partner of Deloitte & Touche (USA) from 1989 to 1994. Mr. Kangas has been non-employee chairman of the board of directors of Tenet Healthcare since 2003. Mr. Kangas also has been a member of the board of directors of: Hovnanian Enterprises, Inc. since 2002; United Technologies Corporation since 2008; and IntelSat since 2012. Mr. Kangas was a member of the board of Electronic Data Systems Corporation from 2004 to 2008, Eclipsys Corporation from 2004 to 2010 and Allscripts Healthcare Solutions from 2010 to 2012. Mr. Kangas holds a Bachelor's degree and a Master's degree in Business Administration from the University of Kansas. The Board believes that Mr. Kangas should be re-elected to the Board because he brings to the Board global executive experience as well as his knowledge and expertise acquired through his service as a director of companies in industries that are highly relevant to Intuit's businesses, including software, technology, professional services and healthcare.
Suzanne Nora Johnson (Age 56)
Former Vice-Chairman, The Goldman Sachs Group

Ms. Nora Johnson has been an Intuit director since 2007 and is a member of the Audit and Risk Committee and chairs the Acquisition Committee. Ms. Nora Johnson joined The Goldman Sachs Group in 1985 and held several management positions throughout her tenure, which concluded with her retirement in January 2007, including: Vice Chairman, Chairman of the Global Markets Institute, and Head of the Global Investments Research Division. Ms. Nora Johnson has been a member of the board of directors of: American International Group, Inc. since 2008; Pfizer Inc. since 2007; and VISA Inc. since 2007. Ms. Nora Johnson's significant non-profit board affiliations include, among others, the American Red Cross and the University of Southern California. Ms. Nora Johnson earned a Bachelor's degree from the University of Southern California and a Juris Doctor from Harvard Law School. The Board believes that Ms. Nora Johnson should be re-elected to the Board because she brings valuable business experience managing large, complex, global institutions as well as insights into how changes in the financial services industry, public policy and the macro-economic environment affect our businesses.
Dennis D. Powell (Age 65)
Former Chief Financial Officer, Cisco Systems, Inc.

Mr. Powell has been an Intuit director since 2004 and is a member of the Acquisition Committee and Chairman of the Audit and Risk Committee. Mr. Powell was executive advisor of Cisco Systems, Inc., a provider of networking products and services, from 2008 to 2010. Mr. Powell joined Cisco in 1997 and held several management positions throughout his tenure including: Executive Vice President and Chief Financial Officer from 2003 to 2008; Senior Vice President, Corporate Finance Vice President from 2002 to 2003; and Corporate Controller from 1997 to 2002. Prior to Cisco, Mr. Powell held the position of senior partner at Coopers & Lybrand LLP, where his tenure spanned 26 years. Mr. Powell has been a member of the boards of directors of Applied Materials, Inc. since 2007 and VMware, Inc. since 2007. Mr. Powell holds a Bachelor of Science in Business Administration with a concentration in accounting from Oregon State University. The Board believes Mr. Powell should be re-elected to the Board because he brings to the Board his executive management experience with large, global organizations as well as insights into financial and operational issues gained through his tenure as an executive at a large public technology company.
Brad D. Smith (Age 49)
President and Chief Executive Officer, Intuit Inc.

Mr. Smith has been an Intuit director since 2008 and is currently President and Chief Executive Officer of Intuit. Mr. Smith joined Intuit in 2003 and has served as Senior Vice President and General Manager, Small Business Division from 2006 to 2007, Senior Vice President and General Manager, QuickBooks from 2005 to 2006, Senior Vice President and General Manager, Consumer Tax Group from 2004 to 2005 and as Vice President and General Manager of Intuit's Accountant Central and Developer Network from 2003 to 2004. Before joining Intuit, Mr. Smith held the position of Senior Vice President of Marketing and Business Development of ADP, where he held several executive positions from 1996 to 2003. Mr. Smith served on the board of directors of Yahoo! Inc. from 2010 until 2013. Mr. Smith was appointed to the board of directors of Nordstrom, Inc. in June 2013 where he is a member of the Audit Committee and Finance Committee. Mr. Smith holds a Bachelor's degree in Business Administration from Marshall University and a Master's degree in Management from Aquinas College. The Board believes Mr. Smith should be re-elected because, as Chief Executive Officer of Intuit, he possesses the most relevant knowledge of Intuit's strategy, markets, operations and employees and provides industry expertise and context on all matters that come before the Board.
Jeff Weiner (Age 43)
Chief Executive Officer, LinkedIn Corporation

Mr. Weiner has been a director of Intuit since April 2012 and is a member of the Compensation and Organizational Development Committee. He has served as the Chief Executive Officer of LinkedIn, an Internet professional network provider, since June 2009, and as a director of LinkedIn since July 2009. He served as LinkedIn's Interim President from December 2008 until June 2009. Before joining LinkedIn, Mr. Weiner was an executive in residence at Accel Partners and Greylock Partners, both venture capital firms, from September 2008 to June 2009. From May 2001 to June 2008 he held several positions at Yahoo! Inc., one of the world's largest digital media companies, including most recently as an Executive Vice President of Yahoo's network division. He holds a bachelor's degree in economics from The Wharton School at the University of Pennsylvania. The Board believes Mr. Weiner should be re-elected because he brings to the Board experience and insights as the chief executive officer of a successful public technology company as well expertise and knowledge in social networking, consumer web and mobile products.

CORPORATE GOVERNANCE

Intuit is committed to excellence in corporate governance and maintains policies and practices that promote good corporate governance, including the following:

•	the Board has adopted majority voting in uncontested elections of directors;

•	a majority of the board members are independent of Intuit and its management;

•	the independent members of the Board meet regularly without the presence of management;

•	all members of the committees of the Board are independent;

•	the charters of the committees of the Board clearly establish the committees' respective roles and responsibilities;

•	Intuit has adopted a Code of Conduct & Ethics for employees that is monitored by Intuit's ethics office;

•
Intuit's ethics office has a hotline available to all employees, and Intuit's Audit and Risk Committee has procedures in place to receive and process complaints regarding accounting, internal accounting controls, auditing and federal securities law matters, or violations of the Code of Conduct & Ethics and for employees to make confidential, anonymous complaints regarding accounting, auditing and federal securities law matters or violations of the Intuit's Code of Conduct & Ethics;

•	Intuit has adopted a Code of Ethics that applies to all directors;

•
Intuit's internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Intuit's Audit and Risk Committee;

•
Intuit has adopted stock ownership guidelines for its non-employee directors and executive officers at the senior vice president level and above (which requirements are described in the “Compensation Discussion and Analysis” of this proxy statement starting on page 25); and

•	the Board and its committees receive periodic updates on regulatory and other developments relevant to the Board from management and outside experts.

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in observing practices and procedures that serve the best interests of Intuit and our stockholders. The Nominating and Governance Committee is responsible for overseeing these Corporate Governance Principles, reviewing them at least annually and making recommendations to the Board regarding any changes. These Corporate Governance Principles address, among other things, our policy on succession planning and senior leadership development, Board performance evaluations, committee structure and stock ownership requirements.
We maintain a corporate governance page on our company website that contains key information about corporate governance matters. This information includes copies of our Corporate Governance Principles, Political Accountability Policy, Code of Conduct & Ethics for all employees, including our Company’s senior executive and financial officers, our Operating Values, and the charter for each Board committee. The link to this corporate governance page can be found at http://investors.intuit.com/corporate-governance/conduct-and-guidelines/default.aspx.

Board Responsibilities and Leadership Structure
The Board oversees management’s performance on behalf of Intuit’s stockholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs Intuit on a day-to-day basis, (2) to monitor management’s performance to assess whether Intuit is operating in an effective, efficient and ethical manner in order to create value for Intuit’s stockholders, and (3) to periodically review Intuit’s long-range plan, business initiatives, capital projects and budget matters.
The Board appoints the Chairman of the Board, who may be a former officer of Intuit if the Board determines that it is in the best interests of Intuit and its stockholders. The roles of Chairman of the Board and Chief Executive Officer may be held by the same person or may be held by different people. However, if the Chairman is also the Chief Executive Officer, then the Board has determined that it will appoint a lead independent director. Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate at this time as it allows our Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing our Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer, and providing a channel of communication between the Board members and the Chief Executive Officer. William V. Campbell, the current Chairman of the Board, is a non-executive employee of Intuit and previously served as Intuit’s chief executive officer. The Chairman of the Board presides over all Board meetings and works with the Chief Executive Officer to develop agendas for Board meetings. The Chairman advises the Chief Executive

Officer and other members of senior management on business strategy and leadership development. He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board.
The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held five meetings during fiscal 2013. The independent directors also spend a portion of every regularly scheduled meeting in executive session, and they designate an independent director to serve as presiding director to chair these sessions. During fiscal 2013, Chris Brody, the Nominating and Governance Committee chair, served as the presiding director of all executive sessions. In addition, the presiding director may advise the Chairman of the Board with respect to agendas and information to be provided to the Board and may perform such other duties as the Board may from time to time request to assist it in fulfilling its responsibilities. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.
Board Oversight of Risk
Intuit's management is responsible for balancing risk and opportunity in support of Intuit's objectives. Management exercises this responsibility day to day through ongoing identification of risks related to significant business activities, implementation of risk mitigation activities and alignment of risk management to the Company's strategy. Intuit's Chief Risk Officer, who reports through to our General Counsel, facilitates the Enterprise Risk Management, or “ERM,” program as part of our strategic planning process. The ERM program helps identify the top risks for each business unit and for Intuit as a whole.
Our Board has responsibility for overseeing risk management for the Company. The Board exercises this oversight responsibility directly and through its committees, as follows:

•
The Audit and Risk Committee has primary responsibility for overseeing our ERM program. The Chief Risk Officer reports on a quarterly basis to the Audit and Risk Committee on Intuit’s top risk areas and the progress of the ERM program. The Audit and Risk Committee also has oversight responsibilities with respect to particular risks such as financial management and fraud.

•
The Board’s other committees – Compensation and Organizational Development, Nominating and Governance, and Acquisition – oversee risks associated with their respective areas of responsibility. The Compensation and Organizational Development Committee considers the risks associated with our compensation policies and practices for executives and employees generally. The Nominating and Governance Committee considers risks associated with corporate governance and overall board effectiveness, including recruiting appropriate Board members. The Acquisition Committee considers risks associated with Intuit’s merger and acquisition activities and the strategy and business models of acquisition candidates.

•
At each quarterly Board meeting, members of each committee provide a report to the full Board covering the committee’s risk oversight and other activities. The full Board receives an annual update from the Chief Risk Officer regarding the top enterprise-wide risks. The full Board also considers and provides oversight of specific strategic risks, including those relating to Intuit's business models and inorganic growth strategy. The Board also receives detailed reports at quarterly Board meetings from the Chief Executive Officer and the heads of our principal business units, which include discussions of the risks involved in their respective areas of responsibility. The senior management team also informs the Board routinely of developments that could affect our risk profile or other aspects of our business.

Compensation Risk Assessment
The Company conducted a review of its key compensation programs, policies and practices in conjunction with Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation and Organizational Development Committee’s independent compensation consultant, which prepared a report on the Company’s incentive programs.
The review included an analysis of the Company's short-term and long-term compensation programs, covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives and stock ownership requirements and trading policies.
This analysis was reviewed with the Compensation and Organizational Development Committee at its October 29, 2013 meeting. The review and analysis did not identify any compensation programs, policies or practices that create risks that are reasonably likely to have a material adverse effect on the Company.

The analysis noted the following factors that reduce the likelihood of excessive risk-taking:
•The Company's overall compensation levels are competitive with the market.
•The Company's compensation programs provide an effective balance in (1) cash and equity mix, (2) annual incentives that are based in part on company-wide performance metrics that align with the Company's business plans and strategic objectives and in part on a qualitative evaluation of business unit and individual performance to mitigate any tendency for focus exclusively on the specific financial metrics under the plan, and (3) long-term incentives provided through a combination of stock options (generally vesting over three years with terms of seven years), time-based restricted stock units (“RSUs”) (generally vesting over three years), performance-based RSUs with vesting based on three-year operating income and revenue growth, and performance-based RSUs with vesting based on three-year relative TSR.
•The Company has adopted stock ownership guidelines for executive officers at the senior vice president level and above as well as non-employee directors. In January 2012, these guidelines were fixed at specified multiples of the salaries of our Named Executive Officers and retainers of our Board members.
•The Company has an insider trading policy that prohibits officers from pledging shares, trading put or call options, and engaging in short sales or hedging transactions involving the Company's securities.
•The Company has implemented “clawback” provisions for performance-based equity awards.
Director Independence
Our Board currently includes six independent directors, all of whom are standing for election. To be considered independent under NASDAQ rules, a director may not be employed by Intuit or engage in certain types of business dealings with Intuit. In addition, as required by NASDAQ rules, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by Intuit with regard to each director’s business and personal activities as they relate to Intuit and Intuit’s management. Based on this review, the Board has determined that Mr. Brody, Ms. Greene, Mr. Kangas, Ms. Nora Johnson, Mr. Powell and Mr. Weiner are independent directors.
In assessing director independence under NASDAQ rules, the Nominating and Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members. Each of Mr. Powell, Mr. Kangas, Ms. Nora Johnson, Ms. Green and Mr. Weiner is or was during fiscal 2013 a director of companies with which Intuit conducts business in the ordinary course. Consistent with NASDAQ independence standards, Intuit did not make payments to, or receive payments from, any of these companies for property or services in the current or any of the last three fiscal years that exceed 5% of Intuit’s or any of the other parties’ consolidated gross revenues. Following review of these transactions, the Board determined that each of these directors was independent under NASDAQ rules.
Attendance at Board, Committee and Annual Stockholders Meetings
The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Directors generally may not serve on the boards of more than six public companies, including Intuit’s Board. Any director, who has a principal job change, including retirement, must offer to submit a letter of resignation to the Chairman of the Board. The Board, in consultation with the Nominating and Governance Committee, will review each offered resignation and determine whether or not to accept such resignation after consideration of the continued appropriateness of Board membership under the new circumstances.
During fiscal 2013, all directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. All of our current directors attended the last Annual Meeting of Stockholders held in January 2013. Under the Corporate Governance Principles, all directors are encouraged to attend the annual meetings of Intuit’s stockholders.

Board Committees and Charters
The Board currently has a standing Acquisition Committee, Audit and Risk Committee, Compensation and Organizational Development Committee, and Nominating and Governance Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each member of these committees is an independent director as determined by the Board in accordance with NASDAQ listing standards and each member of the Audit and Risk Committee and the Compensation and Organizational Development Committee meets heightened independence criteria applicable to directors serving on these committees under NASDAQ listing standards. Each committee has a charter and annually reviews its charter and makes recommendations to our Board for revision of its charter to reflect evolving best practices. Copies of each charter can be found on our website at http://investors.intuit.com/corporate-governance/conduct-and-guidelines/default.aspx. Current committee members are identified in the following table.

Director	Acquisition Committee	Audit and Risk Committee	Compensation and Organizational Development Committee	Nominating and Governance Committee
Christopher W. Brody			X	Chair
William V. Campbell
Scott D. Cook
Diane B. Greene		X		X
Edward A. Kangas	X		Chair	X
Suzanne Nora Johnson	Chair	X
Dennis D. Powell	X	Chair
Brad D. Smith
Jeff Weiner			X
Acquisition Committee
The Acquisition Committee reviews and approves acquisition, divestiture and investment transactions proposed by Intuit’s management in which the total consideration to be paid or received by Intuit is within certain limits that may be established by the Board from time to time.
In fiscal 2013, the Acquisition Committee held four meetings.
Audit and Risk Committee
The Audit and Risk Committee represents and assists the Board in its oversight of Intuit’s financial reporting, internal controls and audit functions, and is directly responsible for the selection, retention, compensation and oversight of the work of Intuit’s independent auditor.
Our Board has determined that each member of the Audit and Risk Committee is independent, as defined under applicable NASDAQ listing standards and SEC rules related to audit committee members, and is financially literate, as required by NASDAQ listing standards. All members of the Audit and Risk Committee have been determined by the Board to meet the qualifications of an “audit committee financial expert,” as defined by SEC rules, and to meet the qualifications of “financial sophistication” in accordance with NASDAQ listing standards. Stockholders should understand that these designations related to an Audit and Risk Committee member’s experience and understanding do not impose upon him or her any duties, obligations or liabilities greater than those generally imposed on other members of the Board.
In fiscal 2013, the Audit and Risk Committee held 14 meetings. The Audit and Risk Committee held closed sessions with our independent auditors, Ernst & Young LLP, present in all of these meetings. The responsibilities and activities of the Audit and Risk Committee are described in greater detail in “Audit and Risk Committee Report” beginning on page 57.
Compensation and Organizational Development Committee
The Compensation and Organizational Development Committee (the “Compensation Committee”) assists the Board in the review and approval of executive compensation and the oversight of organizational and management development for executive officers and other employees of Intuit. The Compensation Committee periodically reviews Intuit's key management from the perspectives of leadership development, organizational development and succession planning through Intuit's High Performance Organization Review. As part of this process, the Compensation Committee also meets with key senior executives. The systemic assessment of Intuit's organization and talent planning helped the Compensation Committee to evaluate Intuit's effort at hiring, developing and retaining executives, with the goal of creating and growing Intuit's “bench strength” at the most senior executive levels.
Each member of this committee is independent under NASDAQ listing standards and is a “Non-Employee Director,” as defined in Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee met six times in fiscal 2013. The Compensation Committee held a portion of each meeting in closed session, with only the Compensation

Committee members and, on certain occasions, William Campbell, the Chairman of the Board, present. For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see the “Compensation and Organizational Development Committee Report” on page 24 and “Compensation Discussion and Analysis” beginning on page 25, including in particular, the discussion of the “Role of Compensation Consultants, Executive Officers and the Board in Compensation Determinations” beginning on page 40.
The Compensation Committee is also responsible for reviewing the compensation for non-employee directors on an annual basis and making recommendations to the Board, in the event the Committee determines changes are needed.
Nominating and Governance Committee
The Nominating and Governance Committee reviews and makes recommendations to the Board regarding Board composition and appropriate governance standards. Our Board has determined that each member of the Nominating and Governance Committee is independent, as defined under applicable NASDAQ listing standards. The Nominating and Governance Committee held four meetings in fiscal 2013.
The Nominating and Governance Committee has adopted a process to identify and evaluate candidates for director, whether recommended by management, Board members, or stockholders (if made in accordance with the procedures set forth under “Stockholder Recommendations of Director Candidates” on page 21). The Committee's policy is to evaluate candidates properly recommended by stockholders in the same manner as candidates recommended by others.
Qualifications of Directors
The Nominating and Governance Committee believes that all nominees for Board membership should possess the highest ethics, integrity and values and be committed to representing the long-term interests of Intuit’s stockholders. In addition, nominees should have broad, high-level experience in business, government, education, technology or public interest. They should also have sufficient time to carry out their duties as directors of Intuit and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Committee will also consider additional factors – such as independence, diversity, expertise and specific skills, and other qualities that may contribute to the Board’s overall effectiveness – when evaluating candidates for director. Intuit may also engage third-party search firms to provide assistance in identifying and evaluating Board candidates.
Consideration of director candidates typically involves a series of discussions and a review of available information concerning the candidate, the existing composition of the Board and other factors the Committee deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management, other Board members and other individuals it believes may have insight into a candidate.
In considering diversity in the selection of nominees, the Nominating and Governance Committee looks for individuals with varied professional experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the Board and the Nominating and Governance Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences. The Nominating and Governance Committee assesses its effectiveness in this regard as part of its annual evaluation process. Our Board is currently composed of a group of leaders with broad and diverse experience in many fields, including: management of large global enterprises; technology and innovation leadership; consumer products and services; healthcare; financial services; social networking; legal and compliance; executive compensation; and corporate governance. Our Board members have acquired these diverse skills through their accomplished careers and their service as directors of a wide range of other public and private companies.
Compensation Committee Interlocks and Insider Participation
None of Messrs. Kangas, Brody or Weiner, each of whom served on the Compensation Committee during fiscal 2013, has at any time been one of our executive officers or employees. No executive officer of Intuit during fiscal 2013 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Intuit’s Board or Intuit’s Compensation Committee.

DIRECTOR COMPENSATION
Overview

Our director compensation programs are designed to provide an appropriate incentive to attract and retain qualified non-employee board members. The Compensation Committee is responsible for reviewing the equity and cash compensation for directors on an annual basis and making recommendations to the Board, in the event the Compensation Committee determines changes are needed. The following table summarizes the fiscal 2013 compensation earned by each member of the Board other than Mr. Smith, whose compensation is described under “Executive Compensation” beginning on page 43.
Director Summary Compensation Table

Director Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Christopher W. Brody	102,500		260,005	—		362,505
William V. Campbell	240,000	(2)	260,005	—		500,005
Scott D. Cook	—		—	801,714	(3)	801,714
Diane B. Greene	85,000		260,005	—		345,005
Edward A. Kangas	117,500		260,005	—		377,505
Suzanne Nora Johnson	107,500		260,005	—		367,505
Dennis D. Powell	122,500		260,005	—		382,505
Jeff Weiner	75,000	(4)	260,005	—		335,005
_______________________________________

(1)
These amounts represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted during fiscal 2013, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation,” (“FASB ASC Topic 718”), assuming no forfeitures. Please see the “Equity Grants to Directors During Fiscal Year 2013” and “Outstanding Equity Awards for Directors at Fiscal Year-End 2013 (Exercisable and Unexercisable)” tables for information regarding the grant date fair value of RSUs granted during the fiscal year and the number of awards outstanding for each director at the end of the fiscal year.

(2)
This amount represents a stipend paid to Mr. Campbell for his role as a member and Non-Executive Chairman of the Board, in accordance with the compensation program adopted by the Board which became effective in January 2012.

(3)
Mr. Cook is an employee of Intuit; thus, he is not compensated as a director. Mr. Cook’s compensation represents an annual salary of $525,000; an incentive bonus of $273,000 awarded for service in fiscal 2013; and premiums for Intuit’s Executive Long-Term Disability Plan of $3,714. Mr. Cook did not receive any equity awards from Intuit during fiscal 2013.

(4)
Upon joining the Intuit Board in April 2012, Mr. Weiner elected to receive fees due him for the first three quarters of his service on the Board in RSUs, in accordance with Intuit's Director Compensation Program. The amount in the table includes the fair value of 324 shares that were granted to Mr. Weiner on April 27, 2012 and vested on October 17, 2012.

Equity Grants to Directors During Fiscal Year 2013
The following table shows each RSU grant made to each of our directors, other than Mr. Smith, during fiscal 2013, including the grant date, number of shares, and grant date fair value.

	Stock Awards
Director Name	Grant Date	Shares Subject to Award (#)		Grant Date Fair Value ($)(1)
Christopher W. Brody	1/18/2013	4,083	(2)	260,005
William V. Campbell	1/18/2013	4,083	(3)	260,005
Scott D. Cook		—		—
Diane B. Greene	1/18/2013	4,083	(2)	260,005
Edward A. Kangas	1/18/2013	4,083	(2)	260,005
Suzanne Nora Johnson	1/18/2013	4,083	(2)	260,005
Dennis D. Powell	1/18/2013	4,083	(2)	260,005
Jeff Weiner	1/18/2013	4,083	(2)	260,005

_______________________________________

(1)
These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 assuming no forfeitures. The grant date fair value of these awards is equal to the closing market price of Intuit's common stock on the date of grant. See Intuit's Annual Report on Form 10-K for the fiscal year ended July 31, 2013 for more information on the valuation of RSUs.

(2)	Annual Non-Employee Board Member grant which, subject to the director's continued service, vests as to 100% of the shares on January 1, 2014.

(3)	Annual Chairman of the Board grant which, subject to the director's continued service, vests as to 100% of the shares on January 1, 2014.

Outstanding Equity Awards for Directors at Fiscal Year-End 2013 (Exercisable and Unexercisable)
The following table provides information on the outstanding equity awards held by our directors, other than Mr. Smith, as of July 31, 2013.

	Aggregate Shares Subject to Outstanding
Director Name	Stock Awards (#)		Option Awards (#)
Christopher W. Brody	11,444	(1)	200,000
William V. Campbell	8,637	(2)	—
Scott D. Cook	—		—
Diane B. Greene	11,073	(3)	90,000
Edward A. Kangas	12,978	(4)	132,500
Suzanne Nora Johnson	8,637	(5)	150,000
Dennis D. Powell	8,637	(6)	80,000
Jeff Weiner	10,017	(7)	—
_______________________________________

(1) Includes 2,807 vested RSUs for which Mr. Brody has elected to defer settlement and 4,554 vested RSUs on which settlement is deferred in accordance with Intuit's Director Equity Compensation Plan.
(2) Includes 4,554 vested RSUs on which settlement is deferred in accordance with Intuit's Director Equity Compensation Plan.

(3) Includes 2,436 vested RSUs for which Ms. Greene has elected to defer settlement and 4,554 vested RSUs on which settlement is deferred in accordance with Intuit's Director Equity Compensation Plan.
(4) Includes 4,341 vested RSUs for which Mr. Kangas has elected to defer settlement and 4,554 vested RSUs on which settlement is deferred in accordance with Intuit's Director Equity Compensation Plan.
(5) Includes 4,554 vested RSUs on which settlement is deferred in accordance with Intuit's Director Equity Compensation Plan.
(6) Includes 4,554 vested RSUs on which settlement is deferred in accordance with Intuit's Director Equity Compensation Plan.
(7) Includes 5,287 vested RSUs for which Mr. Weiner has elected to defer settlement.

Annual Retainer and Equity Compensation Program for Non-Employee Directors
The Compensation Committee periodically reviews best practices and considers how the Company's compensation program for non-employee directors compares to the programs of its compensation peers. In conducting this review, the Compensation Committee relies upon information provided to it by FW Cook. The current compensation program approved by our Board for our non-employee directors and the Chairman of the Board has been in effect since January 2012. Non-employee directors are paid annual cash retainers for Board membership, plus additional cash retainers for their committee service in the amounts indicated in the following table:

Position	Annual Amount ($)
Non-Employee Board Member	60,000
Members of each of Audit and Risk Committee, Acquisition Committee, and Compensation and Organizational Development Committee	15,000
Members of the Nominating and Governance Committee	10,000
Audit and Risk Committee Chair*	32,500
Acquisition Committee, Compensation and Organizational Development Committee, and Nominating and Governance Committee Chairs*	17,500

* Committee chair retainers are in addition to committee membership retainers.

These annual retainers are paid in quarterly installments and are pro-rated for any changes to a committee that occurs during any quarter. Directors may elect to defer cash retainers into additional tax-deferred Intuit stock units by making an irrevocable written election prior to the start of each calendar year. Such tax-deferred stock units, known as Conversion Grants, vest in four installments, commencing on the grant date (which is the first business day following the Company's annual meeting of stockholders) and quarterly thereafter, and will be distributable at the earlier of (i) five years from the date of grant, (ii) separation from the Board, or (iii) a change in control of the ownership of Intuit. We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

The Company pays the Chairman of the Board an annual cash stipend of $240,000 in lieu of participation in the non-employee director cash compensation program (described above).

Director Equity Compensation Program

Grants are made to non-employee directors and the Chairman of the Board in the form of a fixed dollar value of RSUs in the following amounts:

Board Position	Fixed Amount of Award ($)
Non-Employee Board Member and Chairman (annual grant)	260,000
New Board Member (additional grant upon joining Board)	75,000

Because the formula is based on a fixed dollar amount, the number of RSUs awarded annually to non-employee directors and the Chairman of the Board may vary, depending on the closing market price of Intuit's common stock on the date of grant. The annual grants will be awarded on the day following each Annual Meeting of Stockholders. For a new Board Member, the annual grant will be prorated based on the number of full months of expected service until the next Annual Meeting of Stockholders. Subject to the director's continued service, vesting of the annual RSU grants will occur on the first day of the twelfth month following the date of grant. For example, for grants made in January 2013, the vesting date would occur on January 1, 2014. A new Board Member's additional grant will vest in two equal installments over two years. Once RSUs vest, settlement of the awards must be deferred until the earlier of (i) five years from the date of grant, (ii) separation from the Board, or (iii) a change in control of Intuit. Directors may defer settlement of their RSUs for a longer period of time at their option.
Board Members receive dividend equivalent rights in conjunction with RSU awards granted in July 2012 and thereafter. RSUs accrue dividends, which will be paid when the shares are issued.

Director Stock Ownership Requirement

Each director is required to hold shares of Intuit common stock with an aggregate value of five times the amount of the annual Board member retainer, which value will be measured as of July 31st of each year. Unvested time-based RSUs and deferred RSUs held by a Board member are counted as shares when determining the number of shares owned. Directors must comply with the new guidelines within five years after the date the director joins the Board, or July 2016, whichever is later. If any director does not meet the stock ownership requirement within the designated time frame, 50% of his or her annual cash retainers will be made in the form of Intuit stock until compliance is achieved. As of October 31, 2013, each of the current directors is in compliance with this stock ownership requirement.

STOCKHOLDER MATTERS
Stockholder Communications with the Board
The Nominating and Governance Committee is responsible for receiving stockholder communications on behalf of the Board. Any stockholder may send communications by mail to the Board or individual directors c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at http://investors.intuit.com/corporate-governance/conduct-and-guidelines/contact-the-board/default.aspx. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as product or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.
Stockholder Recommendations of Director Candidates
As discussed above, our Nominating and Governance Committee will consider director candidates recommended by a stockholder. A stockholder seeking to recommend a candidate for the committee’s consideration should submit the candidate’s name and qualifications to: Nominating and Governance Committee, c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at http://investors.intuit.com/corporate-governance/conduct-and-guidelines/contact-the-board/default.aspx. You may find a copy of a document entitled “Process of Identifying and Evaluating Nominees for Director” on our website http://investors.intuit.com/corporate-governance/conduct-and-guidelines/default.aspx.
Stockholder Proposals and Nominations for the 2015 Annual Meeting of Stockholders
Any stockholder who intends to present a proposal for inclusion in Intuit’s 2015 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by July 30, 2014. Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at the 2015 Annual Meeting of Stockholders that is not intended for inclusion in the Intuit’s 2015 proxy statement must provide written notice of the proposal or nomination to Intuit’s Corporate Secretary, at our principal executive offices, between the close of business on October 10, 2014 and November 9, 2014. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request. Our bylaws are also on file with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
The following table shows shares of Intuit’s common stock that we believe are owned as of October 31, 2013 by:

•	Each Named Executive Officer (defined on page 25),

•	Each director and nominee,

•	All current directors, nominees and executive officers as a group, and

•	Each stockholder beneficially owning more than 5% of our common stock.
Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Intuit Inc., P.O. Box 7850, Mountain View, California 94039-7850.
We calculated the “Percent of Class” based on 284,697,010 shares of common stock outstanding on October 31, 2013. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2013, and (2) shares issuable upon settlement of RSUs that are vested but unreleased, or will become vested within 60 days of October 31, 2013. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or RSU for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
Directors and Executive Officers:
Scott D. Cook(1)	13,201,868	4.64%
Brad D. Smith(2)	925,606	*
R. Neil Williams(3)	83,794	*
Kiran M. Patel	61,149	*
Laura A. Fennell(4)	51,384	*
Daniel R. Maurer(5)	218,820	*
Christopher W. Brody(6)	397,642	*
William V. Campbell(7)	88,559	*
Diane B. Greene(8)	109,447	*
Edward A. Kangas(9)	111,395	*
Suzanne Nora Johnson(10)	170,291	*
Dennis D. Powell(11)	101,240	*
Jeff Weiner(12)	4,382	*
All current directors and executive officers as a group (15 people)(13)	15,679,118	5.47%
Other 5% Stockholders:
BlackRock, Inc.(14)	16,418,092	5.77%

_______________________________________

*	Indicates ownership of 1% or less.

(1)	Represents 13,201,868 shares held by trusts, of which Mr. Cook is a trustee.

(2)
Includes 700,966 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Smith and 84,918 shares held by a family trust, of which Mr. Smith is a trustee.

(3)	Includes 77,728 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Williams.

(4)	Includes 42,535 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Ms. Fennell.

(5)	Includes 201,812 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Maurer.

(6)	Includes 154,861 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Brody.

(7)	Includes 4,554 shares issuable upon settlement of vested restricted stock units held by Mr. Campbell.

(8)	Includes 96,990 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Ms. Greene.

(9)	Represents 111,395 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Kangas.

(10)	Includes 154,554 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Ms. Nora Johnson.

(11)	Includes 84,554 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Powell.

(12)	Represents 4,382 shares issuable upon settlement of vested restricted stock units held by Mr. Weiner.

(13)
Includes 1,782,582 shares issuable upon exercise of options and upon settlement of vested restricted stock units. Represents shares and options held by the 13 individuals in the table, plus an additional 5,290 outstanding shares and 148,251 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by other executive officers.

(14)
Ownership information for BlackRock, Inc. (“BlackRock”) is based on a Schedule 13G/A filed with the SEC by BlackRock, reporting ownership as of December 31, 2012. BlackRock reported sole voting power and sole dispositive power as to 16,418,092 shares. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Intuit’s directors and executive officers, and greater-than-10% stockholders to file forms with the SEC to report their ownership of Intuit shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Intuit. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2013.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE REPORT
Set out below is the Compensation Discussion and Analysis, which is a discussion of Intuit’s executive compensation programs and policies written from the perspective of how we and management view and use such policies and programs. We strive to see that Intuit’s compensation programs are fiscally responsible, market responsive and performance based. Guided by these principles, we regularly review and monitor senior management’s compensation, as well as their potential for larger leadership roles, to produce the greatest value for Intuit’s three stakeholders — employees, customers and stockholders. To this end, the Compensation and Organizational Development Committee has reviewed the components of compensation paid to each of Intuit’s officers for fiscal 2013, including annual base salary, target incentive bonus and equity compensation.
Given our role in providing guidance on program design, administering those programs and policies, and in making specific compensation decisions for senior executives, the Compensation and Organizational Development Committee participated in the preparation of the “Compensation Discussion and Analysis" and reviewed and discussed the “Compensation Discussion and Analysis” with management. Based on the review and discussions, we recommended to the Board that the "Compensation Discussion and Analysis” be included in this proxy statement.
COMPENSATION AND ORGANIZATIONAL
DEVELOPMENT COMMITTEE MEMBERS
Edward A. Kangas (Chair)
Christopher W. Brody
Jeff Weiner

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Organizational Development Committee (the “Compensation Committee”) oversees Intuit’s compensation plans and policies, approves compensation of our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis (“CD&A”) contains a discussion and analysis of compensation approved by the Compensation Committee and paid for fiscal 2013 to the executive officers named below (the “Named Executive Officers”) and included in the “Summary Compensation Table” on page 43:

•	Brad D. Smith, President and Chief Executive Officer

•	R. Neil Williams, Senior Vice President and Chief Financial Officer

•	Kiran M. Patel, Executive Vice President and General Manager, Small Business Group

•	Laura A. Fennell, Senior Vice President, General Counsel and Corporate Secretary

•	Daniel R. Maurer, Senior Vice President and General Manager, Consumer Group
Executive Summary
Intuit is strongly committed to pay for performance. To that end, our executive compensation programs are designed to reward both short- and long-term profitable growth. Our short-term performance-based compensation is in the form of annual cash bonuses, which are based upon achievement of annual corporate operating goals and individual performance. Our long-term compensation program is primarily in the form of performance-based RSUs whose vesting is tied to the achievement of three-year corporate operating performance goals and three-year relative total shareholder return ("TSR") compared with a peer group of similar companies. Intuit sets aggressive targets for these corporate performance goals that require sustained year-over-year revenue and income growth.
Intuit delivered relatively strong financial results for fiscal 2013, achieving revenue growth of 10%, non-GAAP operating income growth of 8% and non-GAAP earnings per share ("EPS") growth of 11% and a TSR of 11%.  However, certain business units, including the Consumer Tax Group fell short of expectations. As a result of not meeting the Company's aggressive growth targets, and consistent with the Company's pay for performance philosophy, cash compensation for all but one of the Named Executive Officers decreased from fiscal 2012 to fiscal 2013 and only one Named Executive Officer received a salary increase in fiscal 2013.  In addition, the performance-based RSUs that were granted in fiscal 2010 and vested in fiscal 2013 for the Named Executive Officers based on results from fiscal 2011 through fiscal 2013 were earned at substantially below the target amounts during a time period when Intuit continued to achieve revenue growth and operating income growth and a three-year TSR with a compound annual growth rate of 18%, which reflects the aggressive performance goals set by the Company. For the performance-based RSUs granted in fiscal 2013, Intuit maintained this practice of setting aggressive performance targets, while also increasing the grant date fair value of the equity awards from fiscal 2012 to fiscal 2013. The Company believes that its experienced leadership team is poised to deliver sustained long-term growth and that increasing the grant date fair value of the equity awards helps to ensure long-term retention and to incentivize these leaders to focus on achieving the Company's aggressive growth targets.
Key highlights from fiscal 2013 include the following:

•	Revenue for our Small Business Group increased 16% for the year, and within the Small Business Group, revenue for Financial Management Solutions grew 20% in fiscal 2013;

•	Intuit's shift to connected services continued to gain traction with connected services representing 64% of Intuit's revenue in fiscal 2013, up from 61% in the last year;

•	Our Consumer Tax business, which includes our TurboTax online and desktop offerings, continued to expand margins while delivering 4% revenue growth for fiscal 2013;

•	Intuit continued its disciplined financial strategy, focusing on cash management and maintaining a strong balance sheet; and

•
Our employee engagement scores remained at best-in-class levels, the Company remained in the top 25 in Fortune's “Top 100 Places to Work” survey, and the Company improved customer satisfaction scores in most of its businesses.

Compensation Practices
Intuit employs a number of practices that reflect our pay-for-performance compensation philosophy and are intended to work together to provide total compensation that is reasonable, competitive and related to both Intuit's performance and the individual performance of employees, including executive officers:

•
The majority of our senior executive officer compensation is in the form of performance-based incentives, and 70% of equity incentive value is granted in the form of performance-based RSUs, which use a variety of measures, including performance versus three-year operating goals that reflect our strategic plan and relative TSR compared to a peer group;

•	We do not provide special retirement benefits designed solely for executive officers;

•	We do not provide any excise tax “gross-up” payments in the event that a severance payment is considered an excess parachute payment under U.S. tax laws;

•	We do not provide perquisites or other executive benefits based solely on rank;

•	We prohibit directors and executive officers from pledging Intuit stock and engaging in hedging transactions involving Intuit stock;

•	We have “clawback” provisions for performance-based equity awards; and

•	We have stock ownership guidelines for executive officers at the senior vice president level and above and non-employee directors, with the CEO guideline set at six times his base salary.
2013 “Say on Pay” Advisory Vote on Executive Compensation
Intuit has provided stockholders with an advisory vote on executive compensation in each of the last three years. At our 2013 Annual Meeting of Stockholders, approximately 92% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation. The Compensation Committee evaluated the results of the 2013 advisory vote together with the other factors and data discussed in the CD&A in determining executive compensation policies and decisions. The Committee did not make any material changes to our fiscal 2013 executive compensation policies and decisions as a result of the 2013 advisory vote. We value the opinions of our stockholders and will continue to consider the outcome of future say on pay votes when designing our compensation programs and policies and making compensation decisions for our Named Executive Officers. We will continue to hold our say on pay votes on an annual basis until the next vote on the frequency of advisory votes, unless the Board of Directors modifies its policy prior to that time. We expect to hold the next vote on the frequency of advisory votes on executive compensation at our 2018 annual meeting.
Compensation Philosophy and Objectives
In setting policies and practices regarding compensation, the guiding philosophy of the Compensation Committee is to establish a compensation program that is designed to:

•	compensate our executives based on both overall Company performance and individual employee performance;

•	help achieve our corporate growth strategy;

•	acquire, retain and motivate talented executives with proven experience; and

•
have a greater portion of Named Executive Officer pay tied to short- and long-term incentive programs than most other Intuit employees, because they lead our key business units or functions and thus have the ability to directly influence overall company performance.

The Compensation Committee believes that a mix of both cash and equity incentives is appropriate, as annual cash incentives reward executives for near term results, while equity incentives motivate executives to increase stockholder value over the longer term and execute on our long-term strategic plan. In determining the amount of the cash and equity incentives, the Compensation Committee considers each officer’s total compensation on both a short- and long-term basis to assess the retention and incentive value of his or her overall compensation.
We manage equity compensation to provide competitive rewards that are commensurate with results delivered, while limiting dilution to stockholders.

The Compensation Committee conducts its annual review process near the end of each fiscal year to determine each executive’s cash bonus, equity awards, including options and RSUs, and any adjustments to base salary. The purpose of this timing is to allow officer compensation awards to align with the Company's financial results for the fiscal year.
Specific Elements of Compensation
Compensation for all Named Executive Officers is a mix of the principal components summarized in the following table and described in greater detail below.

Component of Compensation	Primary Purpose

Base Salary	Provide the security of a competitive fixed cash payment for services rendered
Annual Bonus	Reward achievement of annual company financial performance and individual strategic and operational objectives
Stock Options (time-based vesting)	Retain and motivate executives to build stockholder value over the life of the option, since options deliver value only if Intuit’s stock price appreciates after grant
Restricted Stock Units (time-based vesting)	Retain executives and provide alignment with shareholders' interests during the vesting term
Restricted Stock Units (3-year performance goals)	Retain executives and reward achievement of 3-year revenue and operating income growth goals that align with the Company's strategic plan
Restricted Stock Units (3-year relative Total Shareholder Return)	Retain executives and reward them for performance of Intuit’s 3-year stockholder return relative to similar alternative investments
Base Salary
Intuit provides base salaries to all of its employees, including the Named Executive Officers, to provide them the security of a fixed cash payment for services rendered. In July 2013, the Compensation Committee reviewed the base salaries of our Named Executive Officers in the context of the compensation information provided by FW Cook, the Compensation Committee’s independent compensation consultant, to determine whether the base salaries of any of our Named Executive Officers should be increased to remain competitive with our compensation peer group and to ensure those salaries reflect each executive's roles, responsibilities, experience and performance as further described under “Use of Competitive Data” on page 38. The Compensation Committee decided to maintain all of the Named Executive Officers' base salaries at the fiscal 2013 level for fiscal 2014, with the exception of Ms. Fennell, whose base salary for fiscal 2014 was increased by 7.5% to $575,000 based on her outstanding performance in fiscal 2013 as well as an evaluation of the scope and responsibilities of her role and a comparison of external market data.
Annual Cash Bonuses
Intuit uses cash bonuses to reward achievement of annual Company financial performance and individual strategic and operational objectives, which are expected to increase stockholder value. All employees, including each of Intuit’s Named Executive Officers have an annual bonus target that is a stated percentage of base salary, which is determined by the individual's role within Intuit. The bonus targets for the Named Executive Officers were set by the Compensation Committee based on scope and significance of each executive’s leadership role at Intuit. The target amounts are used as a guideline for the determination of cash bonuses, but actual bonus payments varied based on Company and individual performance, as discussed below.
A company-wide bonus pool is funded by Intuit's operating income and paid out through a variety of incentive plans to all employees. Cash bonuses for our Named Executive Officers were paid out under the Senior Executive Incentive Plan (“SEIP”), a stockholder-approved plan designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Each year, the Compensation Committee sets a Company performance target which must be achieved in order for employees to receive a cash bonus under the SEIP. At the close of fiscal 2013, the Compensation Committee certified that Intuit had exceeded the operating income threshold of $600 million and thus each participant in the SEIP was eligible to receive a cash bonus under that plan. Achievement of the $600 million SEIP hurdle makes a Named Executive Officer eligible to earn an award, but does not entitle him or her to an SEIP award.

Actual payout amounts under the Company's bonus plans, including the SEIP, are based on Company and individual performance as described in more detail below. Each employee's bonus is divided into two components:

•	25% of each employee's bonus is based on overall Company performance against specific revenue and operating income targets; and

•	75% of each employee's bonus is based on individual performance, in the context of each employee's business unit or functional group results.
The Compensation Committee used these percentages for all Intuit employees, including all the Named Executive Officers, in order to tie annual cash bonus awards to both the overall Company performance and to the executive’s individual contribution to the strategic and operational performance of their business unit or functional group.
Company Performance Component
The Company component of the cash bonus is based on both Intuit’s revenue growth and non-GAAP operating income growth for fiscal 2013. Both measures are weighted equally because the Company believes that annual profitable growth sustained over time translates into durable value creation for shareholders, and that neither revenue growth nor operating income growth is more important than the other measure.
To determine the component of each Named Executive Officer's bonus based on overall Company performance, the Compensation Committee adopted the schedule set forth below, which creates a baseline for the Company Performance Component bonus payments for the Company-wide bonus pools based on Intuit's achievement of revenue growth and non-GAAP operating income growth targets for fiscal 2013. All employees, including but not limited to the Named Executive Officers, participate from this Company-wide pool. The Compensation Committee has discretion to adjust the baseline actual Company Performance Component of the bonus up or down by 25 percent for the Company-wide bonus pool, which includes the SEIP. In exercising its discretion, the Compensation Committee takes into account qualitative factors that measure management's success in building a stronger foundation for the future by improving outcomes for shareholders, employees and customers as well as macro-economic conditions and the Company's performance relative to its peers.
The following table reflects the matrix approved by the Committee for purposes of calculating the baseline Company Performance Component bonus payment, as well as the actual results presented to the Committee in July 2013, prior to any exercise of discretion by the Committee to adjust the actual funding of the Company Performance Component.

Measure	Revenue Growth			Non-GAAP Operating Income Growth			Total

Weighting	50%		+	50%		=	100%

							Baseline
							Company
		Bonus		FY13	Bonus		Performance
	FY13	Payout		Operating	Payout		Component
	Revenue	as a Percent		Income	as a Percent		as a Percent
	Growth	of Target*		Growth	of Target*		of Target(1)
Maximum	16.4%	150%		19.2%	150%		150%
	15.3%	133%		17.9%	133%		133%
	14.2%	117%		16.6%	117%		117%
Target	13.1%	100%		15.3%	100%		100%
	12.1%	95%		14.2%	95%		95%
	11.1%	90%		13.0%	90%		90%
				8.7%	60%		63%
Actual	9.5%	77.1%		7.5%	52.1%		64.6%
	7.4%	60%
	3.7%	30%		4.3%	30%		32%
Threshold	—%	—%		—%	—%		—%

______________________________________
* Linear interpolation between defined points.
(1) This represents a baseline for the Company Performance Component of the annual cash bonus. The Compensation Committee has discretion to adjust the actual Company Performance Component up or down by 25 percent. As discussed below, the Committee used its discretion to fund the Company Performance Component at 80% of target.
Based on revenue growth of 9.5% and operating income growth of 7.5% in fiscal 2013, the baseline Company Performance Component was calculated to be 64% of target for the Company-wide bonus pool. The Committee consulted with the Chief Executive Officer and the Chairman of the Board and exercised its discretion to set the actual Company Performance Component for the Company-wide bonus pool, including the SEIP, at 80%. In exercising its discretion, the Compensation Committee determined that Intuit had a solid year and the Company had set the foundation for continued performance over multiple future years, by achieving the following outcomes for shareholders, employees and customers:

•	Employee engagement scores remained at best-in-class levels, as measured by an independent third party;

•	Maintained high ranking on Fortune magazine's “Great Place to Work” survey;

•	Ranked #3 on Fortune magazine's “Most Admired Software Company” survey;

•	Held or gained share in most major product lines;

•	Significantly increased the number of active mobile users and applications;

•	Achieved strong growth in certain areas, notably in the Small Business Group, despite certain business units not meeting expectations; and

•	Continued to grow stock price.
Individual Performance Component
In addition to setting the Company Performance Component, the Compensation Committee established a separate range for the component of each Named Executive Officer’s cash bonus based on individual performance.
For fiscal 2013, Mr. Smith recommended that the individual performance component for the other Named Executive Officers should take into account the Company's mixed financial results for fiscal 2013 and should, in general, be paid out at the same level as the Company performance component. Based on this recommendation, the Compensation Committee determined that the Named Executive Officers (with the exception of Mr. Patel) would receive lower bonus payouts for their individual performance component than they would have if the individual performance component had been based solely on the Named Executive Officers' individual performance rating of outstanding or strong. As a result, the actual payouts of this component to the Named Executive Officers, other than Mr. Patel, were 80% of their individual target bonus opportunity. The Compensation Committee determined, based on Mr. Smith's recommendation, that Mr. Patel should receive a payout of 213% of his individual performance component target based on his outstanding performance and the strong results of the Small Business Group, which Mr. Patel led during fiscal 2013.
The following table summarizes the inputs that were used in calculating the fiscal year 2013 cash bonus paid to each of our Named Executive Officers. Actual bonus percentages and amounts were rounded immaterially in certain cases.

Executive	Base Salary	Bonus Target (%)	Bonus Target	Performance Components	Actual Payout Percentages for Each Component	Actual Cash Bonus Payment
Brad D. Smith	$1,000,000	140%	$1,400,000	Company (25%)	80%	$280,000
				Individual (75%)	80%	840,000
Total				Combined (100%)	80%	$1,120,000

R. Neil Williams	$700,000	75%	$525,000	Company (25%)	80%	$105,000
				Individual (75%)	80%	315,000
Total				Combined (100%)	80%	$420,000

Kiran M. Patel	$800,000	100%	$800,000	Company (25%)	80%	$160,000
				Individual (75%)	213%	1,280,000
Total				Combined (100%)	180%	$1,440,000

Laura A. Fennell	$535,000	65%	$347,750	Company (25%)	80%	$69,550
				Individual (75%)	80%	208,650
Total				Combined (100%)	80%	$278,200

Daniel R. Maurer	$620,000	75%	$465,000	Company (25%)	80%	$93,000
				Individual (75%)	80%	279,000
Total				Combined (100%)	80%	$372,000

Brad Smith’s Bonus.  In determining the component of Mr. Smith’s bonus related to his individual performance, the Compensation Committee considered his impact on one-year operational and longer-term strategic plans. In particular, the Compensation Committee determined that Mr. Smith had delivered outstanding performance on the following annual operating goals which were established by the Compensation Committee early in fiscal 2013:

•	Revenue growth

•	Non-GAAP operating income growth

•	Leadership results

◦	Enhance the engineering culture by engaging and empowering product, design, and technology talent to develop and deliver great products and network effect platforms

◦	Uphold the highest customer experience results, focusing on the end to end experience including customer care as measured by net promoter scores

◦	Build durable advantage in Intuit's operating infrastructure including a multi-year IT and technology roadmap that increases effectiveness and efficiency

◦	Cultivate an innovative culture where teams apply "lean start-up" principles to improve existing and/or build new products that are valued by customers

◦	Develop a systemic process for identifying and capitalizing on inorganic opportunities to strengthen Intuit's talent, technology and revenue trajectory

◦	Maintain rigorous talent management efforts (hiring, retention and development, with specific focus on attracting and retaining technical talent)

◦	Maintain high employee satisfaction scores in a highly competitive labor market (as measured through independent annual survey and related actions)

◦	Develop a collaborative work environment that empowers individuals at all levels to contribute and execute effectively
In assessing Mr. Smith’s performance against these one-year goals, the Compensation Committee noted the Company's mixed financial results for the year, including strong revenue growth from the Small Business group in a weak macro environment. The Committee also took into account that under Mr. Smith's leadership, an engineering culture that empowered agile development and rapid experimentation in service to developing and delivering awesome products continued to gain traction within the Company, while at the same time initiatives that were implemented to retain key engineering talent resulted in improved engagement and retention. In addition, innovation and new mobile applications started to produce strong results in fiscal 2013.
The Compensation Committee also determined that Mr. Smith had delivered outstanding progress toward the following longer-term goals established by the Compensation Committee early in fiscal 2013:

•	Long-term strategic plan for Intuit that accelerates our growth track

◦	Articulate a long-term vision (10 years) and strategic plan (3-5 years) for the Company

◦	Demonstrate progress against 3-year plans for each major business unit

◦	Execute on strategic plans for growth

•	Multi-year leadership strategy and progress

◦	Management growth and succession plans; strong business leaders and pipeline; hiring and retention of key technical talent

◦	Trend for employee engagement results (annual survey and related actions); addressing any specific issues which arise

◦	Trend for customer experience results as measured by customer satisfaction scores
In assessing Mr. Smith’s performance and progress toward these long-term goals, the Compensation Committee determined that under Mr. Smith’s leadership, Intuit made significant progress toward its strategic initiatives, including building a strong foundation for long-term progress and leadership by reorganizing the company's business and functional groups to strengthen the business ecosystem and executive leadership team, refining the Company's strategic growth plans, while continuing to maintain best-in-class employee satisfaction scores and high customer satisfaction scores in several key businesses.
The Compensation Committee evaluated Mr. Smith’s performance based on his achievement of these short-term and long-term goals and, after consulting with the Board without Mr. Smith present, determined that his overall performance rating was outstanding. However, in recognition of the fact that the Company did not meet its aggressive fiscal 2013 growth goals, the Compensation Committee applied its judgment to determine that the component of Mr. Smith’s bonus related to individual performance would be paid at 80% of target, the same level as the Company performance component. In determining this component of Mr. Smith’s bonus, no individual factor was assigned any specific weight by the Compensation Committee. Rather, the Compensation Committee assessed these factors and their overall impact on the Company and exercised its judgment in setting his bonus. The resulting fiscal 2013 bonus was 32% lower than his fiscal 2012 bonus. The Committee also determined that Mr. Smith's fiscal 2014 target bonus should be maintained at 140% of salary.
The Compensation Committee also determined the individual performance component of cash bonuses for our other Named Executive Officers, based on each executive’s leadership and progress toward one-year operational and longer-term strategic plans. In evaluating executives and determining each of their overall performance ratings, the Compensation Committee considered: (1) the performance evaluation and pay recommendations made by the Chief Executive Officer, which took into account the performance of each executive’s business unit or functional group, the executive's leadership capability and retention and (2) the scope, degree of difficulty and criticality of the executive’s responsibilities. The Compensation Committee gives considerable weight to the evaluation provided by the Chief Executive Officer because of his direct knowledge of each other Named Executive Officer's performance and contribution. As with Mr. Smith's bonus, in determining the payouts of the individual performance component, no individual factor was assigned any specific weight by the Compensation Committee. Rather, the Compensation Committee assessed these factors and their overall impact on the Company and exercised its judgment in setting the bonuses.
Neil Williams’ Bonus.  Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Mr. Williams had outstanding performance for fiscal 2013, which included leading the Company's efforts in establishing relationships with key institutional investors and analysts and building momentum for Intuit's inorganic strategy. However, in recognition of the fact that the Company did not meet its aggressive fiscal 2013 growth goals, and on the recommendation of Mr. Smith, the Compensation Committee determined that the individual performance component of Mr. Williams’ bonus would be paid out at 80%, the same level as the Company performance component. The resulting fiscal 2013 bonus was 23% lower than his fiscal 2012 bonus. The Committee also determined that Mr. Williams' fiscal 2014 target bonus should be maintained at 75% of salary.

Kiran Patel’s Bonus.  Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Mr. Patel had outstanding performance in his role in leading and driving growth in Intuit’s largest business unit during the year. Mr. Patel’s leadership of the Small Business Group enabled that business to deliver 16% revenue growth year-over-year, accelerate unit growth and increase revenue per customer. Mr. Patel also led the successful integration of Demandforce, which contributed to the strong growth of the Small Business Group. In addition, Mr. Patel drove the alignment of the customer experience across multiple product lines, while continuing to improve customer satisfaction scores. Based on this assessment, the Compensation Committee determined that the individual performance component of Mr. Patel’s bonus would be paid out at approximately 213% of target. The resulting fiscal 2013 bonus was 79% higher than his fiscal 2012 bonus. Mr. Patel will not receive any fiscal 2014 bonus payout as a result of his retirement in September 2013.
Laura Fennell's Bonus. Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Ms. Fennell had outstanding performance in her role leading the Legal, Compliance, Data Services and Policy organization, which includes the Company's legal, privacy, information security, data services and government affairs organizations. Ms. Fennell demonstrated execution excellence in managing Intuit's legal affairs and strong leadership in the change management process for the data services and information security teams. However, in recognition of the fact that the Company did not meet its aggressive fiscal 2013 growth goals, and on the recommendation of Mr. Smith, the Compensation Committee determined that the individual performance component of Ms. Fennell's bonus would be paid out at 80%, the same level as the Company performance component. The resulting fiscal 2013 bonus was 20% lower than her fiscal 2012 bonus. The Committee also determined that Ms. Fennell's fiscal 2014 target bonus should be maintained at 65% of salary.
Daniel Maurer’s Bonus.  Mr. Maurer, the head of Intuit's Consumer Tax business, led that business through a challenging tax season, where the Company held online share and retail share, but did not meet the Company's expectations for revenue growth or operating income growth. Mr. Maurer demonstrated his ability to lead rapid experimentation efforts to offset a volatile macro-environment. However, in recognition of the fact that the Company did not meet its aggressive fiscal 2013 growth goals, and on the recommendation of Mr. Smith, the Compensation Committee determined that the individual performance component of Mr. Maurer’s bonus would be paid out at 80%, the same level as the Company performance component. The resulting fiscal 2013 bonus was 12% lower than his fiscal 2012 bonus. The Committee also determined that Mr. Maurer's fiscal 2014 target bonus should be decreased from 75% to 65% of salary for better alignment with the external market and internal peers.
Equity Incentives
Performance-based equity awards comprise the majority of the equity granted to our Named Executive Officers when measured by grant date fair value. To a lesser degree, Intuit also grants time-based stock options and time-based RSUs. Time-based RSUs provide a long-term incentive for officers to remain with Intuit as they receive no value unless they remain with the Company, but because they do not have an exercise price, RSUs can provide some amount of value to recipients regardless of Intuit’s stock price. Options require price improvement to be valuable and align holders with the specific goal of increasing shareholder value after grant. As part of its review of executive compensation programs with FW Cook, its independent compensation consultant, the Compensation Committee reviewed the proportion of the executives' equity which is vested to that which is unvested.
Stock Option and RSU Grants for Fiscal 2013
In fiscal 2013, as in fiscal 2012, the Compensation Committee determined that the majority of the equity award value granted to each Named Executive Officer would be in the form of performance-based equity awards. The Company retained the weighting of performance-contingent awards for Named Executive Officers at 70% of their total long-term incentive to ensure that the majority of equity award value is earned for performance rather than continued employment. The performance hurdles associated with the awards relate to three-year operating performance and three-year relative TSR as discussed further below. The time-based portion of the equity grants remained at 30% of the total long-term incentive value to provide potential to earn awards that align with shareholder return since the award values are tied directly to Intuit’s stock price.
The table below shows the overall mix of equity awards, as well as the four individual types of awards, which are (1) time-based options (15% of total long-term incentive value); (2) time-based RSUs (15% of total long-term incentive value), which also include a minimum one-year GAAP operating income performance hurdle; (3) performance-contingent RSUs dependent on achieving three-year GAAP operating income growth and three-year revenue growth goals (35% of total long-term incentive value); and (4) performance-contingent RSUs dependent on relative TSR compared to a peer group (35% of total long-term incentive value). The table is based on a hypothetical total equity award value of $1 million.

Allocation of Hypothetical $1,000,000 Equity Award

		Value at Target

70%	50% 3-Year Operating Performance RSUs (35% of Total)	$350,000	100% fair market value at grant
Performance
Vested	50% Relative 3-Year TSR RSUs (35% of Total)	$350,000	Grant date fair value estimated using Monte Carlo model

30%	50% Options (15% of Total)	$150,000	Value based on FASB ASC 718 expense
Time
Vested	50% RSUs (15% of Total)	$150,000	100% fair market value at grant
Time-Based Awards (30% of Total Long-term Incentive)
Only 30% of the value of the long-term equity awards is time-based, and of this time-based value, 50% was granted in the form of stock options and 50% in the form of RSUs. The 50% in stock options is provided to reward increases in stock price. The Company views time-based options as inherently performance-based because the executive only realizes value as the stock price increases. The rationale for the portion granted as time-vested RSUs is to provide retention through potential short-term market volatility. RSUs also provide a link to shareholders’ interests because their value fluctuates with stock price. While the vesting of these RSUs is primarily time-based, the Company must achieve a one-year GAAP operating income hurdle for fiscal 2013 before these RSUs will begin to vest to allow such awards to qualify under Section 162(m).
Performance-Based Awards (70% of Total Long-term Incentive)
For fiscal 2013 (as in fiscal years 2010, 2011 and 2012) 70% of the value of the long-term equity awards is performance-based, with half contingent on Intuit’s achievement of three-year operating performance goals and half based on Intuit’s relative three-year TSR compared to a pre-established peer group. The reason for dividing the contingent award in this way is to balance achievement of key internal operational goals, which are expected to increase shareholder value, with measurement of actual shareholder return relative to a group of similar investments. The Company believes that this approach focuses Named Executive Officers on both long-term internal operating performance, which the Company believes is largely within management’s control, and on long-term shareholder return, which is the goal of sustained multi-year profitable growth and ultimately reflects our shareholders’ perception of our performance.
Vesting of Awards
The Named Executive Officers’ stock options vest over three years, with 33.333% of the shares vesting after one year and 2.778% of the shares vesting each month thereafter. The time-based RSUs granted to our Named Executive Officers also vest over three years, with one-third of the shares vesting in July of each year beginning in 2014. With regard to performance-based RSUs, all the Named Executive Officers have the same performance hurdles. Following the end of the three-year performance period, and upon certification of achievement of those hurdles, the Named Executive Officers’ performance-based RSUs that are earned based upon performance vest. For fiscal 2013, based on input from FW Cook, the Compensation Committee elected to align Mr. Smith's vesting with that of the other Named Executive Officers and the broader market, rather than continue with the previous practice of having Mr. Smith's stock options, time-based RSUs and performance-based RSUs vest over five years with 50% vesting after three years and 50% vesting after five years.
Intuit employees (including the Named Executive Officers) also receive dividend equivalent rights in conjunction with RSU awards. These RSUs accrue dividends, which will be paid when the shares are released. For performance-based RSUs granted to employees, dividends will be paid based on the actual units that vest following measurement of performance and are subject to the same provisions as the underlying awards. Dividend equivalent rights on performance-based RSUs that fail to vest due to performance are forfeited.

Clawback Provisions for Performance-based RSUs
Under the terms and conditions of the operating performance RSUs granted in July 2013, in the event that the Company must restate its financial results and the restatement decreases the level of vesting achieved under those performance-based RSUs, each Named Executive Officer must return to the Company an amount in cash or equivalent value in shares equal to the value of shares that would not have vested based on the restated financial results.
Equity Grant Eligibility
The sole factor used by the Compensation Committee in determining whether an executive was eligible to receive any stock options and RSUs was each executive’s performance rating, which was based on the factors described under “Annual Cash Bonuses” above. In order to be eligible to receive stock options and RSUs, an executive had to have a performance rating of “strong” or “outstanding.” Based on their fiscal 2013 performance ratings of “strong” or “outstanding”, all of the Named Executive Officers were eligible to receive stock options and RSUs. However, due to Mr. Patel's retirement in September 2013, the Compensation Committee did not award any additional equity to Mr. Patel in fiscal 2013.
Determination of Equity Grant Value
The Compensation Committee refers to an executive's annual performance rating (for example, “outstanding” or “strong”) as a reference point in determining the size of an executive's overall equity awards. For any given role, a rating of “outstanding” will generally result in a larger equity grant than for any other rating. In setting specific awards for our Named Executive Officers, the Committee exercises its judgment and discretion.
The value of equity granted to Mr. Smith for fiscal 2013 has a target value of $10,500,000 and reflects the portfolio mix of 70% performance-based awards and 30% time-based awards. In determining these awards, the Compensation Committee reviewed data provided by FW Cook, in addition to the Compensation Committee's own subjective assessment of Mr. Smith's outstanding performance. The value of this equity, together with Mr. Smith's fiscal year 2013 base salary and actual bonus yielded total direct compensation between the median and 75th percentile of peer group CEOs. The Compensation Committee determined this was appropriate considering Mr. Smith's outstanding performance, overall Company performance and Mr. Smith's experience as CEO.
To determine the size of the equity awards for Mr. Williams, Ms. Fennell and Mr. Maurer, the Compensation Committee used data provided by FW Cook, which estimated the range of grant values provided to executives in comparable positions at companies within Intuit's peer group. The Compensation Committee then considered each of the recommendations of the Chief Executive Officer in order to determine where within the applicable range each executive's equity grant value would fall. The Compensation Committee gives considerable weight to the recommendations provided by the Chief Executive Officer because of his direct knowledge of each other Named Executive Officer's performance and contribution. Due to the broad scope and complexity of Mr. Williams' role as Chief Financial Officer and his outstanding performance rating, he was granted equity value of $4,000,000. Ms. Fennell was granted equity valued at $3,000,000, reflecting her outstanding performance rating and the scope of her responsibilities as General Counsel as well as her leadership of the information security, government relations and data services teams. Mr. Maurer was granted equity valued at $3,000,000, due to his strong performance and new role leading Intuit's Small Business Management Solutions, its third largest business unit. These grant date values include significant amount of performance risk, and the amount actually earned over the next several years could be significantly lower if Intuit does not meet its aggressive growth targets.
The following table sets forth the actual total equity grant value awarded to each Named Executive Officer for fiscal 2013 and the target number of performance-based RSUs, time-based RSUs and stock options granted to each of our Named Executive Officers in connection with the fiscal 2013 performance and compensation review process. These values were estimated using data available to the Compensation Committee on July 23, 2013. They do not match exactly the grant date fair values presented in the Summary Compensation Table, which were calculated in accordance with FASB ASC Topic 718 and take into account the price of Intuit's common stock on the July 24, 2013 grant date.

		Performance-Based Awards		Time-Based Awards
		Target # of RSUs		# of RSUs/Stock Options
		Operating	Relative
		Performance	TSR
	Value-Based Equity	RSUs	RSUs	RSUs	Stock Options
Name	Guideline	(35% of value)	(35% of value)	(15% of value)	(15% of value)
Brad D. Smith	$10,500,000	57,000	61,500	24,500	139,500
R. Neil Williams	$4,000,000	21,500	23,500	9,000	53,000
Kiran M. Patel	$—	—	—	—	—
Laura A. Fennell	$3,000,000	16,000	17,500	7,000	39,500
Daniel R. Maurer	$3,000,000	16,000	17,500	7,000	39,500
Operating Performance RSUs
The performance-based RSUs earned for achieving three-year operating goals (the “Operating Performance RSUs”) depend on the compounded annual growth rate (“CAGR”) of Intuit’s revenue and GAAP operating income between fiscal 2013 and fiscal 2016. Revenue growth and GAAP operating income growth are equally weighted because the Company believes that sustained profitable growth over three years will create shareholder value, and that neither revenue growth nor operating income growth is more important than the other measure. These three-year performance goals are set aggressively as demonstrated by the below-target level awards earned at the end of fiscal 2013 for the 2010 Operating Performance RSUs despite strong revenue and operating income growth over the three year period.
Each Named Executive Officer (other than Mr. Patel) was awarded Operating Performance RSUs based on a “target” number of stock units that can be earned for achieving the operating growth goals. The actual RSU payouts may be as low as 0% of target if there is no growth over three years, and may be as high as 200% of target if the goals are exceeded, as described in the table below.

Measure	Revenue Growth (CAGR)			GAAP Op Income Growth (CAGR)			Total (2)
Weighting	50%		+	50%		=	100%

	Percent of Target Achieved	Payout as a Percent of Target(1)	+	Percent of Target Achieved	Payout as a Percent of Target(1)	=	Payout as a Percent of Target
Maximum	120%	200%		120%	200%		200%
Target	100%	100%		100%	100%		100%
	70%	90%		70%	90%		90%
	53%	68%		53%	68%		68%
Threshold	0%	0%		0%	0%		0%

_______________________________________

(1)	Linear interpolation between defined points.

(2)
Total Column is an example only, which illustrates the potential percentage of Operating Performance RSUs vesting based on achieving comparable levels of revenue growth and GAAP operating income growth.

Relative Total Shareholder Return RSUs
The relative total shareholder return RSUs (“Relative TSR RSUs”) may be earned based on Intuit’s relative TSR over a three-year period beginning August 1, 2013 compared to 43 other size- and industry-relevant companies, which were identified using objective selection criteria recommended by FW Cook, its independent compensation consultant, which have been consistently applied for the last three years. The peer companies reflect all U.S.-based public companies within Intuit's General Industry Classification Standard (“GICS”) code that have market capitalization and revenue between 0.2x and 5x Intuit’s size, plus H&R Block, which is a direct, size-relevant competitor (the “TSR Peers”). The TSR Peers have more sample companies than the Company's peer group used for compensation decisions, as discussed further below. The TSR Peers were chosen so that the Relative TSR RSUs will reward the Named Executive Officers based on objective measurement of Intuit’s three-year return compared to similar companies in which an Intuit shareholder might reasonably be expected to invest (as opposed to the

Company's peer group that reflects companies of a similar size with which we compete for talent). The Committee believes that a larger number of TSR Peers ensures that, in spite of mergers or acquisitions of TSR Peers, the Company will maintain a robust peer group against which it can measure its TSR. The shareholder return of both Intuit and the TSR Peers is measured using a thirty trading-day average at the start and the end of the performance period. The purpose of this averaging period is to reduce the effect of daily stock market volatility on the measurement of TSR. There is a “target” payout, which is earned when Intuit’s performance is at the 60th percentile of the peers. These payouts may be as high as 200% of target if Intuit’s TSR reaches the 100th percentile of the TSR Peers and may be as low as 0% of target if performance is at or below the 30th percentile of the TSR Peers. The payouts are capped at 100% of target in the event that Intuit’s relative TSR is above the 60th percentile of the TSR Peers, but absolute TSR is negative over the three-year performance period, in order to avoid unreasonably large awards for outperforming in falling markets. The table below describes the percent of target that may be earned under these awards based on relative TSR:

	3-Year TSR Percentile Rank(1)	Shares Earned as a Percent of Target(2)
Maximum	100	200%
Target	60	100%
Threshold	30	—%
_______________________________________

(1)	Linear interpolation between defined points.

(2)	Payouts capped at 100% if absolute 3-year TSR is negative.

The 43 Relative TSR Peers are set forth below:

Relative TSR Peer Companies
Activision Blizzard, Inc.	Facebook, Inc.	Red Hat
Adobe Systems Incorporated	Fidelity National Info Services, Inc.	SAIC, Inc.
Akamai Technologies, Inc.	Fiserv, Inc.	Salesforce.com, Inc.
Alliance Data Systems Corporation	Gartner, Inc.	Symantec Corporation
Autodesk, Inc.	Genpact Limited Common Stock	Synopsys, Inc.
Automatic Data Processing, Inc.	Global Payments Inc.	Teradata
BMC Software, Inc.	H&R Block, Inc.	Tibco Software
CA, Inc.	IAC/InterActiveCorp	Total System Services, Inc.
Cadence Design Systems, Inc.	Jack Heny & Associates Inc.	Vantiv, Inc.
Citrix Systems, Inc.	LinkedIn Corporation	Verisign, Inc.
Cognizant Technology Solutions	Mastercard Incorporated	VMware, Inc.
Computer Sciences Corporation	Nuance Communications, Inc.	The Western Union Company
eBay, Inc.	Open Text Corporation	Yahoo! Inc.
Electronic Arts, Inc.	Paychex, Inc.
Equinix, Inc.	Rackspace Hosting
As compared to the fiscal 2012 relative TSR peer group, four companies were removed because they no longer met the objective size requirement (MICROS Systems, Verifone Systems, Visa and Zynga) and six companies were added (Cadence Design Systems, Inc., Facebook Inc., Jack Henry & Associates Inc., LinkedIn Corporation, Open Text Corporation, and Verisign, Inc.) as they met the size criteria set forth above on the date of determination.
Achievement of Performance Hurdle for July 2012 Time-Based RSU Awards
In July 2012, as part of Intuit's annual performance and compensation review process for our last fiscal year ended July 31, 2012, the Compensation Committee approved the grant of time-based RSUs, subject to a performance hurdle, to each Named Executive Officer. These grants represented approximately 15% of the grant date fair value of all equity awards granted to our Named Executive Officers for fiscal 2012 and were described in more detail in our proxy statement for our annual meeting of stockholders held on January 17, 2013. At the time of grant, the Compensation Committee established a one-year

GAAP operating income hurdle of $600 million that Intuit was required to achieve in order for the awards to begin vesting. This hurdle is intended to allow the time-based RSUs to qualify as "performance-based compensation" under Section 162(m) in order that the deductibility of any taxable income arising from these awards will not be limited by Section 162(m), however, the application of Section 162(m) is complex and may change over time (with potentially retroactive effect). Intuit's GAAP operating income for the fiscal year ended July 31, 2013 was $1.23 billion, which exceeded the hurdle. As a result, the RSUs granted to Mr. Smith will vest as to 50% of the underlying shares on each of July 1, 2015 and July 1, 2017 and the RSUs granted to the other Named Executive Officers vest as to 33-1/3 % of the shares on each of July 1, 2013, July 1, 2014 and July 1, 2015. The number of these RSUs granted in July 2012 to each of the Named Executive Officers was as follows: Mr. Smith – 25,789 shares; Mr. Williams – 7,800 shares; Mr. Patel – 8,806 shares; Ms. Fennell – 3,523 shares; and Mr. Maurer – 5,284 shares.
Achievement of Performance Targets for July 2010 Performance-Based RSU Awards
In July 2010, the Compensation Committee approved the grant of performance-based RSUs. These grants represented approximately 70% of the value of all equity awards granted to our Named Executive Officers for fiscal 2010 and were described in more detail in our proxy statement for our annual meeting of stockholders held on January 19, 2011. Half of the performance-based RSUs were tied to the achievement of Intuit's three year operating goals ("2010 Operating Performance RSUs") and half were tied to the relative total shareholder returns ("2010 Relative TSR RSUs"). In August 2013, the Compensation Committee certified the achievement of the operating performance goal at 74.5% of target and the achievement of relative TSR performance at 62.2% of target. The operating goals reflect targeted compound annual growth rates in both revenue (50% of 2010 Operating Performance RSUs) and GAAP operating income (50% of 2010 Operating Performance RSUs) for the three year period from August 1, 2010 through July 31, 2013. The below target awards in both 2010 Operating Performance RSUs and 2010 Relative TSR RSUs during a time period when Intuit achieved compound annual revenue growth of 9.8% and compound annual operating income growth of 11.0% demonstrates the aggressive performance goals established by the Compensation Committee. The table below sets out the metrics for the revenue growth and operating income growth goals as well as the actual results and payout levels for the 2010 Operating Performance RSUs:

Measure	Revenue Growth (CAGR)				GAAP Operating Income Growth (CAGR)				Total

Weighting	50%			+	50%			=	100%

					FY11-FY13
	FY11-FY13	Percent	Payout as		Operating	Percent	Payout as		Payout as
	Revenue	of Target	a Percent		Income	of Target	a Percent		a Percent
	Growth	Achieved	of Target		Growth	Achieved	of Target		of Target
Maximum	20.0%	157%	160%		25.0%	134%	160%		160%
	18.2%	143%	145%		23.4%	125%	145%		145%
	16.4%	129%	130%		21.9%	117%	130%		130%
	14.5%	114%	115%		20.3%	108%	115%		115%
Target	12.7%	100%	100%		18.7%	100%	100%		100%
	10.6%	83%	90%		16.4%	87%	90%		90%
					14.0%	75%	80%		80%
Actual	9.8%	77.2%	86%		11.0%	58.8%	63%		74.5%
	8.5%	67%	80%
	6.4%	50%	60%		10.5%	56%	60%		60%
	4.3%	33%	40%		7.0%	37%	40%		40%
	2.1%	17%	20%		3.5%	19%	20%		20%
Threshold	—%	—%	—%		—%	—%	—%		—%

The vesting of the 2010 Relative TSR RSUs is based on Intuit's percentile rank of total shareholder return among the TSR peer group established for fiscal 2010 ("2010 TSR Peers") based on the 30 day average closing stock price of each 2010 TSR Peer at the beginning and end of the performance period. Although the TSR peer group is modified each year, in order to be consistent, the vesting of the 2010 Relative TSR RSUs is based on the TSR peer group established in the year in which the 2010 Relative TSR RSUs were granted. The performance goals along with actual results for the 2010 Relative TSR RSUs are set out on the table below. Although Intuit's relative TSR percentile rank was 48.6, Intuit's absolute three-year TSR was still strong at 53.2% for fiscal 2011 through fiscal 2013.

	Intuit's TSR Percentile Rank	Payout as Percent of Target
Maximum	100.0	160%
	95.0	152.5%
	90.0	145%
	85.0	137.5%
	80.0	130%
	75.0	122.5%
	70.0	115%
	65.0	107.5%
Target	60.0	100%
	55.0	83.3%
	50.0	66.7%
Actual	48.6	62.2%
	45.0	50%
	40.0	33.3%
	35.0	16.7%
Threshold	30.0	—%

The number of 2010 RSUs that vested on September 1, 2013 for each of the Named Executive Officers was substantially less than the target number that was based upon the achievement of the aggressive performance goals established in July 2010 and was as follows:

Name	2010 Operating Performance RSUs Vested	2010 Relative TSR RSUs Vested	Total 2010 RSUs Vested	Total 2010 Target RSUs
Brad D. Smith	49,036	40,941	89,977	131,640
R. Neil Williams	14,424	12,042	26,466	38,720
Kiran M. Patel	24,518	20,471	44,989	65,820
Laura A. Fennell	9,376	7,828	17,204	25,170
Daniel R. Maurer	14,424	12,042	26,466	38,720

Use of Competitive Data
In fiscal 2013, as in prior years, the Compensation Committee engaged its independent compensation consultant, FW Cook, to provide a comprehensive market study of compensation paid to Mr. Smith and the other Named Executive Officers. The Compensation Committee’s objectives in using this market study were:
1. To confirm that our peer group is relevant and includes:
a. companies with which we compete for executive talent

b. companies of similar scope and complexity
c. companies of similar size, measured by revenue and market capitalization
d. companies with similar business lines
2. To evaluate how our compensation compares to other companies using similar compensation models (including a mix of cash, equity and short and long-term incentives).
3. To create a sufficiently robust set of peers to ensure a degree of continuity year-over-year to avoid statistical distortion.

Using these objectives, FW Cook recommended a fiscal 2013 peer group with the following characteristics:

Criteria for Fiscal 2013 Peer Group	Characteristics
Relevant Business Lines	All are in GICS code 4510 (software and services), except for H&R Block, which is a direct business competitor and NetApp, which is a local talent peer.
Comparable Pay Models
All members of peer group use mix of base salary, annual cash awards and some form of equity grant to executives. None of the members of the peer group have large defined benefit or similar retirement offerings as part of their ongoing executive compensation programs.

Size
Peer companies were selected in order to remain within a range of similar revenue between 0.4 and 2.5x and company market-capitalization value between 0.33 and 3.0x, subject to reasonable exceptions for direct business competitors and internal talent peers.

Year-over-Year Continuity
No companies were removed from the list in fiscal 2013, and two public companies that met the objective size and industry criteria (Alliance Data Systems and Equinix) and three talent peers (NetApp, eBay and Facebook) were added to the list.

FW Cook reviewed this data with the Compensation Committee in May 2013, and the Committee determined that the following companies would make up the peer group for fiscal year 2013 and fiscal year 2013 decisions. To the extent that peer data from FW Cook's fiscal 2012 study was used to set certain components of officers' fiscal year 2013 compensation at the beginning of the fiscal year, the peer data were from the 2012 peer list. Note that the compensation peers are, for the most part, a subset of the TSR Peers described above, as the Committee believes it is important for the compensation peers to be of a similar size to the Company, to more accurately reflect the companies with which we compete for talent. In addition, as the compensation peer group is refreshed annually, acquisitions of compensation peer companies are less likely to have a meaningful impact on the analysis of Intuit's performance and compensation measures relative to those of its peers.

2013 Compensation Peer Companies

Activision Blizzard, Inc.	Fiserv, Inc.
Adobe Systems, Inc.	H&R Block, Inc.
Alliance Data Systems Corporation	Mastercard Incorporated
Autodesk, Inc.	NetApp, Inc.
BMC Software, Inc.	Paychex, Inc.
CA, Inc.	Salesforce.com, Inc.
Citrix Systems, Inc.	Symantec Corporation
Cognizant Technology Solutions Corporation	Teradata
eBay Inc.	VMware, Inc.
Electronic Arts, Inc.	The Western Union Company
Equinix, Inc.	Yahoo! Inc.
Facebook, Inc.

The Company used the publicly reported information regarding named executive officer compensation from these companies as a reference point in assessing each executive’s compensation level. The Company then considered each executive's role and scope of responsibilities relative to the roles of comparable positions at Intuit’s peers. Based on the foregoing information, the Company reviewed Intuit’s executive compensation programs and practices, analyzed each Named Executive Officer’s base pay, and recommended cash bonus and equity awards.
Intuit’s Management Stock Purchase Program
As a method of encouraging ownership of Intuit’s stock by executives, Intuit maintains the Management Stock Purchase Program (“MSPP”). Under the MSPP, employees with a title of director or above (including the Named Executive Officers) may elect to defer up to 15% of their annual incentive bonus, which is converted into deferred stock units based on the fair market value of Intuit’s stock on the date the bonus is awarded. These deferred stock units are fully vested on the grant date, but are not issued in the form of shares until the earlier of the third anniversary of the grant date or the termination of employment with Intuit. Intuit also grants the employee an additional RSU for every deferred stock unit purchased through this deferral, up to set maximums, as set-forth below:

Executive Level	Maximum Number of Matching RSUs
Director	300 RSUs
Vice President	750 RSUs
Executive and Senior Vice President	1,500 RSUs
Chief Executive Officer	3,000 RSUs

These matching RSUs vest as to 100% of the shares three years after the grant date, or on the recipient’s death or disability. This three-year vesting period is intended to assist Intuit in retaining key talent. The RSUs granted pursuant to the MSPP are issued under the 2005 Equity Incentive Plan.

Deferred stock units purchased by employees under the MSPP after July 2012 and the matching RSUs will accrue dividends. Dividends on the purchased deferred stock units will be paid on the date the shares are issued, and dividends on matching RSUs will be paid upon their vesting.
Employee Benefits
Each of our employees with a title of director or above (including the Named Executive Officers and employee directors) is generally eligible to participate in a number of programs which make up Intuit’s total compensation package, including health and welfare benefits, executive relocation benefits, our 401(k) Plan with a company-sponsored match component, our Employee Stock Purchase Plan, our Non-Qualified Deferred Compensation Plan and our MSPP. As described in more detail above, the MSPP encourages eligible employees to own Intuit stock. Intuit’s perquisites and benefits for Named Executive Officers in fiscal 2013 included 401(k) plan matching contributions that were consistent with the match provided to all employees and Long-Term Disability Plan premiums. Intuit does not offer a defined benefit pension plan. As a result of Mr. Maurer's new role as General Manager of Small Business Management Solutions, Mr. Maurer will receive certain relocation and travel assistance benefits, including quarterly payments in fiscal 2014 totaling $240,000 to defray his costs of commuting from his primary residence in San Diego to Mountain View and to cover housing and transportation costs in Mountain View. The Company also agreed to offer relocation assistance through August 1, 2014, which will include assistance with relocation, the sale of Mr. Maurer's house in San Diego and the purchase of a house in the Mountain View area in accordance with the Company's Relocation, Home Sales Assistance, and Home Purchase Assistance policies in the event that Mr. Maurer chooses to relocate his residence in the next fiscal year.
Termination Benefits
As discussed below under “Upon Termination of Employment or Change in Control” on page 53, the Company has agreed to provide severance payments and accelerated vesting of equity awards to our Named Executive Officers if their employment is terminated under specific circumstances. The Company agreed to provide these benefits in each Named Executive Officer’s negotiated employment agreement and/or pursuant to the Company’s benefit plans, as consideration for the executive’s agreement to provide services as an employee. Intuit does not provide excise tax “gross-up” protection in the event that a change in control severance payment is considered an excess parachute payment under U.S. tax laws.
Role of Compensation Consultants, Executive Officers and the Board in Compensation Determinations
The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Frederic W. Cook &

Co., Inc. (“FW Cook"), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company's executive compensation program. FW Cook performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. As described above under “Use of Competitive Data,” FW Cook assists the Committee in defining the appropriate market of the Company's peer companies for executive compensation and practices and in comparing our executive compensation program against the peer group each year. FW Cook also assists the Committee in comparing our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that FW Cook is independent and that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.
The Compensation Committee received support from Intuit’s Human Resources Department in analyzing and establishing Intuit’s compensation programs for fiscal 2013. Members of Intuit's management and staff attend meetings of the Compensation Committee, including the Senior Vice President of Human Resources, the Vice President of Compensation and an Intuit attorney. Mr. Campbell, the Chairman of the Board, regularly participated in Compensation Committee meetings, providing input on organizational structure and succession planning and executive development. Mr. Williams, our Chief Financial Officer, has provided the Compensation Committee an analysis of Intuit's financial performance, the financial impact of various types of equity awards and proposed performance hurdles for equity incentives. Mr. Smith, our Chief Executive Officer, has provided recommendations to the Compensation Committee regarding the cash and equity compensation of his executive staff (including Mr. Williams, Mr. Patel, Ms. Fennell and Mr. Maurer), succession planning, organizational development and the use of incentive compensation to drive Intuit’s growth. Mr. Smith also provided a self-review to the Compensation Committee to aid their evaluation of his performance. As noted above, in making compensation decisions, the Compensation Committee also has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee, and it has engaged FW Cook. For this purpose, FW Cook attended most meetings of the Compensation Committee, responding to committee members’ inquiries and refining their analysis based on these questions.
The Compensation Committee determines the compensation for Mr. Smith after obtaining information and input from FW Cook and conferring with the Board and without Mr. Smith present. In determining compensation for the Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considered Mr. Smith’s recommendations. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Executive Officers including the Chief Executive Officer. The Compensation Committee holds individual meetings with members of Mr. Smith’s executive staff on an annual basis to discuss organizational development and leadership strategy. The Compensation Committee also interacts frequently with members of the executive staff to discuss their business unit or functional group activities.
Accounting and Tax Implications of Our Compensation Policies
In designing our compensation programs, the Compensation Committee considers the financial accounting and tax consequences to Intuit as well as the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Compensation Committee and management consider the size and share-based compensation expense of the outstanding and new equity awards relative to the one- and three-year operating plans and relative to market capitalization.
Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to those executives (other than the Chief Financial Officer) whose compensation is detailed in the “Summary Compensation Table” on page 43 is not tax deductible to Intuit unless certain requirements are met. The $1,000,000 limit does not apply to compensation that is considered “performance-based” under applicable tax rules. Intuit has taken steps to see that most of the executive compensation paid under its incentive programs, including the stockholder approved SEIP and performance-based RSUs, is designed with the intent that its deductibility not be limited by Section 162(m). We believe it is important to preserve flexibility in administering compensation programs as corporate objectives may not always be consistent with the requirements for full deductibility. Further, the application of Section 162(m) is complex and may change with time (with potentially retroactive effect). Accordingly, Intuit has not adopted a policy that all compensation must not be limited in its deductibility under Section 162(m) and, while Intuit strives to award executive compensation that meets the deductibility requirements, Intuit may enter into compensation arrangements under which payments are not deductible on account of Section 162(m).
Stock Ownership
Intuit has a mandatory stock ownership program that applies to employees at the senior vice president level and above (including the Named Executive Officers) and members of the Board. This program was refined in January 2012 and requires our executives and Board members to hold shares of Intuit common stock at least equal to the values indicated in the table below, which values are measured as of July 31 each year:

Stock Ownership Requirement
Role	Minimum Ownership Requirement
Chief Executive Officer	6x base salary
Executive Vice President or Senior Vice President with base salary of $500,000 or more	1.5x base salary
Board members	5x standard annual Board retainer ($300,000)

All individuals subject to the requirements must comply within five years after the date the individual is appointed to a position subject to the guidelines, or July 2016, whichever is later. Unvested time-based RSUs not subject to a performance requirement held by an executive officer or a Board member are counted as shares when determining the number of shares owned. As of October 31, 2013, all Named Executive Officers and directors subject to these requirements were in compliance.
Intuit's Policy Regarding Derivatives, Short Sales and Hedging
Intuit's Insider Trading Policy prohibits directors and executive officers from pledging shares on margin, trading in derivative securities of Intuit's common stock, engaging in short sales of Intuit securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Intuit securities.
Intuit’s Equity Granting Policy
Stock options and RSUs may be granted by either the Compensation Committee or, pursuant to the terms of its Charter, by its delegates, the Chief Executive Officer and the Senior Vice President of Human Resources. These individuals, acting independently, each have authority to grant stock options and RSUs to employees below the level of Vice President, up to the number of shares per individual specified by the Compensation Committee. The Chief Executive Officer and the Senior Vice President of Human Resources, acting jointly, may grant such awards to employees at the level of Vice President, up to the number of shares per individual specified by the Compensation Committee, provided such employees do not report to the Chief Executive Officer or to a committee of the Board. Equity grants made to Senior Vice Presidents or above, to individuals who report to the Chief Executive Officer or to a committee of the Board, or to individuals who receive amounts above the stated share limit per individual must be approved by the Compensation Committee.
Timing of Grants.  Equity awards are typically granted on regularly scheduled grant dates on the seventh business day of each month. Exceptions to this practice are specifically approved by the Compensation Committee. The Chief Executive Officer and Senior Vice President of Human Resources do not have discretion to set other grant dates for awards made pursuant to their delegated authority. As part of Intuit's annual performance and compensation review process, the Compensation Committee approves stock option and RSU awards to our Named Executive Officers within a few weeks before Intuit's July 31 fiscal year-end.
Option Exercise Price.  The exercise price of a newly granted option (i.e., not an option assumed or substituted in connection with a corporate transaction) is the closing price on the NASDAQ stock market on the date of grant.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows compensation earned during fiscal years 2013, 2012 and 2011 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for fiscal 2013. We call these individuals our “Named Executive Officers.” One of these Named Executive Officers, Kiran Patel, retired from Intuit effective September 15, 2013.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ( $)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)		Total ($)
Brad D. Smith	2013	1,000,000	(1)	—	8,759,665	1,571,454	1,120,000		12,559	(6)	12,463,678
President and Chief	2012	975,000		—	8,320,578	1,608,698	1,647,750		12,559		12,564,585
Executive Officer	2011	950,000		—	7,514,292	1,303,378	1,852,500		12,819		11,632,989

R. Neil Williams	2013	700,000		—	3,361,037	597,040	420,000	(5)	15,040	(6)	5,093,117
Senior Vice President and	2012	675,000		—	2,537,885	417,083	544,219		13,714		4,187,901
Chief Financial Officer	2011	625,000		—	2,372,879	339,724	621,002		14,725		3,973,330

Kiran M. Patel	2013	800,000		—	—	—	1,440,000		16,151	(6)	2,256,151
Executive Vice President	2012	700,000		—	2,798,678	470,900	805,000		16,693		4,791,271
and General Manager,	2011	700,000		—	2,623,398	372,602	1,033,004		14,986		4,743,990
Small Business Group

Laura A. Fennell	2013	535,000		—	2,532,760	444,964	278,200	(5)	13,494	(6)	3,804,418
Senior Vice President,	2012	505,000		—	1,176,413	188,365	348,450		15,799		2,234,027
General Counsel and	2011	475,000		399,000	1,108,972	153,428	—		16,780		2,153,180
Corporate Secretary

Daniel R. Maurer	2013	620,000	(1)	—	2,543,816	444,964	372,000	(5)	14,227	(6)	3,995,007
Senior Vice President	2012	585,000		—	1,741,524	282,547	422,297		14,908		3,046,276
and General Manager,	2011	515,000		—	2,397,810	339,724	512,001		13,751		3,778,286
Consumer Group

_______________________________________

(1)
The amount includes a deferral at the recipient's election under the Non-Qualified Deferred Compensation Plan. See “Non-Qualified Deferred Compensation for Fiscal 2013” on page 52 for more information.

(2)
The amount, timing and grant date fair value of these awards are described in more detail in the “Compensation Discussion and Analysis” beginning on page 25 and are included in the table below named “Grants of Plan-Based Awards in Fiscal Year 2013.” In addition to annual stock awards, the amounts above include the fair value of RSUs which Intuit granted in August of each fiscal year to match RSUs which certain Named Executive Officers purchased with amounts deferred from their bonuses earned in such fiscal year under the MSPP. Amounts presented in the table above represent the aggregate grant date fair value of awards granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For each of the RSU awards granted in July 2012 and July 2013, the grant date fair value of these awards was calculated using the closing price of Intuit’s common stock on the date of grant. In July 2011, we determined that it was probable that we would pay cash dividends in the future. Since RSU holders were not entitled to dividends at that time, in July 2011 we adjusted the fair value of equity awards to take into account the present value of the dividends expected to be paid on the shares during the vesting period, discounted at the appropriate risk-free interest rate, in accordance with Topic 718. Since all RSU holders began receiving dividend equivalent rights in conjunction with RSU awards granted in July 2012 and thereafter, in accordance with Topic 718 we did not adjust the closing price of Intuit's common stock on the date of grant for dividends when valuing the July 2012 and July 2013 RSU awards to Named Executive Officers. For any awards that are subject to performance conditions, the grant date fair value is based upon the probable outcome of such conditions.

The “Grants of Plan-Based Awards in Fiscal Year 2013” table also describes the value of such performance-based awards assuming that the highest level of performance conditions is achieved.

(3)
The amount, timing and grant date fair value of these awards are described in more detail in the “Compensation Discussion and Analysis” beginning on page 25 and are included in the table below named “Grants of Plan-Based Awards in Fiscal Year 2013.” Amounts presented in the table above represent the aggregate grant date fair value of options granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For information on the valuation assumptions with respect to stock option grants and for a complete description of the valuation of share-based compensation, see Intuit’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

(4)
These amounts represent the amounts earned for performance under Intuit’s SEIP during fiscal 2013 and paid in August 2013. The SEIP is described in more detail in the “Compensation Discussion and Analysis” beginning on page 25.

(5)
The amount includes a deferral of the amount set forth in the table below at the recipient's election under the MSPP. Under the terms of the MSPP, a participant may elect to use a stated portion of his or her annual SEIP award to purchase RSUs under Intuit’s 2005 Equity Incentive Plan. Intuit then matches these purchased RSUs with another grant of RSUs that vest three years from the date of grant. The MSPP is described in greater detail on page 40.

Name	Executive MSPP Contribution ($)	Deferred Stock Units Reserved for Executive Contribution (#)
R. Neil Williams	62,955	980
Laura A. Fennell	41,692	649
Daniel R. Maurer	55,760	868

(6)	The amount includes the items of other compensation set forth in the table below.

Name	401(k) Matching Contributions ($)	Executive Long-Term Disability Plan Premiums ($)	Dividend Equivalent Rights ($)
Brad D. Smith	10,000	2,559	—
R. Neil Williams	10,000	3,714	1,326
Kiran M. Patel	10,000	4,654	1,497
Laura A. Fennell	10,000	2,895	599
Daniel R. Maurer	10,000	3,329	898

Grants of Plan-Based Awards in Fiscal Year 2013
The following table provides information about performance-based and time-based RSUs granted under our 2005 Equity Incentive Plan to the Named Executive Officers during fiscal 2013 and cash awards for which the Named Executive Officers were eligible in fiscal 2013 under our cash incentive plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)		All Other Stock Awards(1)	Grant Date Fair Value of Stock Awards(2)
Name	Grant Date	Board Approval Date	Target ($)	Maximum ($)		Target (#)	Maximum (#)	Shares (#)	Target ($)		Maximum ($)
Brad D. Smith	7/24/2013	7/24/2013				24,500	24,500	—	1,546,195	(5)	1,546,195
	7/24/2013	7/24/2013				57,000	114,000	—	3,597,270	(6)	7,194,540
	7/24/2013	7/24/2013				61,500	123,000	—	3,616,200	(7)	3,616,200
			1,400,000	3,500,000	(3)	—	—	—	—		—
									8,759,665		12,356,935

R. Neil Williams	8/17/2012	8/17/2012				—	—	910	54,382	(4)	54,382
	7/24/2013	7/23/2013				9,000	9,000	—	567,990	(5)	567,990
	7/24/2013	7/23/2013				21,500	43,000	—	1,356,865	(6)	2,713,730
	7/24/2013	7/23/2013				23,500	47,000	—	1,381,800	(7)	1,381,800
			525,000	1,312,500	(3)	—	—	—	—		—
									3,361,037		4,717,902

Kiran M. Patel			800,000	2,000,000	(3)	—	—	—	—		—

Laura A. Fennell	8/17/2012	8/17/2012				—	—	874	52,230	(4)	52,230
	7/24/2013	7/23/2013				7,000	7,000	—	441,770	(5)	441,770
	7/24/2013	7/23/2013				16,000	32,000	—	1,009,760	(6)	2,019,520
	7/24/2013	7/23/2013				17,500	35,000	—	1,029,000	(7)	1,029,000
			347,750	869,375	(3)	—	—	—	—		—
									2,532,760		3,542,520

Daniel R. Maurer	8/17/2012	8/17/2012				—	—	1,059	63,286	(4)	63,286
	7/24/2013	7/23/2013				7,000	7,000	—	441,770	(5)	441,770
	7/24/2013	7/23/2013				16,000	32,000	—	1,009,760	(6)	2,019,520
	7/24/2013	7/23/2013				17,500	35,000	—	1,029,000	(7)	1,029,000
			465,000	1,162,500	(3)	—	—	—	—		—
									2,543,816		3,553,576

_______________________________________

(1)
Awards made pursuant to Intuit’s 2005 Equity Incentive Plan. The RSUs described in footnote (5) that are subject to a one-year operating income performance goal will all become subject to service-based vesting if the goal is satisfied, and will otherwise be forfeited in full. As a result, there is no distinction between the "Target" and "Maximum" columns for these RSUs.

(2)
These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For the awards which are subject to performance-based conditions as described in the footnotes below, the amounts shown in the “Target” column reflect estimates of the probable outcomes of the performance conditions judged as of the time of issuance. These are the amounts reflected in the “Summary

Compensation Table.” The amounts shown in the “Maximum” column assume the highest level of performance would be achieved with respect to the performance conditions. The RSUs described in footnote (5) that are subject to a one-year operating income performance goal will all become subject to service-based vesting if the goal is satisfied, and will otherwise be forfeited in full. As a result, there is no distinction between the "Target" and "Maximum" columns for these RSUs. With respect to the RSUs described in footnote (7) that may be earned depending on Intuit's relative TSR, under FASB ASC Topic 718 the grant date fair value of these RSUs remains the same whether the target or maximum number of RSUs are earned. As a result, there is no distinction between the "Target" and "Maximum" columns for these RSUs.

(3)
Represents awards that could have been earned based on performance in fiscal year 2013. These columns show the awards that were possible at the Target and Maximum levels of performance. The maximum award that could have been earned by each Named Executive Officer was the lesser of 250% of the Target or $5 million.

(4)	Represents Intuit matching grants of RSUs under the MSPP, which vest on the third anniversary of the grant date.

(5)	Assuming Intuit’s achievement of a one-year operating income performance goal, these RSUs will vest as to 33 1/3% of the shares on each of July 1, 2014, July 1, 2015 and July 1, 2016.

(6)
Depending upon the degree of Intuit’s achievement of certain three-year revenue and operating income performance goals (the “Operating Performance Goals”), the earned potion of these RSUs will vest on September 1, 2016.

(7)
Depending on Intuit’s relative total shareholder return for the three-year period ending July 31, 2016 compared to a pre-established peer group (the “TSR Goals”), the earned portion of these RSUs will vest on September 1, 2016.

The following table provides information about stock options granted under our 2005 Equity Incentive Plan to the Named Executive Officers during fiscal 2013.

Name	Grant Date(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options ($/sh)	Grant Date Fair Value of Option Awards ($)(1)
Brad D. Smith	7/24/2013	139,500	63.11	1,571,454
R. Neil Williams	7/24/2013	53,000	63.11	597,040
Laura A. Fennell	7/24/2013	39,500	63.11	444,964
Daniel R. Maurer	7/24/2013	39,500	63.11	444,964

_______________________________________

(1)	These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 assuming no forfeitures.

(2)	This option vests as to 33 1/3% of the underlying shares on July 24, 2014 and 2.778% of the shares each month thereafter.

Outstanding Equity Awards at Fiscal 2013 Year-End
The following table provides information with respect to outstanding stock options held by the Named Executive Officers as of July 31, 2013.

	Outstanding Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Brad D. Smith	100,000	—		30.07	07/25/07	07/24/14
	260,000	—		30.00	02/11/08	02/10/15
	185,000	—		27.68	07/23/08	07/22/15
	100,000	100,000	(1)	30.21	08/11/09	08/10/16
	51,723	51,722	(2)	37.98	07/22/10	07/21/17
	—	110,496	(3)	47.79	07/20/11	07/19/18
	—	114,825	(4)	56.52	07/25/12	07/24/19
	—	139,500	(5)	63.11	07/24/13	07/24/20
R. Neil Williams	50,000	—		27.68	07/23/08	07/22/15
	75,000	—		30.21	08/11/09	08/10/16
	30,425	—		37.98	07/22/10	07/21/17
	22,835	11,419	(6)	47.79	07/20/11	07/19/18
	11,574	23,154	(7)	56.52	07/25/12	07/24/19
	—	53,000	(5)	63.11	07/24/13	07/24/20
Kiran M. Patel	11,720	—		37.98	07/22/10	07/21/17
	25,045	12,524	(6)	47.79	07/20/11	07/19/18
	13,068	26,141	(7)	56.52	07/25/12	07/24/19
Laura A. Fennell	40,000	—		27.68	07/23/08	07/22/15
	60,000	—		30.21	08/11/09	08/10/16
	19,775	—		37.98	07/22/10	07/21/17
	10,313	5,157	(6)	47.79	07/20/11	07/19/18
	5,227	10,457	(7)	56.52	07/25/12	07/24/19
	—	39,500	(5)	63.11	07/24/13	07/24/20
Daniel R. Maurer	14,000	—		30.07	07/25/07	07/24/14
	25,000	—		30.00	02/11/08	02/10/15
	50,000	—		27.68	07/23/08	07/22/15
	40,000	—		30.21	08/11/09	08/10/16
	30,425	—		37.98	07/22/10	07/21/17
	22,835	11,419	(6)	47.79	07/20/11	07/19/18
	7,841	15,685	(7)	56.52	07/25/12	07/24/19
	—	39,500	(5)	63.11	07/24/13	07/24/20

_______________________________________

(1)	This option vests on August 11, 2014.

(2)	This option vests on July 22, 2015.

(3)	This option vests as to 50% of the underlying shares on July 20, 2014 and 50% of the shares on July 20, 2016.

(4)	This option vests as to 50% of the underlying shares on July 25, 2015 and 50% of the shares on July 25, 2017.

(5)	This option vests as to 33 1 / 3 % of the underlying shares on July 24, 2014 and 2.778% of the shares each month thereafter.

(6)	This option vested as to 33 1 / 3 % of the underlying shares on July 20, 2012 and 2.778% of the shares each month thereafter.

(7)	This option vested as to 33 1 / 3 % of the underlying shares on July 25, 2013 and 2.778% of the shares each month thereafter.

The following table provides information with respect to outstanding RSUs held by the Named Executive Officers as of July 31, 2013, excluding RSUs purchased by the Named Executive Officers under the MSPP. The MSPP is described in greater detail on page 40. The market value of the awards is determined by multiplying the number of unvested shares or units by $63.92, the closing price of Intuit’s common stock on NASDAQ on July 31, 2013, the last trading day of fiscal 2013. For the awards which are subject to performance-based conditions as described in the footnotes below, the number of shares reflects performance assuming achievement at target unless otherwise noted.

	Outstanding Stock Awards
					Performance-Based Vesting Awards
		Time-Based Vesting Awards			Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brad D. Smith	08/11/08	32,500	(1)	2,077,400
	08/11/09	20,000	(2)	1,278,400
	08/11/09	25,000	(3)	1,598,000
	07/22/10	13,970	(5)	892,962
	07/22/10	49,036	(6)	3,134,381
	07/22/10	40,941	(7)	2,616,949
	08/20/10	3,000	(4)	191,760
	07/20/11	29,845	(8)	1,907,692
	07/20/11				69,638	(9)	4,451,261
	07/20/11				76,526	(10)	4,891,542
	08/19/11	3,000	(4)	191,760
	07/25/12	25,789	(11)	1,648,433
	07/25/12				60,173	(12)	3,846,258
	07/25/12				61,273	(13)	3,916,570
	07/24/13				24,500	(14)	1,566,040
	07/24/13				57,000	(15)	3,643,440
	07/24/13				61,500	(16)	3,931,080
R. Neil Williams	07/22/10	14,424	(17)	921,982
	07/22/10	12,042	(18)	769,725
	08/20/10	941	(4)	60,149
	07/20/11	3,084	(19)	197,129
	07/20/11				21,588	(20)	1,379,905
	07/20/11				23,723	(21)	1,516,374
	08/19/11	1,422	(4)	90,894
	07/25/12	5,200	(22)	332,384
	07/25/12				18,199	(23)	1,163,280
	07/25/12				18,532	(24)	1,184,565
	08/17/13	910	(4)	58,167
	07/24/13				9,000	(14)	575,280
	07/24/13				21,500	(15)	1,374,280
	07/24/13				23,500	(16)	1,502,120

	Outstanding Stock Awards
					Performance-Based Vesting Awards
		Time-Based Vesting Awards			Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kiran M. Patel	08/11/08	50,000	(1)	3,196,000
	07/22/10	24,518	(17)	1,567,191
	07/22/10	20,471	(18)	1,308,506
	08/20/10	1,500	(4)	95,880
	07/20/11	3,383	(19)	216,241
	07/20/11				23,677	(20)	1,513,434
	07/20/11				26,019	(21)	1,663,134
	07/25/12	5,871	(22)	375,274
	07/25/12				20,547	(23)	1,313,364
	07/25/12				20,923	(24)	1,337,398
Laura A. Fennell	07/22/10	9,376	(17)	599,314
	07/22/10	7,828	(18)	500,366
	08/20/10	1,261	(4)	80,603
	07/20/11	1,393	(19)	89,041
	07/20/11				9,750	(20)	623,220
	07/20/11				10,714	(21)	684,839
	08/19/11	1,371	(4)	87,634
	07/25/12	2,349	(22)	150,148
	07/25/12				8,219	(23)	525,358
	07/25/12				8,369	(24)	534,946
	08/17/12	874	(4)	55,866
	07/24/13				7,000	(14)	447,440
	07/24/13				16,000	(15)	1,022,720
	07/24/13				17,500	(16)	1,118,600
Daniel R. Maurer	07/22/10	14,424	(17)	921,982
	07/22/10	12,042	(18)	769,725
	08/20/10	1,500	(4)	95,880
	07/20/11	3,084	(19)	197,129
	07/20/11				21,588	(20)	1,379,905
	07/20/11				23,723	(21)	1,516,374
	08/19/11	1,500	(4)	95,880
	07/25/12	3,523	(22)	225,190
	07/25/12				12,329	(23)	788,070
	07/25/12				12,554	(24)	802,452
	08/17/12	1,059	(4)	67,691
	07/24/13				7,000	(14)	447,440
	07/24/13				16,000	(15)	1,022,720
	07/24/13				17,500	(16)	1,118,600

_______________________________________

(1)	These RSUs vested on August 1, 2013.

(2)	These RSUs will vest on August 1, 2014.

(3)	Because the specified performance goals were achieved, these RSUs will vest on August 1, 2014.

(4)	Represents Intuit matching grants of RSUs under the MSPP, which vest on the third anniversary of the grant date.

(5)	Because the specified performance goals were achieved, these RSUs vested as to 50% of the shares on July 1, 2013 and will vest as to 50% of the shares on July 1, 2015.

(6)	Based on the performance goals achieved as of July 31, 2013, these RSUs vested as to 50% of the shares on September 1, 2013 and will vest as to 50% of the shares on September 1, 2015.

(7)	Based on the TSR goals achieved as of July 31, 2013, these RSUs vested as to 50% of the shares on September 1, 2013 and will vest as to 50% of the shares on September 1, 2015.

(8)	Because the specified performance goals were achieved, these RSUs will vest as to 50% of the shares on July 1, 2014 and 50% of the shares on July 1, 2016.

(9)
Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, these RSUs will vest as to 50% of the earned shares on September 1, 2014 and 50% of the earned shares on September 1, 2016.

(10)	Depending upon Intuit’s achievement of the TSR Goals, these RSUs will vest as to 50% of the earned shares on September 1, 2014 and 50% of the earned shares on September 1, 2016.

(11)	Because the specified performance goals were achieved, these RSUs will vest as to 50% of the shares on July 1, 2015 and 50% of the shares on July 1, 2017.

(12)
Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, these RSUs will vest as to 50% of the earned shares on September 1, 2015 and 50% of the earned shares on September 1, 2017.

(13)	Depending upon Intuit’s achievement of the TSR Goals, these RSUs will vest as to 50% of the earned shares on September 1, 2015 and 50% of the earned shares on September 1, 2017.

(14)	Assuming Intuit’s achievement of a one-year operating income performance goal, these RSUs vest as to 33 1 / 3 % of the shares on each of July 1, 2014, July 1, 2015 and July 1, 2016.

(15)	Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, the earned portion of these RSUs will vest on September 1, 2016.

(16)	Depending upon Intuit’s achievement of the TSR Goals, the earned portion of these RSUs will vest on September 1, 2016.

(17)	Based on the performance goals achieved as of July 31, 2013, these RSUs vested on September 1, 2013.

(18)	Based on the TSR goals achieved as of July 31, 2013, these RSUs vested on September 1, 2013.

(19)	Because the specified performance goals were achieved, these RSUs will vest on July 1, 2014.

(20)	Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, the earned portion of these RSUs will vest on September 1, 2014.

(21)	Depending upon Intuit’s achievement of the TSR Goals, the earned portion of these RSUs will vest on September 1, 2014.

(22)	Because the specified performance goals were achieved, these RSUs will vest as to 50% of the shares on July 1, 2014 and 50% of the shares on July 1, 2015.

(23)	Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, the earned portion of these RSUs will vest on September 1, 2015.

(24)	Depending upon Intuit’s achievement of the TSR Goals, the earned portion of these RSUs will vest on September 1, 2015.

Option Exercises and Stock Vested in Fiscal Year 2013
The following table shows information about stock option exercises and vesting of RSUs for each of the Named Executive Officers during fiscal 2013, including the value realized upon exercise or vesting, but excluding RSUs purchased by the Named Executive Officers under the MSPP. The MSPP is described in greater detail on page 40.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brad D. Smith	100,000	3,073,000	61,863	3,659,598
R. Neil Williams	—	—	31,799	1,887,620
Kiran M. Patel	340,000	4,799,832	38,724	2,302,096
Laura A. Fennell	20,000	599,392	26,463	1,556,831
Daniel R. Maurer	14,000	405,020	22,177	1,325,805

Non-Qualified Deferred Compensation for Fiscal Year 2013
The following table shows the non-qualified deferred compensation activity for each of the Named Executive Officers during fiscal 2013. The Non-Qualified Deferred Compensation Plan (“NQDCP”) is described below the table and the MSPP is described on page 40.

Name	Plan	Aggregate Balance at July 31, 2012 ($)	Executive Contributions in Fiscal 2013 ($)(1)	Aggregate Earnings in Fiscal 2013 ($)(2)	Aggregate Withdrawals/ Distributions in Fiscal 2013($)	Aggregate Balance at July 31, 2013 ($)
Brad D. Smith	NQDCP	2,635,950	823,875	459,351	—	3,919,176	(3)
	MSPP	599,752	—	46,610	(170,542)	475,820
	Total	3,235,702	823,875	505,961	(170,542)	4,394,996

R. Neil Williams	NQDCP	—	—	—	—	—
	MSPP	255,056	54,382	19,617	(119,845)	209,210
	Total	255,056	54,382	19,617	(119,845)	209,210

Kiran M. Patel	NQDCP	4,536,442	—	675,634	—	5,212,076	(3)
	MSPP	367,209	—	23,017	(169,894)	220,332
	Total	4,903,651	—	698,651	(169,894)	5,432,408

Laura A. Fennell	NQDCP	—	—	—	—	—
	MSPP	217,459	52,230	20,203	(65,788)	224,104
	Total	217,459	52,230	20,203	(65,788)	224,104

Daniel R. Maurer	NQDCP	1,894,060	316,723	345,077	—	2,555,860	(3)
	MSPP	293,464	63,286	26,958	(86,480)	297,228
	Total	2,187,524	380,009	372,035	(86,480)	2,853,088

______________________________________

(1)
Amounts shown in this column for the NQDCP are included in the "Salary" column of the fiscal 2013 “Summary Compensation Table” on page 43. Amounts shown in this column for the MSPP were contributed from amounts earned under Intuit's SEIP for fiscal 2012, which were paid in August 2012.

(2)	None of the amounts shown in this column are included in the “Summary Compensation Table” because they are not preferential or above market.

(3)
The following amounts contributed to the NQDCP by the executive, and in certain cases by Intuit, have also been reported in the Summary Compensation Table as compensation for fiscal 2013 or a prior fiscal year: Mr. Smith, $2,816,525; Mr. Patel, $3,702,382; and Mr. Maurer, $1,319,474.

In 2007, we adopted the NQDCP, which became effective January 1, 2008. We adopted the NQDCP to meet the requirements of the new restrictions on deferred compensation under Section 409A of the Internal Revenue Code. The NQDCP was designed to generally track the provisions of our 2005 Non-Qualified Deferred Compensation Plan, effective January 1, 2005, and the original Executive Deferred Compensation Plan that became effective March 15, 2002. All deferrals for compensation that would otherwise be payable on or after January 1, 2008 and employer contributions made on or after January 1, 2008 are credited to participants under the new NQDCP. No new deferrals or contributions will be made to the 2005 Non-Qualified Deferred Compensation Plan or the original plan. The NQDCP and the 2005 Non-Qualified Deferred Compensation Plan provide that executives who meet minimum compensation requirements are eligible to defer up to 75% of their salaries and up to 75% of their bonuses. We have agreed to credit the participants’ contributions with earnings that reflect the performance of certain independent investment funds. We do not guarantee above market interest on account balances. We may also make discretionary employer contributions to participant accounts in certain circumstances. The timing, amounts and vesting schedules of employer contributions are at the sole discretion of the Compensation Committee or its delegate. The benefits under this plan are unsecured and are general assets of Intuit. Participants are generally eligible to receive payment of their vested benefit at the end of their elected deferral period or after termination of their employment with Intuit for any reason or at a later date to comply with the restrictions of Section 409A. Participants may elect to receive their payments in a lump sum or installments. Discretionary company contributions and the related earnings vest completely upon the participant’s disability, death or a change in control of Intuit.

Potential Payments Upon Termination of Employment or Change in Control
Described below are the individual arrangements Intuit has entered into with each of our Named Executive Officers (other than Mr. Patel who retired in September 2013) and the estimated payments and benefits that would be provided under these arrangements, assuming that the executive’s employment terminated under certain circumstances as of July 31, 2013, and using the closing price of our common stock on July 31, 2013, the last trading day of fiscal year 2013 ($63.92 per share).
As a general matter, certain benefits that are included in the tables below are provided to all recipients of Intuit equity awards, not solely to Named Executive Officers. For example, Intuit’s options and RSUs generally provide for 100% acceleration of vesting upon termination due to death or disability. Additionally, Intuit’s options generally provide for one year of accelerated vesting upon a recipient’s involuntary termination within one year following a change in control (a “CIC”), as defined in our 2005 Equity Incentive Plan. Intuit’s RSUs generally provide for pro rata accelerated vesting upon a recipient’s involuntary termination within one year following a change in control or upon a recipient’s retirement, as defined in the applicable plan document. None of the Named Executive Officers would have been eligible for retirement, for purposes of such RSU vesting acceleration, had they been terminated as of July 31, 2013.
Performance-based RSU’s granted to Executive Vice Presidents and Senior Vice Presidents under Intuit’s 2005 Equity Incentive Plan generally provide for pro rata accelerated vesting upon a recipient’s involuntary termination, as defined in the plan, so long as the specified performance goals are achieved and certified in accordance with the plan document.
Intuit does not provide for any special severance payments or acceleration of equity upon a Named Executive Officer’s termination for cause or resignation without good reason. Under the NQDCP, participants in the plan will be eligible to receive their vested benefits under the plan upon termination of employment for any reason, and they will be eligible to receive discretionary company contributions and the related earnings upon the participant's disability, death or a change in control of Intuit, as described above under “Non-Qualified Deferred Compensation for Fiscal Year 2013.”
In April 2007, Intuit established a Long-Term Executive Disability Plan (the “Executive Disability Plan”) for employees with the title of director or above. Under the Executive Disability Plan, which is funded through insurance, if a participant suffers a long-term disability, as defined in the applicable plan document, the participant will be provided with salary restoration benefits up to $8,000 per month in addition to the benefits provided by Intuit’s Long-Term Disability Plan for all employees, until the earlier of the cessation of the disability or the participant reaching age 65. Under the terms of the Executive Disability Plan, each of Mr. Smith, Mr. Williams, Mr. Patel, Ms. Fennell, Mr. Maurer, and Mr. Cook would have been entitled to receive $96,000 for salary restoration for fiscal 2013 if he or she had suffered a long-term disability. These amounts are not included in the tables below. Mr. Campbell was not eligible to receive benefits under the plan during fiscal 2013.
Brad D. Smith
On October 1, 2007, Intuit entered into a new employment agreement with Mr. Smith, which superseded Mr. Smith’s prior September 6, 2005 employment agreement and provided that Mr. Smith become the President and Chief Executive Officer of Intuit, effective January 1, 2008. On December 1, 2008, Intuit amended Mr. Smith’s employment agreement in order to satisfy the technical documentary requirements of Section 409A of the Internal Revenue Code (“Section 409A”).
Mr. Smith can terminate his employment agreement at any time upon written notice to the Board. Intuit may terminate Mr. Smith’s employment upon the written recommendation of the Board. Under the circumstances described below, Mr. Smith is entitled to receive severance benefits subject to his execution of a valid and binding release agreement.
If Intuit terminates Mr. Smith other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Smith terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Smith is entitled to a single lump sum severance payment equal to 12 months of his then-current salary and 100% of his then-current target bonus.
The estimated payments or benefits which would have been paid to Mr. Smith in the event of his termination on July 31, 2013 under the specified circumstances are as follows:

Brad D. Smith Incremental Amounts Payable Upon Termination Event	Termination Without Cause or by Mr. Smith for Good Reason ($)	Termination Without Cause After CIC ($)	Death or Disability ($)
Total Cash Severance	2,400,000	2,400,000	—
Total Benefits and Perquisites	—	—	—
Total Severance	2,400,000	2,400,000	—
Gain on Accelerated Stock Options	—	4,299,815	7,457,669
Value of Accelerated Restricted Stock Units	20,905,973	21,653,878	44,447,028
Total Value of Accelerated Long-Term Incentives	20,905,973	25,953,693	51,904,697
Total Severance, Benefits & Accelerated Equity	23,305,973	28,353,693	51,904,697

R. Neil Williams
On November 2, 2007, Intuit entered into an employment agreement with Mr. Williams, which provided that Mr. Williams become Senior Vice President and Chief Financial Officer of Intuit, effective January 7, 2008. On December 1, 2008, Intuit amended Mr. Williams’ employment agreement in order to satisfy the technical documentary requirements of Section 409A.
If Intuit terminates Mr. Williams other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Williams terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Williams will be entitled to a single lump sum severance payment equal to 12 months of his then-current salary and 100% of his then-current target bonus provided he signs a release and waiver of claims.
The estimated payments or benefits which would have been paid to Mr. Williams in the event of his termination on July 31, 2013 under the specified circumstances are as follows:

R. Neil Williams Incremental Amounts Payable Upon Termination Event	Termination Without Cause or by Mr. Williams for Good Reason ($)	Termination Without Cause After CIC ($)	Death or Disability ($)
Total Cash Severance	1,225,000	1,225,000	—
Total Benefits and Perquisites	—	—	—
Total Severance	1,225,000	1,225,000	—
Gain on Accelerated Stock Options	—	284,168	398,458
Value of Accelerated Restricted Stock Units	5,188,450	4,306,943	11,909,510
Total Value of Accelerated Long-Term Incentives	5,188,450	4,591,111	12,307,968
Total Severance, Benefits & Accelerated Equity	6,413,450	5,816,111	12,307,968
Kiran M. Patel
Mr. Patel retired in September 2013 and did not receive any termination benefits in connection with his retirement.
Laura A. Fennell
On March 31, 2004 Intuit entered into an employment agreement with Ms. Fennell. The estimated payments or benefits which would have been paid to Ms. Fennell in the event of her termination on July 31, 2013 under the specified circumstances are as follows:

Laura A. Fennell Incremental Amounts Payable Upon Termination Event	Termination Without Cause or by Ms. Fennell for Good Reason ($)	Termination Without Cause After CIC ($)	Death or Disability ($)
Total Cash Severance	—	—	—
Total Benefits and Perquisites	—	—	—
Total Severance	—	—	—
Gain on Accelerated Stock Options	—	132,538	192,559
Value of Accelerated Restricted Stock Units	2,834,341	2,468,935	7,029,282
Total Value of Accelerated Long-Term Incentives	2,834,341	2,601,473	7,221,841
Total Severance, Benefits & Accelerated Equity	2,834,341	2,601,473	7,221,841

Daniel R. Maurer
On November 16, 2005, Intuit entered into an employment agreement with Mr. Maurer. Mr. Maurer’s employment agreement was amended in January 2008 and in December 2008. The December 2008 amendment provided that Mr. Maurer become Senior Vice President and General Manager of Intuit’s Consumer Tax Group effective December 2, 2008. The estimated payments or benefits which would have been paid to Mr. Maurer in the event of his termination on July 31, 2013 under the specified circumstances are as follows:

Daniel R. Maurer Incremental Amounts Payable Upon Termination Event	Termination Without Cause or by Mr. Maurer for Good Reason ($)	Termination Without Cause After CIC ($)	Death or Disability ($)
Total Cash Severance	—	—	—
Total Benefits and Perquisites	—	—	—
Total Severance	—	—	—
Gain on Accelerated Stock Options	—	339,656	592,557
Value of Accelerated Restricted Stock Units	4,936,009	4,204,113	10,232,314
Total Value of Accelerated Long-Term Incentives	4,936,009	4,543,769	10,824,871
Total Severance, Benefits & Accelerated Equity	4,936,009	4,543,769	10,824,871

TRANSACTIONS WITH RELATED PERSONS
The Audit and Risk Committee is responsible for review, and approval or ratification as appropriate, of specific transactions between Intuit (or its subsidiaries) in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% stockholders, and their immediate family members. The Audit and Risk Committee adopted a written set of procedures and guidelines, which are described below, to evaluate these transactions and obtain approval or ratification by the Audit and Risk Committee.
Identification of Related Persons.  Information about our directors and executive officers and persons related to them is collected and updated through annual Director & Officer Questionnaires and quarterly director affiliation summaries. Directors and executives provide the names of the entities with which they are affiliated, including board memberships, executive officer positions, charitable organizations, and affiliations of immediate family members.
Audit and Risk Committee Annual Pre-Approval.  On an annual basis, Intuit’s procurement and legal departments prepare requests for pre-approval of transactions or relationships involving related persons or parties with which Intuit is expected to do business during the upcoming fiscal year. The Audit and Risk Committee reviews these requests during its regular fourth quarter meeting and generally pre-approves annual spending levels for each transaction or relationship.
Periodic Approvals.  During the year, the list of known related persons is circulated to appropriate Intuit employees and is used to identify transactions with related persons. When Intuit identifies an actual or potential transaction with a related person that was not pre-approved by the Audit and Risk Committee, Intuit’s legal department collects information regarding the transaction, including the identity of the other party, the value of the transaction, and the size and significance of the transaction to both Intuit and the other party. This information is provided to the Audit and Risk Committee, which in its discretion may approve, ratify, rescind, place conditions upon, or take any other action with respect to the transaction.
Monitoring of Approved Transactions and Relationships.  Following approval by the Audit and Risk Committee, Intuit personnel review and monitor the transactions and relationships from time to time. If spending levels approach the limits approved by the Audit and Risk Committee, Intuit prepares and submits a new approval request to the Audit and Risk Committee for review at its next meeting.
Compensation Decisions.  The Audit and Risk Committee generally does not review executive or director compensation transactions or arrangements, as these are approved by the Compensation Committee or the Board, as appropriate.
Since the beginning of fiscal 2013, there have been no transactions and there currently are no proposed transactions in excess of $120,000 between Intuit (or its subsidiaries) and a related person in which the related person had or will have a direct or indirect material interest.

AUDIT AND RISK COMMITTEE REPORT
We, the members of the Audit and Risk Committee, assist the Board in fulfilling its responsibilities by overseeing Intuit’s accounting and financial reporting processes, the qualifications, independence and performance of Intuit’s independent auditor, the performance of Intuit’s internal audit department and Intuit’s internal controls. We also are responsible for selecting, evaluating and setting the compensation of Intuit’s independent auditor. Intuit’s management is responsible for the preparation, presentation and integrity of Intuit’s financial statements, including setting accounting and financial reporting principles and designing Intuit’s system of internal control over financial reporting. The Audit and Risk Committee has selected the independent registered public accounting firm of Ernst & Young LLP as Intuit’s independent auditor, with responsibility for performing an independent audit of Intuit’s consolidated financial statements and for expressing opinions on the conformity of Intuit’s audited financial statements with generally accepted accounting principles and on the effectiveness of Intuit’s internal control over financial reporting based on their audit. The Audit and Risk Committee oversees the processes, although members of the Audit and Risk Committee are not engaged in the practice of auditing or accounting.
During the fiscal year ended July 31, 2013, the Audit and Risk Committee carried out the duties and responsibilities as outlined in its charter, including the following specific actions:

•	Reviewed and discussed with management and the independent auditor Intuit’s quarterly earnings announcements, consolidated financial statements, and related periodic reports filed with the SEC;

•	Reviewed with management its assessment of the effectiveness of Intuit’s internal control over financial reporting;

•	Reviewed with the independent auditor and management the audit scope and plan;

•	Reviewed the internal audit plan with the internal auditor; and

•	Met in periodic executive sessions with each of the independent auditor, representatives of management, and the internal auditor.
We reviewed and discussed with management and representatives of Ernst & Young the audited financial statements for the fiscal year ended July 31, 2013 and Ernst & Young’s opinion on the audited financial statements and the effectiveness of Intuit’s internal control over financial reporting. Ernst & Young represented that its presentations included the matters required to be discussed with the Audit and Risk Committee by applicable auditing standards of the Public Company Accounting Oversight Board (PCAOB).
The Audit and Risk Committee recognizes the importance of maintaining the independence of Intuit’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit and Risk Committee has evaluated Ernst & Young’s qualifications, independence and performance. The Audit and Risk Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit and Risk Committee or its delegate. Intuit’s pre-approval policy is more fully described in this proxy statement under the caption “Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm.” The Audit and Risk Committee has concluded that provision of the services described in that section is compatible with maintaining the independence of Ernst & Young. In addition, we have received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with us concerning independence and discussed with Ernst & Young the firm’s independence.
Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board that the audited financial statements be included in Intuit’s Annual Report on Form 10-K for fiscal 2013. We also selected Ernst & Young LLP as Intuit’s independent registered public accounting firm for fiscal 2014.
AUDIT AND RISK COMMITTEE MEMBERS
Dennis D. Powell (Chair)
Diane B. Greene
Suzanne Nora Johnson

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Each of our directors stands for election on an annual basis. We do not have a classified or staggered Board. The Nominating and Governance Committee, consisting solely of independent directors, as determined by the Board under applicable NASDAQ listing standards, recommended the directors for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the Meeting.
Nominees
The following nine incumbent directors are nominated for election to the Board: Christopher W. Brody, William V. Campbell, Scott D. Cook, Diane B. Greene, Edward A. Kangas, Suzanne Nora Johnson, Dennis D. Powell, Brad D. Smith and Jeff Weiner.
Each nominee, if elected, will serve until the next annual meeting of stockholders and until a qualified successor is elected, unless the nominee dies, resigns or is removed from the Board prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder will vote your shares to approve the election of any substitute nominee proposed by the Board. Please see “Directors Standing for Election” on page 10 of this proxy statement for information concerning each of our nominees standing for election. We have provided information in each nominee’s biography concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director.
Majority Voting
Our Bylaws require that in order to be elected in an uncontested election a director nominee must be elected by a majority of the votes cast by the shares of common stock present (either in person or by proxy) at the Meeting (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions and, if applicable, broker non-votes will not be counted as votes “for” or “against” a nominee and therefore will not affect the outcome of the vote on this proposal. Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, in accordance with Intuit’s Bylaws and Corporate Governance Principles, each director has submitted an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not elect the director. In that situation, our Nominating and Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the date that the election results were certified.
The Board recommends that you vote
FOR the election of each of the nominated directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Intuit’s Audit and Risk Committee has selected Ernst & Young LLP as the independent registered public accounting firm to perform the audit of Intuit’s consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal year ending July 31, 2014. As a matter of good corporate governance we are asking stockholders to ratify this selection. Representatives of Ernst & Young are expected to attend the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders. If the selection of Ernst & Young is not ratified, the Audit and Risk Committee will consider whether it should select another independent registered public accounting firm.

The Audit and Risk Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
It is the policy of the Audit and Risk Committee to pre-approve near the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit and Risk Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit and Risk Committee may also pre-approve particular services during the fiscal year on a case-by-case basis. The independent auditor and management periodically report to the Audit and Risk Committee the actual fees incurred versus the pre-approved budget.
Fees Paid to Ernst & Young LLP
The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young for fiscal 2013 and 2012:

Fee Category	Fiscal 2013	Fiscal 2012
Audit Fees	$3,565,000	$3,574,000
Audit-Related Fees	970,000	611,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$4,535,000	$4,185,000
Audit Fees
These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist primarily of SSAE 16 reviews and other attestation services.
Tax Fees
Intuit paid no tax fees to Ernst & Young in fiscal 2013 or fiscal 2012.
All Other Fees
Intuit paid no other fees to Ernst & Young in fiscal 2013 or fiscal 2012.
For more information about Ernst & Young, please see the “Audit and Risk Committee Report” on page 57.
Approval of this Proposal No. 2 requires the affirmative vote of the majority of the shares of common stock entitled to vote on this proposal that are present in person or represented by proxy at the Meeting and are voted “for” or “against” the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
The Board recommends that you vote
FOR the ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 3
APPROVAL OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
General
In October 2004, our stockholders approved the 2005 Equity Incentive Plan (the “Plan”), which we designed to reflect our commitment to having best practices in both compensation and corporate governance. When originally approved in 2004, the Plan’s term ran through December 9, 2006. In each of 2005, 2006, 2007, 2008, 2009 and 2011, our stockholders approved extensions to the term of the Plan, increases to the number of shares available under the Plan, and certain other amendments as brought before the stockholders from time to time.
On October 29, 2013, Intuit’s Compensation and Organizational Development Committee approved an amendment and restatement of the Plan. This amendment and restatement: (1) increases the number of shares available for issuance under the Plan, (2) extends the term of the Plan, and (3) makes certain other amendments described more fully below. Although not all of the changes to the Plan are required to be approved by stockholders, we have included these discretionary amendments in a single amendment and restatement of the Plan that we are submitting for stockholder approval at the annual meeting.
In the discussion of this proposal, we refer to the currently existing version of the 2005 Equity Incentive Plan as the “Plan,” and we refer to the version of the 2005 Equity Incentive Plan in the event that the stockholders approve this proposal as the “Restated 2005 Plan.”
Material Amendments
The material differences between the Plan and the Restated 2005 Plan are described below. For further information on the terms of the Restated 2005 Plan as proposed, we encourage you to refer to the text of the Restated 2005 Plan, a copy of which has been filed with this proxy statement as Appendix B.
Increase in Share Reserve. Under the Restated 2005 Plan a total of 115,000,000 shares would be authorized for issuance. This reflects an increase of 19,000,000 shares to the 96,000,000 previously reserved for issuance. Of the 96,000,000 shares previously reserved for issuance, 12,120,393 remained available for issuance as of July 31, 2013. Therefore, subject to stockholder approval of the Restated 2005 Plan, a total of 31,120,393 shares would be authorized under the Restated 2005 Plan for grants of equity awards, less grants made after July 31, 2013 (which grants are counted against the share pool at the fungible ratio described below). These 31,120,393 shares represent 10.9% of our outstanding shares of common stock as of October 31, 2013. The share reserve for the Restated 2005 Plan will be reduced by one share for every one share that is subject to an option or stock appreciation right (“SAR”) granted after July 31, 2013 and 2.3 shares for every one share that is subject to an award other than an option or SAR granted after July 31, 2013. Assuming that aggregate equity awards are granted at levels consistent with recent historical practices and further assuming that the Company’s stock price increases at a rate consistent with recent years, then we generally expect that the share reserve under the Restated 2005 Plan should be sufficient to cover the Company’s projected stock grants for a period of approximately three years, including the Company’s annual equity grants that are expected to be made in July 2016.
Shares Not Counted Against Share Reserve. As under the Plan, there are certain circumstances in which shares will not be treated as having been issued pursuant to awards, and therefore will not decrease the share reserve. Generally, the Plan provides that to the extent an award is forfeited, expires or is settled in cash (in whole or part), the shares subject to the award will be added back into the share reserve at the ratio described above. The Restated 2005 Plan would further provide that if withholding tax liabilities that arise after July 31, 2013 from an award other than an option or SAR are satisfied by the tendering of shares or by the withholding of shares by Intuit, Intuit’s Compensation Committee (or one or more officers of the Company to whom the Compensation Committee has delegated authority to make this determination) may provide that the shares so tendered or withheld will be added to the share reserve at the ratio described above. Notwithstanding the foregoing, the Restated 2005 Plan provides that the following shares will not be added back into the share reserve: (i) shares tendered by a participant or withheld by Intuit in payment of the purchase price of an option after July 31, 2013, (ii) shares tendered by a participant or withheld by Intuit to satisfy any tax withholding obligation with respect to options or SARs after July 31, 2013, (iii) shares subject to a SAR after July 31, 2013 that are not issued in connection with its stock settlement, and (iv) shares reacquired by Intuit on the open market or otherwise using cash proceeds from the exercise of options after July 31, 2013.
Qualifying Performance Criteria under Section 162(m) of the Internal Revenue Code (the “Code”). The Plan (both as originally designed and as proposed in the Restated 2005 Plan) is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Code Section 162(m)’s $1,000,000 deductibility cap, however, there can be no guarantee that amounts payable under the Plan will be treated as qualified “performance-based compensation” under Code Section 162(m). In general, in order to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the company’s stockholders at least once every five years. For purposes of Code Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and shareholder approval of the Restated 2005 Plan will constitute approval of each of these aspects of the Restated 2005 Plan for purposes of the approval requirements of Code Section 162(m). The material terms of the performance goals under which compensation may be paid were most recently approved by Intuit’s shareholders at our 2011 annual meeting.
Term. Currently, the term of the Plan is set to expire on January 19, 2015. The term of the Restated 2005 Plan would expire on October 29, 2023, unless extended by stockholder approval in the future.

Definition of “Corporate Transaction". Under the Plan a “Corporate Transaction” was defined as (1) a merger, consolidation or similar transaction in which Intuit is not the surviving entity (other than a merger, consolidation or similar transaction with a wholly-owned subsidiary, a reincorporation of Intuit in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of Intuit and the awards granted under the Plan are assumed or replaced by the successor corporation, which assumption or replacement is binding on all participants), (2) a dissolution or liquidation of Intuit, (3) the sale, exchange, lease or other transfer of all or substantially all of the assets of Intuit, (4) a merger or similar transaction in which Intuit is the survivor but after which the stockholders of Intuit immediately prior to such merger (other than any stockholder that is a party to such merger or other transaction, or that controls an entity that is a party to such merger or other transaction) cease to own their shares or other equity interest in Intuit; or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code after which control of Intuit is held by a person or group of related persons who did not control Intuit immediately prior to the occurrence of such transaction. Under the Restated 2005 Plan, the definition of “Corporate Transaction” remains unchanged, except that prongs (1) and (4) have been combined and revised into one prong as follows: a merger, consolidation, reorganization or similar transaction either (i) as a result of which the stockholders of Intuit immediately prior to such transaction own directly or indirectly following such transaction less than 50% of the combined voting power of the outstanding voting securities of the controlling entity resulting from such transaction or (ii) after which such ownership as among those persons who were stockholders of Intuit immediately prior to such transaction is not in substantially the same proportions both immediately before and immediately after such transaction.
Outstanding Equity Awards
As of July 31, 2013, there were 12,120,393 shares available for grant under the Plan, which is the only plan from which Intuit currently grants equity awards. As of that date 14,205,688 shares were issuable upon the exercise of outstanding options granted under all of Intuit’s equity compensation plans. The weighted average exercise price of these options was $43.77 per share and the weighted average remaining term of these options was 4.93 years. As of July 31, 2013, Intuit had 9,184,152 outstanding unvested RSUs, of which 3,550,927 unvested RSUs had performance-based vesting.
Between July 31, 2013 and October 31, 2013, Intuit granted 24,620 options and 322,157 RSUs (which equates to 740,961 fungible shares) under the Plan, of which no RSUs have performance-based vesting.
Dilution and Burn Rate
Intuit measures dilution as the total number of shares subject to equity awards granted less cancellations and other shares returned to the reserve, divided by total common shares outstanding at the end of the year. The potential dilution from the proposed share increase is 6.7%, based on the total common shares outstanding as of October 31, 2013. Our annual dilution for fiscal 2013 was 3.2%.
We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. Our burn rate for fiscal 2013 was 4.0%.
An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). Our overhang as of July 31, 2013 was 11.9%. If the Restated 2005 Plan is approved, our overhang as of that date would increase to 18.2% and then would be expected to decline over time.
The following are the factors that were material to the evaluation of the Compensation and Organizational Development Committee, with input from management and its outside consultant, in determining acceptable and targeted levels of dilution: competitive data from relevant peer companies, the current and future accounting expense associated with Intuit’s equity award practices, input from stockholders, and the influence of shareholder advisory firms like Institutional Shareholder Services (“ISS”). Intuit’s equity programs are revisited at least annually and assessed against these (and other) measures.
Request for Stockholder Approval
We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company given the importance of knowledge, innovation and talent for employees in our industry. Equity compensation is a very effective incentive and retention tool that encourages and rewards employee performance that aligns with stockholders’

interests. We believe that the Restated 2005 Plan is an essential platform for motivating and retaining our employees, and we request your approval of the Restated 2005 Plan.
Approval of this Proposal No. 3 requires the affirmative vote of the majority of the shares of common stock entitled to vote on this proposal that are present in person or represented by proxy at the Meeting and are voted "for" or "against" the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
The Board of Directors recommends that you vote
FOR the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan.
Approval of the Restated 2005 Plan enables Intuit to achieve, among others, the following objectives:
1. The continued ability of Intuit to offer stock-based incentive compensation to Intuit’s eligible employees and non-employee directors. We are requesting approval of 19,000,000 additional shares for the Restated 2005 Plan, which will provide for both grants both for new hires and current employees.
2. Furthering compensation and governance best practices. The Restated 2005 Plan incorporates a number of features that are widely considered to be best practices in compensation or corporate governance. The Restated 2005 Plan is administered by the Compensation Committee, which is comprised solely of directors who are “independent” based on the standards set forth by NASDAQ. It includes a recoupment provision that mandates the forfeiture of gains related to performance-based awards of any participant whose fraud or misconduct is a significant contributing factor to any restatement of financial results. All options or SARs must have an exercise price that is at least 100% of the fair market value of the common shares on the date of grant. The Restated 2005 Plan prohibits Intuit from taking any of the following actions without stockholder approval: directly or indirectly reducing the exercise price of stock options or SARs or, when the exercise price of an outstanding option or SAR is above fair market value, amending the terms of such outstanding option or SAR to provide for the cancellation and re-grant or the exchange of such outstanding option or SAR for either cash or a new award with a lower (or no) exercise price. The Restated 2005 Plan also does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under an equity plan) and does not provide for any tax gross-ups or tax reimbursement in connection with any type of equity award that may be granted under its terms. In order to continue these best practices, we are requesting the term of the Plan be extended until October 29, 2023, resulting in the ability to continue granting awards under the Restated 2005 Plan until such date.
3. Providing qualifying “performance-based compensation” that is fully tax-deductible to Intuit. The Restated 2005 Plan contains all the provisions required under Section 162(m) of the Code to grant qualifying “performance-based compensation.” These provisions allow Intuit to tie the equity compensation of its most highly compensated executive officers whose compensation is regulated by this law to performance goals that align with stockholder objectives, while assuring that Intuit maintains the ability to fully deduct awards which are intended to qualify as “performance-based compensation” for purposes of deductibility under Code Section 162(m). Nevertheless, there can be no guarantee that amounts payable under the Plan will actually be treated as qualified “performance-based compensation” under Code Section 162(m) or that Intuit will not grant awards under the Plan that are not intended to qualify as “performance-based compensation” under Code Section 162(m).
Background on Stock Compensation at Intuit
We believe that employee stock ownership is a significant contributing factor in achieving superior financial performance. Historically, Intuit has granted stock options and RSUs to the majority of its newly hired employees, and its equity granting practices have been an important component of Intuit’s overall compensation program. Recognizing that stock-based compensation is a valuable and limited resource, Intuit has actively managed its use of stock-based compensation. To that end and consistent with our general pay-for-performance compensation philosophy, only our higher performing employees receive annual equity awards.
We believe that stock options align employees’ interests directly with those of other stockholders, because the employee only realizes value from an option if the stock price increases after the date of the award. We also believe that RSUs align employees’ interests directly with those of other stockholders, as they provide greater value to employees as Intuit’s stock price increases. Without stock-based compensation, Intuit would be at a disadvantage against competitors to provide the market-competitive total compensation packages that are necessary to attract, retain and motivate the employee talent critical to the future success of Intuit.

We strongly believe that our stock-based incentive programs and emphasis on employee stock ownership have been integral to our success in the past and will continue to be important to our ability to achieve superior performance in the years ahead. Therefore, we consider approval of the Restated 2005 Plan to be vital to Intuit’s continued success.
Purpose of the Plan
The Restated 2005 Plan will allow Intuit, under the direction of the Compensation Committee, to make broad-based grants of options, SARs, restricted stock awards, and RSUs to employees and non-employee directors, within the limits set forth in the Restated 2005 Plan. The purpose of these equity awards is to attract, retain and motivate talented employees and non-employee directors, further align their interests with those of our stockholders, and continue to link employee compensation with Intuit’s performance.
Key Terms of the Restated 2005 Plan
The following is a summary of the key provisions of the Restated 2005 Plan, as it would become effective if the stockholders approve this Proposal No. 3. This summary does not purport to be a complete description of all the provisions of the Restated 2005 Plan. A copy of the Restated 2005 Plan has been filed with this proxy statement as Appendix B, and the following description of the Restated 2005 Plan is qualified in its entirety by reference to that Appendix.

Plan Termination Date:	October 29, 2023

Eligible Participants:
Employees of Intuit and its subsidiaries, non-employee directors of Intuit and certain advisors and consultants of Intuit and its subsidiaries are eligible to receive awards under the Plan. As of October 31, 2013, there were approximately 8,369 individuals eligible to participate in the Plan, including approximately 8,363 employees and six non-employee directors. Intuit uses the services of a significant number of advisors and consultants at any given point in time, but Intuit has a long-standing practice of not granting awards under the Plan to its advisors and consultants, and at this time does not foresee changing that practice.

Closing Stock Price:	The closing price of Intuit’s common stock on NASDAQ on October 31, 2013 was $71.41.

Share Reserve:
Under the Restated 2005 Plan a total of 115,000,000 shares would be authorized for issuance, subject to adjustment to reflect stock splits, reorganizations, and other changes in the capital structure of Intuit as well as transactions occurring after July 31, 2013. This reflects an increase of 19,000,000 shares to the 96,000,000 previously reserved for issuance. Of the 96,000,000 shares previously reserved for issuance, 12,120,393 remained available for issuance as of July 31, 2013. Therefore, as of July 31, 2013, a total of 31,120,393 shares would be authorized under the Restated 2005 Plan for grants of equity awards made after July 31, 2013, less one share for every one share that was subject to an option or SAR granted after July 31, 2013 and 2.3 shares for every share that was subject to an award other than option or SAR granted after July 31, 2013. Shares that are subject to awards that have been forfeited, expired or settled for cash (in whole or part) will be added to the shares available for awards under the Restated 2005 Plan at the 2.3-to-one ratio described above. And, after July 31, 2013, shares tendered or withheld in satisfaction of withholding tax liabilities arising from an award other than an option or SAR may be added to the shares available for awards under the Restated 2005 Plan at the 2.3-to-one ratio described above.

Award Types:	(1) Non-qualified and incentive stock options
(2) Stock Appreciation Rights (SARs)
(3) Restricted Stock Awards
(4) Restricted Stock Units (RSUs)

Fungible Share Reserve:
Each share subject to an option or SAR will reduce the share reserve by one (1) share, and each share subject to restricted stock or a RSU will reduce the share reserve by two and three-tenths (2.3) shares. Each share that is credited back to the Restated 2005 Plan after July 31, 2013 (under the circumstances described above under “Share Reserve”) will increase the share reserve by one (1) share if the share had been subject to an option or SAR, and by two and three-tenths (2.3) shares if the share had been subject to a restricted stock or RSU award.

162(m) Share Limits:
No more than 4,000,000 shares (6,000,000 for a new hire grant) may be made subject to awards to a single participant in any fiscal year. These limits are necessary for awards to qualify as performance-based compensation under Section 162(m) of the Code, have been in effect since the Plan’s adoption in 2004 (as adjusted by the two-for-one stock split in 2006), and are greater than the number of options or other awards that Intuit has granted to any individual in the past. Since these limits have not changed since the inception of the Plan, they do not signal any intent on our part to significantly change our practices regarding the grant of equity awards to our executive officers.

162(m) Performance Criteria:
The grant or vesting of awards (other than options or SARs) that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on any one or more of the following performance criteria, or growth or other changes in the amount, rate or value of one or more performance criteria, either individually, alternatively or in any combination, applied to Intuit as a whole or to one or more business units or subsidiaries, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, either based upon GAAP or non-GAAP financial results, in each case as specified by Intuit’s Compensation Committee (or subcommittee): (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) contract value, (xxi) client renewal rate, (xxii) operating cash flow return on income, or (xxiii) adjusted operating cash flow return on income. These performance criteria may differ for awards granted to any one participant or to different participants.

Establishment of Performance Goals; Certification by Committees:
Intuit’s Compensation Committee (or subcommittee) will establish the performance goals with respect to awards (other than options or SARs) intended to qualify as “performance-based compensation” under Section 162(m) of the Code no more than ninety (90) days after the commencement of the period of service to which the performance goal relates (or, in the case of performance periods of less than one year, not later than the date upon which 25% of the performance period elapses), provided that the outcome of the performance goal is substantially uncertain at such time. The Compensation Committee (or subcommittee) is required to certify, in writing, the level of achievement of the performance goals prior to the payment, settlement or vesting of an award. Adjustments to the evaluation of the achievement of performance goals only is permitted as expressly set forth in the Restated 2005 Plan, provided, however, that the Compensation Committee (or subcommittee) may reduce the amount of any award.

Vesting:
Vesting of awards granted to employees is determined by the Compensation Committee and may be based on the completion of a specified period of service with Intuit, on the attainment of pre-established performance goals, on such other factors as the Compensation Committee determines, or on a combination of the foregoing. Although subject to change at any time at the Compensation Committee’s sole discretion, options and “time-based” RSUs granted to employees generally vest over three years. “Performance-based” RSUs generally vest over three years, contingent on the satisfaction of pre-established performance goals. RSUs issued to non-employee directors under our current grant program generally vest over a period of from one to two years, depending on the type of grant, and is generally subject to a mandatory deferral period of five years.

Other Award Terms:
Stock options and SARs will have a term no longer than seven years. Options and SARs will have an exercise price no less than 100% of the fair market value of Intuit’s common stock on the date of grant (except for certain options granted in connection with a merger or other acquisition as substitute or replacement awards).

Upon termination of employment for any reason other than death or “Disability” (as defined in the Restated 2005 Plan), stock options will cease to vest. Options granted to directors, or to employees who have been actively employed by Intuit for at least one year, and in either case who die or incur a Disability will vest in full, unless otherwise provided in the award agreement. Upon termination of employment, restricted stock awards generally will cease to vest and the participant will be entitled to retain the shares only to the extent earned as of the date of termination. The effect of termination on SARs and RSUs is specified in the applicable award agreements.

Dividends or distributions paid with respect to shares subject to restricted stock awards will be retained by Intuit and paid to the applicable participant at the same time that the shares which respect to which such dividends or distributions were paid are released from the restrictions of the award. A participant will be entitled to receive dividend equivalent rights prior to the issuance of shares subject to RSUs to the extent and under the terms and conditions provided in the applicable award agreement. However, any such dividend equivalent rights that relate to RSUs that vest based on the achievement of performance goals will be paid upon the later of (i) the date dividends are paid to the common stockholders of Intuit, or (ii) the date the RSUs with respect to which such dividend equivalent rights are payable become vested, and will be forfeited to the extent the underlying award does not vest. Except with respect to RSUs, dividend equivalent rights will not be granted alone or in connection with any award under the Restated 2005 Plan.

Repricing Prohibited:
The Restated 2005 Plan prohibits Intuit from taking any of the following actions without stockholder approval: directly or indirectly reducing the exercise price of stock options or SARs or, when the exercise price of an outstanding option or SAR is above fair market value, amending the terms of such outstanding option or SAR to provide for the cancellation and re-grant or the exchange of such outstanding Option or SAR for either cash or a new award with a lower (or no) exercise price.

Recoupment of Awards
If Intuit issues a restatement of its financial results after the distribution of shares or cash upon settlement of an award with vesting conditioned on the achievement of performance goals, then a participant will be required to return to Intuit the value of the award that would not have vested or been issued based on the restated financial results. This recoupment provision applies to a participant whose fraud or misconduct was a significant contributing factor to the restatement of financial results.

Non-Transferability:
Awards granted under the Restated 2005 Plan are not transferable except by will or the laws of descent and distribution except that the Compensation Committee or its authorized delegates may consent to permit the transfer of a an award other than an incentive stock option by gift or domestic relations order to an “authorized transferee” as defined in the Restated 2005 Plan. Transfers by an individual for consideration are prohibited.

Administration:
The Compensation Committee will administer the Restated 2005 Plan, however, certain awards (such as those subject to Section 162(m) of the Code or Rule 16b-3 under the Securities Exchange Act of 1934) may be administered by a qualifying subcommittee. The Restated 2005 Plan also allows the Compensation Committee to delegate to one or more officers of Intuit the ability to grant awards and take certain other actions with respect to participants who are not executive officers or directors, within such limits as the Compensation Committee establishes, and to approve certain changes to the forms and award agreements under the Restated 2005 Plan. The Compensation Committee will select the individuals who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Restated 2005 Plan, establish the terms, conditions and other provisions of the awards. The Compensation Committee may interpret the Restated 2005 Plan and establish, amend and rescind any rules relating to the Restated 2005 Plan, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations. The Compensation Committee may address unanticipated events and make all other determinations necessary or advisable for the administration of the Restated 2005 Plan.

Corporate Transactions:
In the event of a Corporate Transaction (as defined in the Restated 2005 Plan) involving Intuit, any outstanding awards granted under the Restated 2005 Plan may be assumed, continued, replaced, or substituted by the successor, which assumption, continuation, replacement, or substitution shall be binding on all participants. In the event such successor refuses to assume, continue, replace or substitute the awards, the awards will vest as to 100% of the underlying shares. With regard to each outstanding option, in the event an employee is terminated within one year of a Corporate Transaction, the option will vest as to the number of shares that would have vested if the employee had remained employed for 12 months following his or her date of termination, unless provided otherwise in the option agreement. Customarily, RSUs granted by Intuit provide for pro rata accelerated vesting if an employee is terminated within one year following a Corporate Transaction. A “Corporate Transaction” includes certain mergers, consolidations, or similar transactions; dissolutions or liquidations; certain sales or transfers of all or substantially all the assets of Intuit; and certain other transactions that qualify as a “corporate transaction” under Section 424(a) of the Code.

Amendment and Termination:
The Board may terminate, amend or suspend the Restated 2005 Plan, provided that no action may be taken by the Board to amend this Plan in any manner (including an amendment to reduce or permit the reduction of the exercise of an option or SAR) that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Securities Exchange Act of 1934 or any rule promulgated thereunder, or pursuant to NASDAQ rules. In addition, the Board may not amend an outstanding award in a manner that materially impairs the rights of a participant without such participant’s consent, except as expressly authorized in the Restated 2005 Plan.

New Plan Benefits
Intuit’s executive officers and directors have an interest in approval of the Restated 2005 Plan because it relates to the issuance of equity awards for which executive officers and directors may be eligible. The benefits that will be awarded or paid under the Restated 2005 Plan to executive officers cannot currently be determined. Awards granted under the Restated 2005 Plan to executive officers are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Although not required by the Restated 2005 Plan, and subject to change at any time at the Compensation Committee’s sole discretion, Intuit’s current approved program generally provides for an initial grant for non-employee directors of RSUs covering the number of shares equal to $75,000 and for an annual grant for non-employee directors and the Chairman of the Board of RSUs covering the number of shares equal to $260,000. Each non-employee director also has the ability to elect to convert all of the director’s cash retainer(s) otherwise payable to the director during a calendar year into RSUs.
Aggregate Past Grants Under the Plan
The table below shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of shares of Intuit common stock subject to option grants, stock grants and RSU grants under the Plan since the Plan’s inception through October 31, 2013.

		Number of
		Restricted
		Stock Units
	Number of	and Restricted
	Options	Shares
Name	Granted (#)	Granted (#)

Named Executive Officers:
Brad D. Smith	1,633,266	1,418,697
R. Neil Williams	377,407	419,355
Kiran M. Patel	1,278,498	516,750
Laura A. Fennell	355,429	285,826
Daniel R. Maurer	370,705	374,805
All executive officers as a group (7 persons)	4,631,788	3,535,944
All non-executive directors as a group (8 persons)	900,000	157,316
All employees, excluding executive officers	54,798,221	25,170,855

U.S. Tax Consequences
Stock option grants under the Restated 2005 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Intuit’s practice has been to grant non-qualified stock options. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. Intuit will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option provided that the applicable periods for holding the resulting shares of stock are satisfied (except that alternative minimum tax may apply), and Intuit will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Intuit may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.
For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold. Similarly, for RSUs, the award becomes taxable when the shares vest. Income tax is paid at ordinary rates on the value of the RSUs when the restrictions lapse, and then at capital gain rates when the shares are sold.
As described above, awards granted under the Restated 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Intuit with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to Intuit’s Chief

Executive Officer or any of the three other most highly compensated executive officers (excluding the Chief Financial Officer). To so qualify, options and other awards must be granted under the Restated 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the Restated 2005 Plan’s limits on the total number of shares that may be awarded to any one participant during Intuit’s fiscal year. In addition, for awards other than options or SARs to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying performance goals based on one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.” The Compensation Committee may grant awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, which awards would be subject to the $1 million deductibility limit of Code Section 162(m).
The Restated 2005 Plan has been drafted with the intention of avoiding the application of taxes under Section 409A of the Code to any participant on account of the grant, vesting, or settlement of awards.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of July 31, 2013, concerning securities authorized for issuance under all of Intuit’s equity compensation plans, excluding the additional shares we are proposing to add to the 2005 Equity Incentive Plan in Proposal No. 3.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	22,818,437	(2)	44.41	15,696,759	(5)
Equity compensation plans not approved by security holders	571,403	(3)	7.77	—
Total	23,389,840	(4)	43.77	15,696,759

_______________________________________

(1)	RSUs have been excluded for purposes of computing weighted average exercise prices.

(2)	Represents 13,960,266 shares issuable upon exercise of options and 8,858,171 shares issuable upon vesting of RSU awards, which are settled for shares of Intuit common stock on a one-for-one basis.

(3)	Represents 245,422 shares issuable upon exercise of options and 325,981 shares issuable upon vesting of RSU awards which were assumed in connection with corporate acquisitions.

(4)	Represents 14,205,688 shares issuable upon exercise of options and 9,184,152 shares issuable upon vesting of RSU awards.

(5)	Represents 12,120,393 shares available for issuance under our 2005 Equity Incentive Plan and 3,576,366 shares available for issuance under our Employee Stock Purchase Plan.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
We included a non-binding advisory vote on our executive compensation program (also referred to as a "say on pay" proposal) in our proxy statement last year. We are gratified that last year approximately 92% of the votes cast at the annual meeting supported the policies, practices and philosophy of our compensation program. This year, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are again asking stockholders to approve the following advisory resolution at the Meeting:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
As described in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee compensates our executives based on overall Intuit performance and individual performance, and our overall compensation packages are designed to help Intuit acquire, retain and motivate talented executives with proven experience. Because our Named Executive Officers lead our largest business units or functions, they have the ability to directly influence overall company performance and, as a result, have a greater portion of their pay tied to short and long-term incentive programs than most other Intuit employees.
In setting policies and practices regarding compensation, the guiding philosophy of the Compensation Committee is to establish a compensation program that is designed to:

•	compensate our executives based on both overall Company performance and individual employee performance;

•	help achieve our corporate growth strategy;

•	acquire, retain and motivate talented executives with proven experience; and

•
have a greater portion of Named Executive Officer pay tied to short- and long-term incentive programs than most other Intuit employees, because they lead our key business units or functions, and thus have the ability to directly influence overall company performance.

Intuit employs a number of practices that reflect our pay-for-performance compensation philosophy and are intended to work together to provide total compensation that is reasonable, competitive and related to both Intuit's performance and the individual performance of employees, including executive officers:

•
The majority of our senior executive officer compensation is in the form of performance-based incentives, and 70% of equity incentive value is granted in the form of performance-based RSUs, which use a variety of measures, including performance versus three-year operating goals that reflect our strategic plan and relative TSR compared to a peer group;

•	We do not provide special retirement benefits designed solely for executive officers;

•	We do not provide any excise tax “gross-up” payments in the event that a severance payment is considered an excess parachute payment under U.S. tax laws;

•	We do not provide perquisites or other executive benefits based solely on rank;

•	We have implemented “clawback” provisions for performance-based equity awards; and

•	We have implemented stock ownership guidelines for executive officers at the senior vice president level and above and non-employee directors, with the CEO guideline set at six times his base salary.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy, and the “Executive Compensation” section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.
While the advisory vote to approve executive compensation is non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The advisory resolution of Proposal No. 4 will approved if it receives the affirmative vote of the majority of the shares of common stock entitled to vote on this proposal that are present in person or represented by proxy at the Meeting and are voted "for" or "against" the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.
The Board recommends that you vote
FOR approval of the advisory resolution to approve executive compensation.

APPENDIX A
INTUIT INC.

Supplemental Information for the 2014 Proxy Summary and Compensation Discussion and Analysis
in the Proxy Statement for the 2014 Annual Meeting of Stockholders

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES
The 2014 Proxy Summary (“Proxy Summary”) beginning on page 3 and the Compensation Discussion and Analysis (“CD&A”) beginning on page 25 of the proxy statement contain two non-GAAP financial measures – non-GAAP operating income and non-GAAP earnings per share (EPS). The table on page A-3 of this proxy statement reconciles the non-GAAP financial measures in the Proxy Summary and CD&A to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).
About Non-GAAP Financial Measures
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations
We also exclude the following items from non-GAAP net income and diluted net income per share:

•	Gains and losses on debt securities and other investments

•	Income tax effects of excluded items and certain discrete tax items

•	Discontinued operations
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.
The following are descriptions of the items we exclude from our non-GAAP financial measures.
Share-based compensation expenses.  These consist of non-cash expenses for stock options, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.
Amortization of acquired technology and amortization of other acquired intangible assets.  When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the entity on our balance sheet and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names.
Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.
Professional fees for business combinations.  We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.
Gains and losses on debt securities and other investments.  We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair marketable equity securities and other investments.
Income tax effects of excluded items and certain discrete tax items.  We exclude from our non-GAAP financial measures the income tax effects of the items described above, as well as income tax effects related to business combinations. In addition, the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecasted basis in our non-GAAP financial measures. This is consistent with how we plan, forecast and evaluate our operating results.
Operating results and gains and losses on the sale of discontinued operations.  From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

	Twelve Months Ended July 31,
	2013	2012
	(In millions, unaudited)
GAAP operating income from continuing operations	$1,233	$1,168
Amortization of acquired technology	18	10
Amortization of other acquired intangible assets	35	23
Professional fees for business combinations	—	7
Share-based compensation expense	184	159
Non-GAAP operating income	$1,470	$1,367

GAAP net income	$858	$792
Amortization of acquired technology	18	10
Amortization of other acquired intangible assets	35	23
Professional fees for business combinations	—	7
Share-based compensation expense	184	159
Net gains on debt securities and other investments	1	(12)
Income tax effect of non-GAAP adjustments	(91)	(70)
Discontinued operations	(35)	(28)
Non-GAAP net income	$970	$881

GAAP diluted net income per share	$2.83	$2.60
Amortization of acquired technology	0.06	0.03
Amortization of other acquired intangible assets	0.11	0.08
Professional fees for business combinations	—	0.02
Share-based compensation expense	0.61	0.52
Net gains on debt securities and other investments	—	(0.04)
Income tax effect of non-GAAP adjustments	(0.30)	(0.23)
Discontinued operations	(0.11)	(0.09)
Non-GAAP diluted net income per share	$3.20	$2.89

Shares used in diluted per share calculations	303	305

APPENDIX B

INTUIT INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

1.PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights (“SARs”), Restricted Stock Awards, and Restricted Stock Units (“RSUs”). Capitalized terms not defined in the text are defined in Section 27.

2.SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.

(a)Number of Shares. (a) Subject to adjustment as provided in Section 2.2, a total of 115,000,000 Shares shall be authorized for Awards granted under the Plan. The Shares available for Awards under the Plan after July 31, 2013 shall be reduced by one (1) Share for every one (1) Share that was subject to an Option or Stock Appreciation Right granted after July 31, 2013 and 2.3 Shares for every one (1) Share that was subject to an award other than an Option or Stock Appreciation Right granted after July 31, 2013. Any Shares that are subject to Options or SARs shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.3 Shares for every one (1) Share granted.

(b)If after July 31, 2013, any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), then in each such case the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, in accordance with Section 2.1(c) below. In the event that withholding tax liabilities that arise after July 31, 2013 from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Committee (or one or more officers of the Company to whom the Committee has delegated authority to make this determination) may provide that the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan in accordance with Section 2.1(c) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option after July 31, 2013, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs after July 31, 2013, (iii) Shares subject to a SAR after July 31, 2013 that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options after July 31, 2013.

(c)Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one (1) Share for every one (1) Share subject to Options or SARs, and (ii) as 2.3 Shares for every one (1) Share subject to Awards other than Options or SARs.

(d)The Company may issue Shares that are authorized but unissued Shares or treasury Shares, including Shares repurchased by the Company, whether directly from a Participant pursuant to the terms of Awards granted under the Plan or on the open market.

(e)At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2    Adjustment of Shares. If the outstanding Shares are affected by a merger, consolidation, reorganization, liquidation, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, split-up, spin-off, share combination, share exchange, extraordinary dividend or distribution of cash (other than a normal cash dividend), property and/or securities, or other change in the capital structure of the Company, an adjustment shall be made in (a) the number of Shares (or other securities or property) reserved for issuance under the Plan and the limits that are set forth in Section 2.3; (b) the Exercise Prices of and number of Shares (or other securities or property) subject to outstanding Options and SARs; (c) the number of Shares (or other securities or property) subject to other outstanding Awards, and (d) any performance conditions relating to Awards granted under the Plan, as shall be determined to be appropriate and equitable by the Committee, exercising its authority under Section 4 of the Plan, for the purpose of preventing the dilution or enlargement of rights and privileges under the terms of the Plan or any outstanding Award. Notwithstanding the foregoing, fractions of a Share (or other security) will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share (or other security) or will be rounded to a whole Share (or other security), as determined by the Committee and as permitted under Section 424(a) of the Code.

2.3    Section 162(m) Award Limits and ISO Limit. The aggregate number of Shares subject to Awards granted under this Plan in any fiscal year to any one Participant shall not exceed 4,000,000 Shares, other than new employees of the Company or of any Subsidiary, who are eligible to receive up to a maximum of 6,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs under this Plan shall not exceed 115,000,000 Shares.

2.4    Assumed or Substituted Awards of Acquired Companies. In the event that the Company acquires or combines with another company and grants Awards under the Plan in assumption or substitution of outstanding equity awards of such company, the number of Shares authorized for issuance under this Plan shall be increased to the extent necessary to satisfy such assumed or substituted awards (based on the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of the equity securities of the acquired company, and in a manner consistent with Section 424(a) of the Code), and the issuance of Shares pursuant to such assumed or substituted awards shall not reduce the Shares otherwise authorized for issuance under the Plan.

3.ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary. All other Awards may be granted to employees (including officers and directors who are also employees) or other individuals who are Non-Employee Directors, consultants or advisors of the Company or any Subsidiary; provided that such consultants or advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Committee (or its designee under Section 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan.

4.ADMINISTRATION.

4.1    Committee Authority. The Plan shall be administered by the Committee; provided, however, that any power of the Committee also may be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to (i) become subject to (or lose an exemption under) Rule 16b-3 under the Exchange Act, (ii) cause an Award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code to fail to satisfy such requirements, or (iii) fail to satisfy Rule 5605(d) of the Nasdaq Marketplace Rules (or any successor to such rule or other comparable rule as to which the Company may be required to comply). The Committee will have full power to implement and carry out the Plan and the purposes of the Plan, subject to the terms of the Plan, including but not limited to the authority to:

(a)construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan or relating to the administration or operation of the Plan;

(b)prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining forms and agreements used in connection with the Plan; provided that the Committee may delegate to one or more officers of the Company, including the Chief Executive Officer, the Chief Financial Officer or the officer in charge of Human Resources, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration both domestically and abroad, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)select persons to receive Awards; provided that the Committee may delegate to one or more individuals who would be considered “officers” under Section 157(c) of the General Corporation Law of the State of Delaware the authority to grant an Award under the Plan to Participants who are not Insiders within such limit of the total number of Awards which may be granted by such officers established by resolution of the Committee;

(d)determine the terms of Awards;

(e)determine the number of Shares or other consideration subject to Awards;

(f)determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g)grant waivers of Plan or Award conditions, including, without limitation, (i) the satisfaction of performance goals under Awards intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code in the event of death, Disability, or a Corporate Transaction, or (ii) the waiver of the termination provisions applicable to Options under Section 5.6(b));

(h)determine the vesting, exercisability, transferability, and payment of Awards, including the authority to accelerate the vesting of Awards;

(i)correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)determine whether an Award has been earned;

(k)establish subplans for the grant of Awards to Participants who are foreign nationals or are employed outside the U.S., which subplans may provide for different terms and conditions applicable to Awards if necessary or desirable to recognize differences in local law or tax policy;

(l)amend the Plan;

(m)address unanticipated events (including any temporary closure of the stock exchange on which the Company is listed, disruption of communications or natural catastrophe); and

(n)make all other determinations necessary or advisable for the administration of the Plan.

4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award pursuant to Section 4.1 above shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more individuals who would be considered “officers” under Section 157(c) of the General Corporation Law of the State of Delaware the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties or additional taxes under Section 409A of the Code.

5.OPTIONS. The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option; (c) the Exercise Price of the Option; (d) the period during which the Option may be exercised; and (e) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan.

5.1    Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination and completes all necessary action on its part to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, the Plan, the Prospectus and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3    Vesting and Expiration Date. An Option will become vested and exercisable as determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. An Option may be granted to allow for its exercisability prior to vesting. Vesting of an Option may be based upon completion of a specified period of service with the Company, the attainment of pre-established performance goals, such other factors as the Committee determines, or a combination of the foregoing. The Stock Option Agreement governing such Option shall set forth the last date that the Option may be exercised (the “Expiration Date”), and may provide for automatic exercise of the Option on such Expiration Date if the Exercise Price per Share is less than the Fair Market Value per Share on such Expiration Date and the Participant has not previously exercised the Option, or may provide that in the event that trading in the Company’s stock is prohibited by law, the term of the Option automatically shall be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under Section 409A of the Code. Notwithstanding the foregoing, no Option will be exercisable after seven years from the date the Option is granted; provided that no ISO granted to a Ten Percent Stockholder will be exercisable after five years from the date the Option is granted.

5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that (i) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant, and (ii) in the event that the Company acquires or combines with another company and grants Awards under the Plan in assumption or substitution of outstanding equity awards of such company, the Exercise Price of such Options may be less than 100% of the Fair Market Value of the Shares on the date of grant if such Exercise Price is based on a formula that meets the requirements of Section 424(a) of the Code set forth in the terms of the awards being assumed or substituted or in the terms of the agreement governing the acquisition transaction. Except as otherwise provided in Section 2.2, the Exercise Price of an outstanding Option may not, directly or indirectly, be reduced without stockholder approval, and at any time when the Exercise Price of an outstanding Option is above the Fair Market Value per Share, the terms of such outstanding Option may not, directly or indirectly, be amended without stockholder approval, to provide for the cancellation and re-grant or the exchange of such outstanding Option for either cash or a new Award with a lower (or no) exercise price.

5.5    Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company, as communicated and made available to Participants through the stock pages on the Intuit intranet web site, and/or through the Company’s electronic mail system. Payment for the Shares purchased must be made in accordance with Section 10 of the Plan and the Stock Option Agreement.

5.6    Termination of Employment.

(a)Vesting. Except as otherwise provided in this Section 5.6(a), an Option will cease to vest on the Participant’s Termination Date. Notwithstanding the foregoing, any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or who is a director, will vest as to 100% of the Shares subject to such Option if the Participant is Terminated due to Disability or death, unless otherwise provided in such Participant’s Stock Option Agreement.

(b)Post-Termination Exercise Period. Following a Participant’s Termination, any unvested portion of the Participant’s Option shall terminate, and any vested portion of the Participant’s Option may be exercised during the periods set forth below, after which it automatically shall terminate:
(i)no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii)no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months after the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

5.7    Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or any compensatory stock plan of the Company or any parent or Subsidiary under which ISOs may be granted) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.9    Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of the Participant, materially impair any of the Participant’s rights under any Option previously granted; and provided, further that except as otherwise provided in Section 2.2, without stockholder approval, the Committee may not reduce the Exercise Price of any outstanding Option, and at any time when the Exercise Price of an outstanding Option is above the Fair Market Value per Share, the terms of such outstanding Option may not, directly or indirectly, be amended without stockholder approval, to provide for the cancellation and re-grant or the exchange of such outstanding Option for either cash or a new Award with a lower (or no) exercise price. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code.

5.11    No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.STOCK APPRECIATION RIGHTS.

6.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person having a value equal to the value determined by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company or any Subsidiary or for any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware. All SARs shall be made pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

6.2    Terms of SARs. The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of Fair Market Value, except under the same circumstances that apply with respect to Options under Section 5.4(ii). Except as otherwise provided in Section 2.2, the Exercise Price of an outstanding SAR may not be reduced without stockholder approval, and at any time when the Exercise Price of an outstanding SAR is above the Fair Market Value per Share, the terms of such outstanding SAR may not, directly or indirectly, be amended without stockholder approval, to provide for the cancellation and re-grant or the exchange of such outstanding SAR for either cash or a new Award with a lower (or no) exercise price.

6.3    Vesting and Expiration Date. A SAR will be vested and exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. A SAR may be granted to allow for its exercisability prior to vesting. Vesting of a SAR may be based upon completion of a specified period of service with the Company, the attainment of pre-established performance goals, such other factors as the Committee determines, or a combination of the foregoing. The Award Agreement shall set forth the Expiration Date for the SAR; provided that no SAR will be exercisable after seven years from the date the SAR is granted. And, provided further, that the Award Agreement may provide for automatic settlement of the SAR on such Expiration Date if the Exercise Price per Share is less than the Fair Market Value per Share on such Expiration Date and the SAR has not previously been settled, or may provide that in the event that trading in the Company’s stock is prohibited by law, the term of the SAR automatically shall be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under Section 409A of the Code.

6.4    Form and Timing of Settlement. Payment with respect to a SAR shall be made in Shares, or such other consideration as is approved by the Committee.

7.RESTRICTED STOCK AWARDS.

7.1    Awards of Restricted Stock. A Restricted Stock Award is an award to an eligible person of the issuance of Shares for services to be rendered or for past services already rendered to the Company or any Subsidiary or for any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware. All Restricted Stock Awards shall be made pursuant to a Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Restricted Stock Award. The number of Shares awarded shall be subject to the applicable limit or limits of Section 2.

7.2    Terms of Restricted Stock Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Restricted Stock Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of service with the Company, upon satisfaction of performance goals as set out in advance in the Participant’s Award Agreement, upon such other factors as the Committee determines, or a combination of the foregoing. If the Restricted Stock Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any performance period for the Award; (b) select the performance goals, which may include one or more Qualifying Performance Criteria; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the time that restrictions are lifted with respect to one or more Shares subject to a Restricted Stock Award as a result of satisfaction of the service or performance goals, the Committee may require that the Shares be held by the Company under the terms of an escrow or similar arrangements according to terms determined by the Company and as described further in Section 15 below. The Committee may adjust the performance goals applicable to a Restricted Stock Award during a Performance Period in the manner described in Section 9.3(b) below.

7.3    Dividends. A Participant who has received the grant of a Restricted Stock Award shall not be entitled to receive dividends and other distributions paid with respect to Shares subject to such Award during the period during which such Shares are restricted. However, any such dividends or distributions shall be retained by the Company and shall be paid to the Participant at the same time that the Shares which respect to which such dividends or distributions were paid are released from the restrictions of the Award described in Section 7.2 above.

7.4    Termination of Employment. If a Participant is Terminated prior to full vesting of a Restricted Stock Award for any reason, then such Participant will be entitled to retain the Shares subject to the Restricted Stock Award only to the extent the restrictions on such Shares have lapsed as of the date of Termination in accordance with the Award Agreement, unless the Committee will determine otherwise, and only then if the lapse of such restrictions would not cause a Restricted Stock Award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code to fail to satisfy such requirements.

7.5    83(b) Election. To the extent a Participant makes an election under Section 83(b) of the Code with respect to a Restricted Stock Award, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

8.RESTRICTED STOCK UNITS

8.1    Awards of Restricted Stock Units. Restricted Stock Units (“RSUs”) are Awards denominated in units of Shares under which the issuance of Shares (or the settlement in an equivalent value in cash) is subject to such conditions (including continued employment or other service, the attainment of pre-established performance goals, which may include one or more Qualifying Performance Criteria, other factors as the Committee determines, or a combination of the foregoing. ) as the Committee shall determine. RSUs may be granted for services to be rendered or for past services already rendered to the Company or any Subsidiary or for any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware. All RSUs shall be awarded pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

8.2    Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times at which the RSU vests; (c) the consideration to be distributed on settlement; and (d) the effect on each RSU of the Participant’s Termination.

8.3    Timing of Settlement. Settlement of a RSU shall be made no later than March 15 of the year following the year of vesting; provided that to the extent permissible under law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral election satisfy the requirements of Section 409A of the Code.

8.4    Dividend Equivalent Rights. A Participant shall be entitled to receive dividend equivalent rights prior to the issuance of Shares subject to the RSU to the extent and under the terms and conditions provided in the applicable Award Agreement; provided that, any such dividend equivalent rights that relate to RSUs that vest based on the achievement of performance goals shall be paid upon the later of (a) the date dividends are paid to the common stockholders of the Company, or (b) the date the RSUs with respect to which such dividend equivalent rights are payable become vested (it being understood that no dividend equivalent rights will be paid with respect to Shares underlying any RSUs that do not vest, but that dividend equivalent rights equal to the dividends declared on the Company’s Common Stock from and after the date of grant of the unvested RSUs shall be paid as and when such RSUs vest). Except as explicitly provided for in this Section 8.4, dividend equivalent rights shall not be granted alone or in connection with any Award under the Plan.

8.5    Voting Rights. A Participant shall not be entitled to voting or any other rights as a stockholder with respect to a RSU, unless and until such RSU is settled in Shares.

9.QUALIFYING PERFORMANCE-BASED COMPENSATION.

9.1    General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of the performance of the Company and its Subsidiaries or any portion thereof and/or personal performance factors. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award may be reduced, but, in the case of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

9.2    Establishment of Performance Goals. In the case of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the performance goals with respect to such Award not later than ninety (90) days after the commencement of the period of service to which the performance goal relates (or, in the case of performance periods of less than one year, not later than the date upon which 25% of the performance period elapses), provided that the outcome of the performance goal is substantially uncertain at such time.

9.3    Qualifying Performance Criteria.

(a)For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or growth or other changes in the amount, rate or value of one or more performance criteria, either individually, alternatively or in any combination, applied to the Company as a whole or to one or more business units or Subsidiaries, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, either based upon Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) contract value, (xxi) client renewal rate, (xxii) operating cash flow return on income, or (xxiii) adjusted operating cash flow return on income. Qualifying Performance Criteria may differ for Awards granted to any one Participant or to different Participants.

(b)To the extent consistent with Section 162(m) of the Code, the Committee shall (A) appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of restructurings, acquisitions, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principles or the impact of the cumulative effect of accounting changes, all as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) appropriately adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company. The purpose of any adjustment on account of the occurrence of any of the foregoing is to keep the probability of achieving the performance goals the same as if the occurrence of the event or circumstances triggering such adjustment had not occurred.

9.4    Certification by Committee. The Committee shall certify, in writing, the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

10.PAYMENT FOR SHARE PURCHASES.

10.1    Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a)in cash (by check);

(b)in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participant’s heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c)by surrender of shares of the Company’s Common Stock (including by withholding Shares otherwise issuable pursuant to the applicable Award);

(d)in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participant’s heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e)by tender of property;

(f)with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law, or

(ii)subject to the Company’s Insider Trading Policy, through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law; or

(g)any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware.

10.2    Issuance of Shares. Upon payment of the applicable Exercise Price or purchase price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a

“same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as provided by the Committee in the Award Agreement or permitted under applicable law.

11.WITHHOLDING TAXES.

11.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or foreign withholding tax requirements prior to the delivery of any Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements. In other circumstances triggering a withholding tax liability for the Company or any Subsidiary, the Participant shall be required to make adequate arrangements to satisfy such tax withholding obligation, whether out of the value of the Award or otherwise. The Company may provide for further details regarding a Participant’s satisfaction of any such withholding tax liability in the Award Agreements, which need not be the same for all Participants or for all Awards of a particular type..

11.2    Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, issuance, modification, exercise, lapse of restrictions or vesting of any Award or other circumstances relating to any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing (including an electronic writing) in a form acceptable to the Committee.

12.PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if the Shares are subject to any vesting requirements or similar restrictions, any new, additional or different securities or property that the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company, as described in further detail in Section 2.2, as well as any dividends or distributions or other payment made with respect to such Shares, will be subject to the same restrictions as the Shares themselves.

13.TRANSFERABILITY. No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee, a Participant may transfer an Award other than an ISO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited.

14.CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation, restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or other public securities market on which the Shares may be listed.

15.ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

16.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or other public securities market on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17.NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

18.REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS. Except as otherwise provided in Section 2.2, the Exercise Price of an outstanding Option or SAR may not be reduced without stockholder approval, and at any time when the Exercise Price of an outstanding Option or SAR is above the Fair Market Value per Share, the terms of such outstanding Option or SAR may not, directly or indirectly, be amended without stockholder approval, to provide for the cancellation and re-grant or the exchange of such outstanding Option or SAR for either cash or a new Award with a lower (or no) exercise price.

19.CORPORATE TRANSACTIONS.

19.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or continued or replaced by the successor, which assumption or replacement shall be binding on all Participants. In the alternative, the successor may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor may also issue, in place of outstanding Shares held by the Participant, substantially similar shares, other securities or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor, if any, refuses to assume, continue, replace or substitute the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation. If a successor decides to assume, continue, replace or substitute all then outstanding Awards, such successor shall not be required to treat all then outstanding Awards in the same fashion.

19.2    Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 19.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, acquisition, dissolution, liquidation or sale of assets.

19.3    Assumption of Awards by the Company. The Company, from time to time, also may use the Plan to substitute, replace or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged in all material respects (except that in the case of an option or stock appreciation right, the exercise price and the number and nature of Shares issuable upon exercise of such option or stock appreciation right will be adjusted appropriately in a manner not inconsistent with Section 424(a) of the Code), unless determined otherwise by the Committee. In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

20.TERM OF PLAN. The Plan will terminate on October 29, 2023, unless extended beyond such date by stockholder approval.

21.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation, amendment of any Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner, including reducing the exercise price of an Option or SAR, that requires such stockholder approval pursuant to (a) the Code or the regulations promulgated thereunder, (b) the Exchange Act or any rule promulgated thereunder or (c) the listing requirements of the national securities market on which the Shares are listed. In addition, no amendment that would materially impair the rights of a Participant under an outstanding Award may be made without the consent of the Participant, except as expressly authorized under the Plan. Unless otherwise provided, an Award shall be governed by the version of the Plan in effect at the time such Award was granted.

22.NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. None of the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, or any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded and no Participant shall have any claim on any particular assets or securities of the Company or any Subsidiary. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

23.NO LIABILITY OF COMPANY. Neither the Company nor any parent or Subsidiary that is in existence or hereafter comes into existence shall be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise, settlement or change to the terms of any Award granted hereunder.

24.GOVERNING LAW. This Plan and any Award Agreement or other agreements or documents hereunder shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to the Plan or any Award Agreement will be brought in the state or federal courts of competent jurisdiction in Santa Clara County in the State of California.

25.RECOUPMENT OF AWARDS. In the event that the Company issues a restatement of its financial results after the distribution of Shares or cash upon settlement of an Award with vesting conditioned on the achievement of performance goals, which restatement decreases the level of achievement of the goals from the level(s) previously determined by the Committee, then the Participant will be required to deliver to the Company, within 30 days after receipt of written notification by the Company, an amount in cash or equivalent value in Shares (or a combination of the two) equal to the net proceeds realized by the Participant on the settlement of the Award and, if applicable, subsequent sale of any Shares that would not have vested or been issued based on the restated financial results. This Section 25 only will apply to a Participant if it is determined by the Committee in good faith that fraud or misconduct engaged in by the Participant (directly or indirectly) was a significant contributing factor to such restatement of financial results.

26.ADOPTION. This Amendment and Restatement of the Plan as set forth herein was approved by the Compensation and Organizational Development Committee on October 29, 2013.

27.DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

(a)“Authorized Transferee” means the permissible recipient, as authorized by the Plan and the Committee, of an Award that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition, a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interests.

(b)“Award” means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock Award, or Restricted Stock Unit.

(c)“Award Agreement” means, with respect to each Award, the written agreement delivered by the Company to the Participant (which agreement may be in electronic form) setting forth the terms and conditions of the Award (including but not limited to a Stock Option Agreement).

(d)“Board” means the Board of Directors of the Company.

(e)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f)“Committee” means the Compensation and Organizational Development Committee of the Board, or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board; provided, however, that (i) for purposes of establishing performance goals and certifying the achievement of such performance goals with respect to any Award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, “Committee” may mean a subcommittee of the Compensation and Organizational Development Committee of the Board comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code; (ii) for purposes of granting any Award intended to be exempt from the application of Section 16(b) of the Exchange Act through complying with the requirements of Rule 16b-3 of the Exchange Act, “Committee” may mean a subcommittee of the Compensation and Organizational Development Committee of the Board comprised solely of two or more “non-employee directors” within the meaning of Section 16 and Rule 16b-3 of the Exchange Act; and (iii) for any purposes required under the NASDAQ Marketplace Rules, “Committee” may mean a subcommittee of the Compensation and Organizational Development Committee of the Board that satisfies Rule 5605(d) under the NASDAQ Marketplace Rules.

(g)“Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)“Corporate Transaction” means (a) a merger, consolidation, reorganization or similar transaction either (i) as a result of which the stockholders of the Company immediately prior to such transaction own directly or indirectly following such transaction less than 50% of the combined voting power of the outstanding voting securities of the controlling entity resulting from such transaction or (ii) after which such ownership as among those persons who were stockholders of the Company immediately prior to such transaction is not in substantially the same proportions both immediately before and immediately after such transaction; (b) a dissolution or liquidation of the Company; (c) the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company; or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code whereafter control of the Company is held by a person or group of related persons who did not control the Company immediately prior to the occurrence of such transaction.

(i)“Disability” means (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Intuit; provided, however, that for purposes of determining the post-termination exercise period of ISOs, “Disability” shall have the meaning set forth under Section 22(e)(3) of the Code.

(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(k)“Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(l)“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(i)if such Common Stock is then quoted on the NASDAQ Global Market, its closing price on the NASDAQ Global Market on such date or if such date is not a trading date, the closing price on the NASDAQ Global Market on the last trading date that precedes such date;

(ii)if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(iii)if such Common Stock is publicly traded but is not quoted on the NASDAQ Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(iv)if none of the foregoing is applicable, by the Board of Directors in good faith.

(m)“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(n)“ISO” means an Incentive Stock Option within the meaning of Section 422 of the Code.

(o)“NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(p)“NQSO” means a nonqualified stock option that does not qualify as an ISO.

(q)“Option” means an Award pursuant to Section 5 of the Plan.

(r)“Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Subsidiary.

(s)“Participant” means a person who receives an Award under the Plan.

(t)“Plan” means this Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended from time to time.

(u)“Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(v)“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

(w)“Restricted Stock Unit” means an Award granted pursuant to Section 8 of the Plan.

(x)“SEC” means the Securities and Exchange Commission.

(y)“Shares” means shares of the Company’s Common Stock $0.01 par value per share, and any successor security.

(z)“Stock Appreciation Right” means an Award granted pursuant to Section 6 of the Plan.

(aa)“Stock Option Agreement” means the agreement which evidences an Option.

(ab)“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of granting of the Award, each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of voting securities in one of the other entities in such chain.

(ac)    “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

(ad)    “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64088-P43640 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTUIT INC.

The Board of Directors recommends you vote FOR all the nominees listed and FOR proposals 2, 3 and 4:

	For	Against	Abstain
1. Election of Directors			
Nominees:			
1a. Christopher W. Brody	☐	☐	☐
1b. William V. Campbell	☐	☐	☐
1c. Scott D. Cook	☐	☐	☐
1d. Diane B. Greene	☐	☐	☐
1e. Edward A. Kangas	☐	☐	☐
1f. Suzanne Nora Johnson	☐	☐	☐
1g. Dennis D. Powell	☐	☐	☐
1h. Brad D. Smith	☐	☐	☐
1i. Jeff Weiner	☐	☐	☐
2. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please date, sign and mail your
proxy card back as soon as possible!
Annual Meeting of Stockholders
INTUIT INC.
January 23, 2014
- Please detach and Mail in Envelope Provided -

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M64089-P43640

INTUIT INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JANUARY 23, 2014

The undersigned hereby appoints Brad D. Smith, R. Neil Williams and Laura A. Fennell, or any of them as proxies, each with the power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Intuit Inc. to be held at 8:00 a.m. Pacific Standard Time on January 23, 2014, at Intuit's offices at 2750 Coast Avenue - Building 6, Mountain View, California 94043, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally at the meeting on the matters listed on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTUIT. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

Continued, and to be marked, dated and signed, on the other side.